FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172143-04

May 14, 2012
FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$932,820,147

(Approximate Total Mortgage Pool Balance)

$824,379,000

(Approximate Offered Certificates)

COMM 2012-CCRE1

Deutsche Mortgage & Asset Receiving Corporation Depositor

Cantor Commercial Real Estate Lending, L.P. German American Capital Corporation Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers CastleOak Securities, L.P. Co-Manager

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust
Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus dated May 14, 2012, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Key Features:		Pooled Collateral Facts(1):
Joint Bookrunner & Co-Lead	Deutsche Bank Securities Inc.	Initial Outstanding Pool Balance:	$932,820,147
Managers:	Cantor Fitzgerald & Co.	Number of Mortgage Loans:	54
Co-Manager:	CastleOak Securities, L.P.	Number of Mortgaged Properties:	76
Mortgage Loan Sellers:	Cantor Commercial Real Estate Lending, L.P.	Average Mortgage Loan Cut-off Date Balance:	$17,274,447
	(“CCRE”) (64.1%) and German American Capital	Average Mortgaged Property Cut-off Date Balance:	$12,273,949
	Corporation* (“GACC”) (35.9%)	Weighted Avg Mortgage Loan U/W NCF DSCR:	1.60x
	*An indirect wholly owned subsidiary of Deutsche Bank AG.	Range of Mortgage Loan U/W NCF DSCR:	1.14x - 2.52x
Master Servicer:	Wells Fargo Bank, National Association	Weighted Avg Mortgage Loan Cut-off Date LTV:	63.7%
Operating Advisor:	Pentalpha Surveillance LLC	Range of Mortgage Loan Cut-off Date LTV:	42.1% - 79.3%
Special Servicer:	Midland Loan Services	Weighted Avg Mortgage Loan Maturity Date or ARD LTV:	54.5%
Trustee:	U.S. Bank National Association	Range of Mortgage Loan Maturity Date or ARD LTV:	28.5% - 69.7%
Certificate Administrator:	Wells Fargo Bank, National Association	Weighted Avg U/W NOI Debt Yield:	11.5%
Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and	Range of U/W NOI Debt Yield:	8.7% - 19.9%
	Moody’s Investors Service, Inc.	Weighted Avg Mortgage Loan
Determination Date:	The 11th day of each month, or if such 11th day is not	Original Term to Maturity (months)(2):	112
	a business day, the following business day,	Weighted Avg Mortgage Loan
	commencing in June 2012.	Remaining Term to Maturity (months)(2):	111
Distribution Date:	4th business day following the Determination Date in	Weighted Avg Mortgage Loan Seasoning (months):	2
	each month, commencing June 2012	% Mortgage Loans with Amortization for Full Term:	75.8%
Cut-off Date:	Due Dates in May 2012 (or related origination date,	% Mortgage Loans with Partial Interest Only:	19.9%
	if later). Unless otherwise noted, all Mortgage Loan	% Mortgage Loans with Full Interest Only(3):	4.3%
	statistics are based on balances as of the Cut-off	% Mortgage Loans with Upfront or Ongoing Tax Reserves:	88.1%
	Date.	% Mortgage Loans with Upfront or
Settlement Date:	On or about May 30, 2012	Ongoing Replacement Reserves(4):	82.5%
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds,	% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	55.1%
	with accrued interest.	% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	74.0%
ERISA Eligible:	All of the Offered Classes are expected to be ERISA	% Mortgage Loans with Upfront Engineering Reserves:	51.8%
	eligible.	% Mortgage Loans with Upfront or Ongoing Other Reserves:	43.3%
SMMEA Eligible:	None of the Offered Classes will be SMMEA eligible.
Day Count:	30/360	(1)
With respect to the Crossgates Mall loan and the RiverTown Crossings Mall loan, LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/Room/Bed/NRA calculations include all related pari passu companion loans.

Tax Treatment:	REMIC
Rated Final Distribution Date:	May 2045
Minimum Denominations:	$10,000 (or $1,000,000 with respect to Class X-A)	(2)	For ARD loans, the original term to maturity and remaining term to maturity are through the anticipated repayment date.
	and in each case in multiples of $1 thereafter.
Clean-up Call:	1%	(3)	Interest only through the maturity date or, in the case of an ARD loan, through the anticipated repayment date.

		(4)	Includes FF&E Reserves.
		(5)	Represents the percent of the allocated Initial Outstanding Pool Balance of retail, office, mixed use and industrial properties only.

Distribution of Collateral by Property Type

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/Moody’s)	Initial Certificate Balance or Notional Amount(2)(7)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class A-1	AAA(sf) / AAA(sf) / Aaa(sf)	$54,970,000	30.000%(6)	2.44	1– 56	44.6%	16.4%
Class A-2	AAA(sf) / AAA(sf) / Aaa(sf)	$116,746,000	30.000%(6)	4.83	56 – 60	44.6%	16.4%
Class A-3	AAA(sf) / AAA(sf) / Aaa(sf)	$409,198,000	30.000%(6)	9.73	109 – 120	44.6%	16.4%
Class A-SB	AAA(sf) / AAA(sf) / Aaa(sf)	$72,060,000	30.000%(6)	7.37	60 – 116	44.6%	16.4%
Class X-A(7)	AAA(sf) / AAA(sf) / Aaa(sf)	$748,588,000	N/A	N/A	N/A	N/A	N/A
Class A-M	AAA(sf) / AAA(sf) / Aaa(sf)	$95,614,000	19.750%	9.96	120 – 120	51.1%	14.3%
Class B	AA(sf) / AA(sf) / Aa2(sf)	$43,143,000	15.125%	9.96	120 – 120	54.1%	13.5%
Class C	A(sf) / A(sf) / A2(sf)	$32,648,000	11.625%	9.96	120 – 120	56.3%	13.0%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Fitch/KBRA/Moody’s)	Initial Certificate Balance or Notional Amount(2)(7)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)

Class X-B(7)	NR / NR / Ba3(sf)	$184,232,147	N/A	N/A	N/A	N/A	N/A
Class D	BBB-(sf) / BBB-(sf) / Baa3(sf)	$50,139,000	6.250%	9.96	120 – 120	59.7%	12.3%
Class E	BBB-(sf) / BBB-(sf) / Ba2(sf)	$2,332,000	6.000%	9.96	120 – 120	59.9%	12.2%
Class F	BB(sf) / BB(sf) / Ba2(sf)	$13,993,000	4.500%	9.96	120 – 120	60.8%	12.0%
Class G	B(sf) / B(sf) / B2(sf)	$15,158,000	2.875%	9.96	120 – 120	61.9%	11.8%
Class H	NR / NR / NR	$26,819,147	0.000%	9.96	120 – 120	63.7%	11.5%

(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.
(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(4)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates are calculated in the aggregate for those classes as if they were a single class.

(5)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Represents the approximate initial subordination level for the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates in the aggregate.
(7)
The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not have a Certificate Balance.  None of the Class X-A or Class X-B Certificates are entitled to distributions of principal.  The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total class principal balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total class principal balances of each of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.  The pass-through rate applicable to the Class X-A Certificates and the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus and (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

SUMMARY OF THE CERTIFICATES

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield
A-1/A-2	CCRE	1230 Teller Avenue	Multifamily	$6,968,623	56	1.33x	63.9%	9.1%
A-1/A-2	CCRE	2390 Creston Avenue	Multifamily	$1,592,846	56	1.34x	72.4%	9.3%
A-2	CCRE	Citizen News Building	Office	$9,958,307	57	1.14x	66.4%	9.4%
A-2	CCRE	1460 Macombs Road	Multifamily	$9,800,000	57	1.32x	71.3%	9.0%
A-2	CCRE	Breckenridge Apartments	Multifamily	$4,983,428	57	2.52x	43.3%	18.5%
A-2	CCRE	116 Henwood Place	Multifamily	$1,815,000	57	1.26x	64.8%	8.7%
A-2	CCRE	2765 Kingsbridge Terrace	Multifamily	$6,525,000	58	1.31x	74.1%	8.9%
A-2	GACC	Tek Park Business Center	Office	$44,956,137	59	1.67x	67.4%	13.3%
A-2	CCRE	2264 Creston Avenue	Multifamily	$5,000,000	59	1.38x	72.5%	9.3%
A-2	CCRE	251-259 West 36th Street	Office	$26,000,000	60	1.40x	63.6%	9.4%
A-2	CCRE	East West Crossroads	Retail	$2,160,000	60	2.18x	67.5%	16.8%
(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses for the indicated Certificates. See “Yield and Maturity Considerations – Yield Considerations” in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

TRANSACTION HIGHLIGHTS

▪	$932,820,147 (Approximate) New-Issue Multi-Borrower CMBS:

–
Overview: The mortgage pool consists of 54 fixed-rate commercial and multifamily loans that have an aggregate Cut-off Date balance of $932,820,147 (the “Initial Outstanding Pool Balance”), have an average Cut-off Date Balance of $17,274,447 per Mortgage Loan and are secured by 76 Mortgaged Properties located throughout 25 states.

–	LTV: 63.7% weighted average Cut-off Date LTV and 54.5% weighted average Maturity Date or ARD LTV.

–	DSCR: 1.70x weighted average Debt Service Coverage Ratio, based on Underwritten NOI. 1.60x weighted average Debt Service Coverage Ratio, based on Underwritten NCF.

–	Debt Yield: 11.5% weighted average debt yield, based on Underwritten NOI. 10.8% weighted average debt yield, based on Underwritten NCF.

–	Credit Support: 30.000% credit support for the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates in the aggregate, which are rated AAA(sf) / AAA(sf) / Aaa(sf) by Fitch/KBRA/Moody’s.

▪	Loan Structural Features:

–	Amortization: 95.7% of the Mortgage Loans by Cut-Off Date Balance have scheduled amortization:

▪	75.8% of the Mortgage Loans by Cut-Off Date Balance have amortization for the entire term with a balloon payment due at Maturity or ARD.

▪	19.9% of the Mortgage Loans by Cut-Off Date Balance have scheduled amortization following a partial interest-only period with a balloon payment due at Maturity or ARD.

–	Hard Lockboxes: 57.0% of the Mortgage Loans by Cut-Off Date Balance have Hard Lockboxes in place.

▪
Cash Traps: 87.6% of the Mortgage Loans by Cut-Off Date Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than 1.10x coverage, that fund an excess cash flow reserve.

–	Reserves: The Mortgage Loans require amounts to be escrowed for reserves upfront or on an ongoing basis as follows:

▪	Real Estate Taxes: 49 Mortgage Loans representing 88.1% of the Cut-Off Date Balance.

▪	Insurance Reserves: 42 Mortgage Loans representing 55.1% of the Cut-Off Date Balance.

▪	Replacement Reserves (Including FF&E Reserves): 49 Mortgage Loans representing 82.5% by Cut-Off Date Balance.

▪	Tenant Improvement / Leasing Commissions: 27 Mortgage Loans representing 74.0% by allocated Cut-Off Date Balance of office, retail, mixed use and industrial properties only.

–	Defeasance: 78.6% of the Mortgage Loans by Cut-Off Date Balance permit defeasance after a lockout period and prior to an open period.

–
Yield Maintenance: 21.4% of the Mortgage Loans by Cut-Off Date Balance permit prepayment only with a Yield Maintenance Charge, following the respective lockout period (which may be zero) and prior to an open period.

▪	Multiple-Asset Types > 5.0% of the Total Pool:

–	Retail: 44.4% of the Mortgaged Properties by allocated Cut-Off Date Balance are retail properties (40.0% are anchored retail properties, including single tenant and shadow anchored properties)

–	Office: 22.9% of the Mortgaged Properties by allocated Cut-Off Date Balance are office properties.

–	Mixed Use: 9.3% of the Mortgaged Properties by allocated Cut-Off Date Balance are mixed use properties.

–	Multifamily: 8.4% of the Mortgaged Properties by allocated Cut-Off Date Balance are multifamily properties.

–	Hospitality: 7.6% of the Mortgaged Properties by allocated Cut-Off Date Balance are hospitality properties.

–	Self Storage: 5.8% of the Mortgaged Properties by allocated Cut-Off Date Balance are self storage properties.

▪
Geographic Diversity: The 76 Mortgaged Properties are located throughout 25 states, with only two states having greater than 10.0% by allocated Cut-Off Date Balance: New York (21.4%) and California (19.0%).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, and then, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M through Class H Certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, and then (to the extent of any recoveries on realized losses) to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-M Certificates; and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB,  Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

The pass-through rate applicable to the Class X-A Certificates and the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-M Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus and (B) with respect to the Class X-B Certificates, the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

STRUCTURE OVERVIEW

weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (based on their Certificate Balances), as further described in the Free Writing Prospectus.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class H through and including Class B, then to Class A-M and then to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates on a pro rata basis. The notional amount of either of the Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) collected will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate – Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate – Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Classes then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Loan Combinations:
The Mortgaged Property identified on Annex A-1 to the Free Writing Prospectus as Crossgates Mall secures a Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $120,000,000, representing approximately 12.9% of the Initial Outstanding Pool Balance, and is secured on a pari passu basis with two companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 and are not included in the mortgage pool.  The Crossgates Mall Mortgage Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “Crossgates Mall Loan Combination.”  The Crossgates Mall pari passu companion loans may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).  The Crossgates Mall pari passu companion loans are currently held by German American Capital Corporation and Ladder Capital Finance III LLC.  The Crossgates Mall Loan Combination will initially be serviced pursuant to the pooling and servicing agreement related to this transaction and the

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

STRUCTURE OVERVIEW

related intercreditor agreement.  After the securitization of the Crossgates Mall pari passu companion loan designated as promissory note A-1A, the Crossgates Mall Loan Combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement.  For additional information regarding the Crossgates Mall Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A-1 to the Free Writing Prospectus as RiverTown Crossings Mall secures a Mortgage Loan with an outstanding principal balance as of the Cut-off Date of $55,312,057, representing approximately 5.9% of the Initial Outstanding Pool Balance, and is secured on a pari passu basis with a companion loan that has an outstanding principal balance as of the Cut-off Date of $98,771,530 and is not included in the mortgage pool.  The RiverTown Crossings Mall Mortgage Loan and related companion loan are pari passu in right of payment and are collectively referred to herein as the “RiverTown Crossings Mall Loan Combination.”  The RiverTown Crossings Mall pari passu companion loan was deposited into the trust created in connection with the issuance of CFCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2.  The RiverTown Crossings Mall Loan Combination will be serviced and administered by Bank of America, National Association, as master servicer, and LNR Partners, LLC, as special servicer, pursuant to the pooling and servicing agreement entered into in connection with the CFCRE Commercial Mortgage Trust 2011-C2 transaction.  For additional information regarding the RiverTown Crossings Mall Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The RiverTown Crossings Mall Loan Combination” in the Free Writing Prospectus.

Control Rights:
Other than with respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan.

Prior to the securitization of the Crossgates Mall pari passu companion loan designated as promissory note A-1A, the directing holder of the Crossgates Mall Loan Combination will be the holder of note A-1A.  After the securitization of the Crossgates Mall pari passu companion loan designated as promissory note A-1A, the directing holder of the Crossgates Mall Loan Combination will be the directing holder of the related securitization that owns note A-1A.  The directing holder of the CFCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2 is the directing holder of the RiverTown Crossings Mall Loan Combination.  Prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder of this transaction will have consultation rights (but not control rights) with respect to certain material actions to be taken by the master servicer and the special servicer of the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, as applicable.  The directing holder of the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination are each referred to herein as the “Loan Combination Directing Holders”.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.

Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

The holder of the control rights with respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination will be the related Loan Combination Directing Holder.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Directing Holder:
Eightfold Real Estate Capital Fund II, L.P., a Delaware limited partnership, will be the initial Directing Holder (for each Mortgage Loan other than the Crossgates Mall Mortgage Loan and the RiverTown Crossings Mall Mortgage Loan) and will also own 100% of the Class F, Class G and Class H Certificates as of the Settlement Date.  Prior to the occurrence and continuance of a Consultation Termination Event, the Directing Holder of this transaction will have consultation rights (but not control rights) with respect to certain material actions to be taken by the master servicer and the special servicer of the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, as applicable.

The directing holder with respect to each of the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination will be the related Loan Combination Directing Holder.  The Loan Combination Directing Holder with respect to the Crossgates Mall Loan Combination will initially be German American Capital Corporation.  The Loan Combination Directing Holder of the RiverTown Crossings Mall Loan Combination will initially be LNR Securities Holdings, LLC.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has a Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the Certificate Balance as of the Settlement Date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Upon the occurrence and the continuance of a Control Termination Event, the Controlling Class will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder (i.e., the majority owner or representative of the senior most Class of Control Eligible Certificates) will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

With respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, the related Loan Combination Directing Holder will retain its control rights as specified under the related intercreditor agreement, without regard to whether a Control Termination Event has occurred and is continuing under the pooling and servicing agreement for this transaction.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to no less than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will no longer have consultation rights with respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination.

With respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, the related Loan Combination Directing Holder will retain its control rights as specified under the related intercreditor agreement, without regard to whether a Consultation Termination Event has occurred and is continuing under the pooling and servicing agreement for this transaction.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the Crossgates Mall Loan Combination and the RiverTown Crossings Mall Loan Combination, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights of all Classes of Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of the aggregate voting rights of all Classes of Certificates entitled to principal (taking into account Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by a majority of the voting rights of all Classes of Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

With respect to the Crossgates Mall Loan Combination, none of the Directing Holder, the Trustee or any Certificateholders will have the right to replace the special servicer for such mortgage loan (regardless of whether the mortgage loan is serviced under the pooling and servicing agreement for this transaction or, after the securitization of the Crossgates Mall pari passu companion loan designated as promissory note A-1A, under the pooling and servicing agreement entered into in connection with the securitization of such note).  With respect to the RiverTown Crossings Mall Loan Combination, none of the Directing Holder, the Trustee or any Certificateholders will have the right to replace the special servicer (which as of the settlement date is expected to be LNR Partners, LLC) under the pooling and servicing agreement governing the CFCRE Commercial Mortgage Trust 2011-C2, Commercial Mortgage Pass-Through Certificates, Series 2011-C2.  In each case, the related Loan Combination Directing Holder will have such right.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation proceeds and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Special Servicer Compensation:
The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan.  The Special Servicer will also be required to disclose in the Certificateholders’ monthly distribution date statement any compensation or other remuneration the Special Servicer or its affiliates have received from any person.

Operating Advisor:
With respect to the Mortgage Loans and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the Voting Rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans), vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable Voting Rights that exercise their right to vote, provided that holders of at least 50% of the applicable Voting Rights have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of the Crossgates Mall Loan Combination or the RiverTown Crossings Mall Loan Combination.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Cut-off Date Balances

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$1,592,846	–	$9,999,999	30	$184,534,524	19.8%	5.455%	102	1.68x	63.3%	54.5%
$10,000,000	–	$24,999,999	12	$219,928,276	23.6%	5.434%	119	1.59x	63.7%	51.3%
$25,000,000	–	$39,999,999	6	$172,716,403	18.5%	5.451%	110	1.55x	64.3%	54.7%
$40,000,000	–	$54,999,999	3	$125,328,887	13.4%	5.609%	97	1.72x	63.2%	59.2%
$55,000,000	–	$69,999,999	2	$110,312,057	11.8%	5.065%	114	1.69x	64.2%	56.9%
$70,000,000	–	$120,000,000	1	$120,000,000	12.9%	5.398%	120	1.35x	63.8%	53.2%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Distribution of Mortgage Rates

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
4.7070%	–	5.7490%	44	$767,248,134	82.3%	5.280%	113	1.60x	63.2%	53.8%
5.7500%	–	6.2490%	8	$151,522,290	16.2%	6.003%	100	1.61x	66.7%	58.1%
6.2500%	–	6.6050%	2	$14,049,723	1.5%	6.545%	74	1.38x	62.8%	55.1%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Property Type Distribution(3)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Beds or NRA	Weighted Averages
					Cut-off Date Balance per Unit/Room/ Bed/NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Retail	21	$414,240,981	44.4%	3,920,954	210	5.294%	117	93.2%	1.63x	61.9%	52.9%
Anchored(4)	15	372,734,569	40.0%	3,550,376	210	5.296%	117	93.3%	1.60x	62.1%	53.2%
Unanchored	6	$41,506,412	4.4%	370,578	212	5.280%	119	91.5%	1.86x	59.9%	50.1%
Office	10	$213,975,854	22.9%	1,359,518	188	5.420%	97	95.8%	1.55x	66.5%	59.2%
Suburban	6	$125,336,320	13.4%	590,431	223	5.127%	120	100.0%	1.56x	67.1%	58.1%
Data Center	1	$44,956,137	4.8%	510,638	88	6.110%	59	84.1%	1.67x	67.4%	63.2%
CBD	3	$43,683,398	4.7%	258,449	191	5.549%	69	95.8%	1.39x	63.9%	58.4%
Mixed Use	3	$86,425,633	9.3%	504,424	196	5.673%	119	95.3%	1.40x	60.7%	48.8%
Office/Retail	1	$40,000,000	4.3%	151,287	264	5.725%	119	94.9%	1.39x	67.6%	59.5%
Office/Retail/Multifamily	1	$23,425,633	2.5%	142,349	165	5.723%	117	98.5%	1.54x	59.9%	50.5%
Marina/Office/Warehouse	1	$23,000,000	2.5%	210,788	109	5.531%	120	92.7%	1.28x	49.6%	28.5%
Multifamily	10	$78,434,896	8.4%	1,355	67,747	5.168%	91	94.8%	1.57x	67.9%	59.6%
Hospitality	8	$71,214,893	7.6%	1,066	76,557	5.567%	119	68.5%	1.85x	58.7%	46.2%
Self Storage	22	$54,556,159	5.8%	9,374	6,189	6.051%	119	84.7%	1.63x	69.6%	59.2%
Industrial	2	$13,971,732	1.5%	622,350	30	5.549%	118	100.0%	1.32x	74.7%	62.6%
Total/Weighted Average	76	$932,820,147	100.0%			5.416%	111	91.8%	1.60x	63.7%	54.5%

Geographic Distribution(3)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
New York	12	$199,944,766	21.4%	5.293%	102	1.39x	64.2%	55.3%
California	13	$176,958,791	19.0%	5.407%	115	1.64x	63.0%	54.6%
Southern(5)	7	$91,932,543	9.9%	5.666%	111	1.66x	60.1%	51.3%
Northern(5)	6	$85,026,248	9.1%	5.127%	120	1.62x	66.0%	58.2%
Michigan	3	$80,593,820	8.6%	5.154%	112	1.71x	62.3%	52.2%
Maryland	5	$73,704,448	7.9%	5.506%	119	1.55x	67.5%	56.3%
Ohio	2	$60,172,750	6.5%	4.971%	118	2.06x	54.0%	52.6%
Nevada	3	$59,112,563	6.3%	5.713%	119	1.40x	69.6%	58.5%
Pennsylvania	2	$57,556,137	6.2%	5.944%	72	1.64x	69.1%	63.0%
North Carolina	3	$48,891,492	5.2%	5.121%	118	1.68x	61.6%	51.0%
Other	33	$175,885,381	18.9%	5.611%	116	1.63x	63.3%	51.3%
Total/Weighted Average	76	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%
(1)	With respect to the Crossgates Mall loan and the RiverTown Crossings Mall loan, LTV, DSCR and Cut-off Date Balance per Unit/Room/Bed/NRA calculations include all related pari passu companion loans.
(2)	In the case of 2 Mortgage Loans with an Anticipated Repayment Date, Stated Remaining Term (Mos.) is through the related Anticipated Repayment Date.
(3)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.
(4)	Includes single tenant and shadow anchored properties.
(5)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Cut-off Date LTV Ratios

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
42.1%	–	49.9%	5	$52,134,569	5.6%	5.524%	113	1.74x	46.7%	32.7%
50.0%	–	54.9%	4	$73,964,166	7.9%	5.066%	118	2.00x	54.0%	50.4%
55.0%	–	59.9%	6	$111,799,422	12.0%	5.360%	118	1.72x	58.5%	48.8%
60.0%	–	64.9%	12	$269,516,090	28.9%	5.303%	110	1.50x	63.0%	53.1%
65.0%	–	69.9%	16	$306,216,322	32.8%	5.595%	108	1.60x	67.7%	59.1%
70.0%	–	79.3%	11	$119,189,577	12.8%	5.438%	108	1.38x	73.7%	63.2%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Distribution of LTV Ratios at Maturity or ARD

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
28.5%	–	44.9%	7	$65,925,985	7.1%	5.514%	114	1.73x	48.3%	34.4%
45.0%	–	49.9%	5	$104,941,080	11.2%	5.154%	118	1.75x	57.5%	48.1%
50.0%	–	54.9%	15	$351,557,285	37.7%	5.302%	118	1.64x	62.1%	52.6%
55.0%	–	59.9%	12	$185,566,777	19.9%	5.634%	108	1.49x	67.6%	58.6%
60.0%	–	64.9%	10	$188,111,175	20.2%	5.567%	101	1.54x	69.7%	62.3%
65.0%	–	69.7%	5	$36,717,846	3.9%	5.214%	81	1.36x	75.0%	67.3%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.14x	–	1.29x	4	$47,773,307	5.1%	5.643%	104	1.24x	57.2%	42.0%
1.30x	–	1.34x	6	$43,408,200	4.7%	5.289%	83	1.32x	71.9%	64.3%
1.35x	–	1.39x	6	$214,100,000	23.0%	5.508%	118	1.36x	66.6%	56.5%
1.40x	–	1.49x	6	$81,435,720	8.7%	5.339%	100	1.43x	68.5%	58.9%
1.50x	–	1.59x	2	$36,025,633	3.9%	5.592%	118	1.54x	65.3%	54.7%
1.60x	–	1.69x	12	$276,117,579	29.6%	5.502%	107	1.66x	65.0%	56.8%
1.70x	–	1.79x	4	$63,980,659	6.9%	5.190%	120	1.75x	65.5%	52.4%
1.80x	–	1.99x	7	$99,746,995	10.7%	5.281%	118	1.88x	55.2%	45.9%
2.00x	–	2.52x	7	$70,232,055	7.5%	5.125%	112	2.17x	53.9%	50.8%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Distribution of Original Terms to Maturity or ARD

Range of Original Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60	–	119	11	$119,759,340	12.8%	5.650%	59	1.52x	66.2%	61.9%
120	–	120	43	$813,060,807	87.2%	5.382%	118	1.61x	63.4%	53.4%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%

Distribution of Remaining Terms to Maturity or ARD

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
56	–	64	11	$119,759,340	12.8%	5.650%	59	1.52x	66.2%	61.9%
102	–	120	43	$813,060,807	87.2%	5.382%	118	1.61x	63.4%	53.4%
Total/Weighted Average			54	$932,820,147	100.0%	5.416%	111	1.60x	63.7%	54.5%
(1)	With respect to the Crossgates Mall loan and the RiverTown Crossings Mall loan, LTV, DSCR and Cut-off Date Balance per Unit/Room/Bed/NRA calculations include all related pari passu companion loans.
(2)	In the case of 2 Mortgage Loans with an Anticipated Repayment Date, Stated Remaining Term (Mos.) is through the related Anticipated Repayment Date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2012-CCRE1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Ten Largest Mortgage Loans

Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/Bed/NRA	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
Crossgates Mall	GACC	Albany, NY	Retail	$120,000,000	12.9%	$231	63.8%	1.35x	9.5%
RiverTown Crossings Mall	CCRE	Grandville, MI	Retail	55,312,057	5.9%	$242	60.9%	1.69x	11.6%
Creekside Plaza	GACC	San Leandro, CA	Office	55,000,000	5.9%	$242	67.6%	1.69x	11.3%
Tek Park Business Center	GACC	Breinigsville, PA	Office	44,956,137	4.8%	$88	67.4%	1.67x	13.3%
Westgate Shopping Center	CCRE	Rocky River, OH	Retail	40,372,750	4.3%	$86	54.3%	2.10x	11.1%
Bradley Arlington	CCRE	Bethesda, MD	Mixed Use	40,000,000	4.3%	$264	67.6%	1.39x	10.2%
New Hope Commons	CCRE	Durham, NC	Retail	34,919,760	3.7%	$86	56.3%	1.82x	12.4%
10912 & 10950 Washington Boulevard	CCRE	Culver City, CA	Office	29,936,320	3.2%	$188	59.9%	1.62x	11.6%
Crossroads Towne Center	CCRE	Las Vegas, NV	Retail	29,500,000	3.2%	$198	72.0%	1.35x	10.2%
U-Haul Portfolio SAC 23	GACC	Various	Self Storage	26,563,777	2.8%	$5,246	69.6%	1.60x	12.1%
Total/Weighted Average:				$476,560,800	51.1%		63.8%	1.59x	11.0%

Pari Passu Note Loan Summary

Mortgage Loans	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
Crossgates Mall	$120,000,000	$180,000,000	$300,000,000	TBD	(2)	(2)	(2)
RiverTown Crossings Mall	$55,312,057	$98,771,530	$154,083,587	CFCRE 2011-C2	Bank of America	LNR Partners, LLC	CFCRE 2011-C2

Existing Mezzanine Debt Summary

Mortgage Loans	Mortgage Loan Cut-off Date Balance	Mezzanine Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
RiverTown Crossings Mall	$55,312,057	$12,840,299	1.69x	1.48x	60.9%	66.0%	11.6%	10.7%

Previous Securitization History(3)

Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
Crossgates Mall	GACC	Albany, NY	Retail	$120,000,000	12.9%	JPMCC 2006-FL1A
RiverTown Crossings Mall	CCRE	Grandville, MI	Retail	$55,312,057	5.9%	COMM 2001-J2A
Creekside Plaza(4)	GACC	San Leandro, CA	Office	$55,000,000	5.9%	CSFB 2004-C3, CSFB 2004-C4
Bradley Arlington	CCRE	Bethesda, MD	Mixed Use	$40,000,000	4.3%	CSFB 2003-C4
10912 & 10950 Washington Boulevard(5)	CCRE	Culver City, CA	Office	$29,936,320	3.2%	WBCMT 2007-C30
U-Haul Portfolio SAC 23(6)	GACC	Various	Self Storage	$26,563,777	2.8%	LBUBS 2002-C1
Silver City Plaza	CCRE	Las Vegas, NV	Retail	$25,796,546	2.8%	GSMS 2005-GG4
River Oaks West Apartments	CCRE	Novi, MI	Multifamily	$24,600,000	2.6%	GMACC 2003-C2
U-Haul Portfolio SAC 22(7)	GACC	Various	Self Storage	$24,176,366	2.6%	LBUBS 2002-C1
NC Industrial Portfolio(8)	CCRE	Various	Industrial	$13,971,732	1.5%	BSCMS 2002-TOP6
Kelly Square	CCRE	Fairfax, VA	Office	$13,800,000	1.5%	COMM 2005-C6
Citizen News Building	CCRE	Hollywood, CA	Office	$9,958,307	1.1%	JPMCC 2001-LD11
Van Buren Plaza	CCRE	Riverside, CA	Retail	$7,285,000	0.8%	MLMT 2005-MCP1
1230 Teller Avenue	CCRE	Bronx, NY	Multifamily	$6,968,623	0.7%	BSCMS 2007-PWR15
2765 Kingsbridge Terrace	CCRE	Bronx, NY	Multifamily	$6,525,000	0.7%	BSCMS 2007-PWR16
Wesleyan Station	CCRE	Macon, GA	Retail	$6,100,000	0.7%	BSCMS 2004-PWR3
2264 Creston Avenue	CCRE	Bronx, NY	Multifamily	$5,000,000	0.5%	BSCMS 2007-PWR16
2773-2779 Briggs Avenue	CCRE	Bronx, NY	Multifamily	$4,550,000	0.5%	BSCMS 2007-PWR16
Total				$475,543,728	51.0%
(1)
With respect to the Crossgates Mall loan and the RiverTown Crossings Mall loan, LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/Room/Bed/NRA calculations include all related pari passu companion loans.

(2)
The Crossgates Mall Loan Combination will initially be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement.  After the securitization of the Crossgates Mall pari passu companion loan designated as promissory note A-1A, the Crossgates Mall loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement.  For additional information regarding the Crossgates Mall Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Crossgates Mall Loan Combination” in the Free Writing Prospectus.

(3)	Includes Mortgaged Properties securing Mortgage Loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.
(4)	For the Creekside Plaza loan, Building A was securitized in CSFB 2004-C3, Building C was securitized in CSFB 2004-C4. Building B was not included in a securitization as it was built in 2010.
(5)	For the 10912 & 10950 Washington Boulevard loan, the borrower paid off prior CMBS debt with cash in December 2011.
(6)	For the U-Haul Portfolio SAC 23 loan, the U-Haul Rapid City mortgaged property was securitized in JPMCC 2002-C2.
(7)	For the U-Haul Portfolio SAC 22 loan, the U-Haul Coon Rapids mortgaged property was not included in the LBUBS 2002-C1 securitization.
(8)	For the NC Industrial Portfolio loan, only the 501 Black Satchel Drive mortgaged property was securitized in BSCMS 2002-TOP6.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectuscpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Super Regional Mall
Sponsor:	Pyramid Crossgates Company		Collateral:	Fee Simple
Borrower:	Crossgates Mall General Company		Location:	Albany, NY
	NewCo, LLC		Year Built / Renovated:	1984 / 1994, 1997
Original Balance(1):	$120,000,000		Total Sq. Ft.:	1,696,031
Cut-off Date Balance(1):	$120,000,000		Total Collateral GLA(7):	1,298,620
% by Initial UPB:	12.9%		Property Management:	Pyramid Management Group, LLC
Interest Rate:	5.3980%		Underwritten NOI:	$28,553,638
Payment Date:	6th of each month		Underwritten NCF:	$27,227,197
First Payment Date:	June 6, 2012		Appraised Value:	$470,000,000
Maturity Date:	May 6, 2022		Appraisal Date:	March 8, 2012
Amortization:	360 months
Additional Debt(1):	$180,000,000 Pari Passu Debt		Historical NOI
Call Protection(2)(3):	L(24), D(91), O(5)		TTM NOI:	$27,184,582 (T-12 January 31, 2012)
Lockbox / Cash Management:	Hard / In Place		2011 NOI:	$27,384,447 (December 31, 2011)
			2010 NOI:	$28,385,633 (December 31, 2010)
Reserves(4)			2009 NOI:	$28,402,837 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$32,013,448 (December 31, 2008)
Taxes:	$3,850,000	$550,000	2007 NOI:	$33,087,345 (December 31, 2007)
Insurance:	$0	Springing
Replacement:	$0	$23,666	Historical Occupancy(6)
TI/LC:	$1,863,853	$86,871	Current Occupancy(8):	90.3% (March 26, 2012)
Required Repairs:	$212,000	NAP	2011 Occupancy:	91.4% (December 31, 2011)
			2010 Occupancy:	95.0% (December 31, 2010)
Financial Information(5)			2009 Occupancy:	94.0% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.(6):		$231	2008 Occupancy:	89.0% (December 31, 2008)
Balloon Balance / Sq. Ft. (6):		$192	2007 Occupancy:	94.5% (December 31, 2007)
Cut-off Date LTV:		63.8%	(1)
The Original Balance and Cut-off Date Balance of $120.0 million represent the A-2 Note of a $300.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are comprised of Note A-1A in the original principal amount of $130.0 million and Note A-1B in the original principal amount of $50.0 million.

Balloon LTV:		53.2%
Underwritten NOI DSCR:		1.41x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		9.5%	(2)
The Crossgates Mall Loan documents permit that, at any time after May 7, 2013 and prior to the first day of the defeasance lockout expiration period, if (i) the Crossgates Mall Borrower elects to sell the Crossgates Mall Property and have the buyer assume the Crossgates Mall Borrower’s obligations under the Crossgates Mall Loan and (ii) the proposed buyer is not approved by lender, then the Crossgates Mall Borrower may prepay the entire Crossgates Mall Loan, subject to the payment of the greater of (i) a yield maintenance premium or (ii) 3% of the unpaid principal balance at the time of prepayment.

Underwritten NCF Debt Yield:		9.1%

			(3)
Defeasance of the full $300.0 million Crossgates Mall Loan is permitted on the date that is the earlier to occur of (i) two years after the closing date of the securitization deal that includes the securitization of Pari Passu A-1A Note and A-1B Note, and (ii) three years following the note date, or April 9, 2015. For purposes of this Term Sheet and the Free Writing Prospectus, a   lockout period of 24 months was assumed based on the expected COMM 2012-CCRE1 securitization in May 2012.

			(4)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
			(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date principal balance of $300.0 million.
			(6)	Based on Total Collateral GLA of 1,298,620 sq. ft.
			(7)
Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the Crossgates Mall Borrower, subject to an REA and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

			(8)	Current Occupancy is 81.0% based on Total Sq. Ft. of 1,696,031.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Anchor and Major Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.(2)	% of Total Collateral GLA(2)	Lease Expiration	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost(3)(4)

Non-Collateral Anchor Tenants
Macy’s (REA)(5)	BBB-/Baa3/BBB	200,000	NAP	NAP	$25,000	$125	NAP

Collateral Anchors
JCPenney(6)	BB+/NR/BB	179,964	13.9%	3/31/2014	$33,786	$188	3.7%
Regal Crossgates 18	B-/B3/B+	100,000	7.7%	7/31/2022	$9,389	$94	23.3%
Dick's Sporting Goods	NR/NR/NR	80,000	6.2%	1/31/2025	$20,941	$262	7.0%
Best Buy(5)	BBB-/Baa2/BBB-	50,000	3.9%	1/31/2015	$72,000	$1,440	1.6%
Total Collateral Anchors		409,964	31.6%		$136,115	$332	4.4%

Major Tenants (>10,000 sq. ft.)
Burlington Coat Factory(7)	CC/Caa1/B-	64,582	5.0%	9/30/2014	$5,826	$90	13.6%
Forever 21(8)	NR/NR/NR	62,858	4.8%	1/31/2021	$10,174	$162	11.0%
DSW Shoe Warehouse	NR/NR/NR	20,000	1.5%	1/31/2024	$6,371	$319	9.2%
H&M(9)	NR/NR/NR	19,797	1.5%	1/31/2022	$5,098	$258	9.2%
Old Navy	BBB-/Baa3/BB+	15,500	1.2%	1/31/2020	$6,614	$427	7.2%
Subtotal Major Tenants		182,737	14.1%		$34,084	$187	10.1%
Remaining Majors Tenants		99,898	7.7%		$20,296	$231	11.9%
Total Major Tenants		282,635	21.8%		$54,380	$201	10.8%

In-line Tenants (<10,000 sq. ft.)		327,236	25.2%		$115,514	$401	14.3%
Apple	NR/NR/NR	6,594	0.5%	7/31/2012	$41,057	$6,226	1.0%
Total In-line Tenants		333,830	25.7%		$156,571	$532	10.8%

Restaurant / Food Court		43,456	3.3%		$21,825	$526	15.3%
Kiosk / Service Tenants		15,844	1.2%		$7,924	$502	20.6%
Specialty Leasing Tenants		87,326	6.7%		NAP	NAP	NAP
Total Occupied Collateral		1,173,055	90.3%

Vacant		125,565	9.7%
Total Collateral GLA		1,298,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Collateral GLA excludes a 200,000 sq. ft. anchor pad (Macy’s) and a 143,676 sq. ft. vacant anchor pad, both of which are owned by an affiliate of the Crossgates Mall Borrower, subject to an REA and excluded from the collateral for the Crossgates Mall Loan. Total Collateral GLA also excludes 53,735 sq. ft. of third floor theater space which is collateral for the Crossgates Mall Loan, but has been vacant since 2005.

(3)
Total Sales, Sales PSF and Occupancy Cost are for tenants who have reported an entire 12 months of sales in 2011. Approximately 84.7% of total tenants at the Crossgates Mall Property reported 2011 sales, with approximately 82.5% of in-line tenants reporting 2011 sales.

(4)	Occupancy Cost excludes energy and water reimbursement.
(5)	Sales figures for Macy’s and Best Buy are estimates provided by the Crossgates Mall Borrower.
(6)
JCPenney has the right to terminate its lease in September 2013 with 3 months prior notice. JCPenney has been at the Crossgates Mall Property since 1984 and has seven 5-year extension options remaining. The annual rent for JCPenney is $3.72 PSF.

(7)	Burlington Coat Factory has been at the Crossgates Mall Property since 1999 and exercised its first of 3, 5-year extension options in 2009. Sales have averaged $87 PSF since 2008.
(8)
Forever 21 has the right to terminate its lease with at least 2 months prior notice if sales during the period of May 2014 to April 2015 do not exceed $5,000,000. In addition, Forever 21 has one 5-year extension option remaining.

(9)
H&M has the right to terminate its lease with at least 6 months prior notice if sales during the period of November 2014 to October 2015 do not exceed $250 PSF. In addition, H&M has two 5-year extension options remaining.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
Specialty Leasing(2)	24	87,326	6.7%	87,326	6.7%	$0.00	0.0%	0.0%
2012(3)	15	50,548	3.9%	137,874	10.6%	$33.25	6.3%	6.3%
2013	16	43,431	3.3%	181,305	14.0%	$35.74	5.8%	12.2%
2014	34	324,937	25.0%	506,242	39.0%	$15.43	18.9%	31.0%
2015	17	84,645	6.5%	590,887	45.5%	$32.29	10.3%	41.3%
2016	17	51,378	4.0%	642,265	49.5%	$44.82	8.7%	50.0%
2017	17	65,777	5.1%	708,042	54.5%	$46.90	11.6%	61.6%
2018	11	42,509	3.3%	750,551	57.8%	$31.87	5.1%	66.7%
2019	8	38,472	3.0%	789,023	60.8%	$30.88	4.5%	71.2%
2020	10	39,543	3.0%	828,566	63.8%	$36.12	5.4%	76.5%
2021	3	65,963	5.1%	894,529	68.9%	$6.99	1.7%	78.3%
2022	10	172,054	13.2%	1,066,583	82.1%	$25.37	16.4%	94.7%
Thereafter	5	106,472	8.2%	1,173,055	90.3%	$13.20	5.3%	100.0%
Vacant	NAP	125,565	9.7%	1,298,620	100.0%	NAP	NAP
Total / Wtd. Avg.	187	1,298,620	100.0%			$22.65	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Specialty Leasing represents tenants with short-term licensing agreements of less than a year.
(3)	2012 includes four tenants (18,923 sq. ft.) that converted to month to month after their leases expired.

The Loan.  The Crossgates Mall loan (the “Crossgates Mall Loan”) is a fixed rate loan secured by the Crossgates Mall Borrower’s fee simple interest in the 1,298,620 sq. ft. of leasable collateral Class A, super regional mall located at 1 Crossgates Mall Road in Albany, New York (the “Crossgates Mall Property”) with an original principal balance of $120.0 million. The Crossgates Mall Loan of $120.0 million represents the non-controlling A-2 Note of a $300.0 million whole loan that is evidenced by three pari passu notes. Only the $120.0 million non-controlling A-2 Note will be included in the COMM 2012-CCRE1 trust. The remaining notes, A-1A Note, with an original balance of $130.0 million and held by GACC, and A-1B Note, with an original balance of $50.0 million and held by Ladder Capital Finance III LLC, will retain control over major servicing matters and are expected to be included in a future securitization. The Crossgates Mall Loan has a 10-year term and amortizes on a 30-year schedule. The Crossgates Mall Loan accrues interest at a fixed rate equal to 5.3980% and has a Cut-off Date Balance of $120.0 million. The whole loan proceeds were used to, among other things, retire existing debt of approximately $181.1 million, giving the Crossgates Mall Borrower a return of equity of approximately $110.0 million. Based on the appraised value of $470.0 million as of March 8, 2012, the Cut-off Date LTV is 63.8% and the remaining implied equity is $170.0 million. The most recent prior financing of the Crossgates Mall Property was included in the JPMCC 2006-FL1 transaction.

The relationship between the holders of the A-2 Note and the A-1A Note and A-1B Note will be governed by an intercreditor agreement. See “Description of the Mortgage Pool ― Split Loan Structures ― The Crossgates Mall Loan Combination” in the accompanying Free Writing Prospectus.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$300,000,000	100.0%	Loan Payoff	$181,090,295	60.4%
			Reserves	$5,925,853	2.0%
			Closing Costs	$2,951,751	1.0%
			Return of Equity (1)	$110,032,101	36.7%
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%
(1)	Return of equity includes a reimbursement of approximately $25 million for the repurchase of anchor space and redevelopment of the Dick’s Sporting Goods space.

The Borrower / Sponsor.    The borrower, Crossgates Mall General Company NewCo, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure (the “Crossgates Mall Borrower”).  The sponsor of the borrower and the nonrecourse carve-out guarantor is Pyramid Crossgates Company, a New York general partnership (the “Crossgates Mall Sponsor”).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

The Crossgates Mall Sponsor is approximately 65.5% owned by Robert J. Congel and Madeira Associates, and approximately 34.5% owned by other individuals and trusts, none of whom individually own more than 11% of the partnership. Madeira Associates is a New York general partnership, comprised, in part, of certain Congel family trusts.

The Pyramid Companies have owned and operated shopping malls in the Northeast for over 40 years, with a portfolio consisting of 17 retail properties across New York and Massachusetts producing approximately $4.0 billion in retail sales annually.

The Property.  The Crossgates Mall Property is a three-story, enclosed super regional shopping center located in Albany, New York, built in 1984 and renovated in 1994 and 1997. The Crossgates Mall Property has a total of 1,696,031 sq. ft., of which 1,298,620 sq. ft. is leasable collateral for the Crossgates Mall Loan. In addition to the 1,298,620 sq. ft. of leasable collateral, there is 53,735 sq. ft. of owned collateral on the third level that has been vacant since 2005 when the previous tenant, Regal Entertainment Group d/b/a Hoyt’s Cinemas, moved to the larger IMAX theater location on the northwest end of the Crossgates Mall Property. Regal Entertainment Group acquired Hoyt’s Cinemas in 2003 and now operates as Regal Crossgates 18 at the Crossgates Mall Property. The 200,000 sq. ft. Macy’s anchor space and a 143,676 sq. ft. vacant anchor space, both of which are owned by an affiliate of the Crossgates Mall Borrower, are subject to an REA and excluded from the collateral. The Crossgates Mall Property is anchored by Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy and a Regal Crossgates 18 IMAX theater with many national retail in-line and junior anchor retailers. The leasable collateral of the Crossgates Mall Property is 90.3% leased as of March 26, 2012 and has maintained an average occupancy of 92.8% since 2007.

The below chart provides historical sales at the Crossgates Mall Property.

Historical Sales PSF(1)
	2008	2009	2010	2011(2)	2011 National Avg
JCPenney	$200	$188	$189	$188	$145
Dick’s Sporting Goods	NAP	NAP	$266	$262	$188
Best Buy(3)	$1,440	$1,400	$1,440	$1,440	$823

Total In-line (<10,000 sq. ft.)(4)	$503	$479	$514	$532	NAP
Apple	$3,864	$3,577	$5,334	$6,226	$5,647
Total In-line (excluding Apple)(4)	$404	$399	$394	$401	NAP
(1)	Historical Sales PSF is based on historical statements provided by the Crossgates Mall Borrower.
(2)	2011 Sales PSF includes only tenants who have reported a full 12 months. Approximately 82.5% of in-line tenants reported full year 2011 sales.
(3)	Best Buy sales represent estimates provided by the Crossgates Mall Borrower.
(4)	Excludes all major (>10,000 sq. ft.), restaurant and kiosk tenants.

Environmental Matters. The Phase I environmental report dated March 14, 2012 recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Crossgates Mall Property. An Asbestos O&M Plan dated March 28, 2012 has been implemented.

The Market.     The Crossgates Mall Property is located at the junction of I-90 and I-87 (the New York Thruway).  Located in the area known as the Capital District surrounding Albany, the Crossgates Mall Property draws visitors from surrounding areas, including Central New York, the North Country, Western Massachusetts and the Hudson Valley region. The MSA is defined as Albany, Schenectady, Saratoga, Rensselaer and Schoharie Counties. The Albany unemployment rate is 8.1% as of January 2012, which is lower than the national rate due to its large government sector, as the state government is the largest employer of the MSA. Forbes Magazine listed Albany as the fourth-best metro area for jobs, mostly due to the Tech Valley initiative, which has brought in high-tech jobs and investment to the area. The University at Albany’s nanotechnology research center is expanding its space and expected to add nearly 1,300 research and science positions. The expansion of the university’s nanotech center has attracted high-tech firms and tech projects to the area, including the College of Nanoscale Science and Engineering, located 0.5 miles from the Crossgates Mall Property, Global Foundries, Intel and Vista Technology.

The Crossgates Mall Property is located in the Albany/Schenectady/Troy retail market. Total retail vacancy within the Albany/Schenectady/Troy retail market ended the Q4 2011 at 5.0%, almost no change from Q3 2011 as only two buildings totaling 12,240 square feet were completed during the 4th quarter. Retail completions in 2011 totaled 101,799 square feet throughout 12 buildings within the market. Given the limited size of these projects, they are not considered to have a significant impact on the Crossgates Mall Property. Mall vacancy within the Albany/Schenectady/Troy retail market ended 2011 at 4.4% with no new buildings having been completed within the past three years. The appraiser determined total vacancy and collection loss for the Crossgates Mall

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Property to be 3.0%. As per the appraisal, the Crossgates Mall Property’s primary trade area spans an area encompassing an approximate thirty mile radius around the Crossgates Mall Property and the secondary trade area is up to forty-five miles from the site given its regional accessibility and location of competitive properties. The primary trade area has a 2011 estimated population of approximately 879,508, with average household income of approximately $68,899.

The below chart provides a comparison of the Crossgates Mall Property and its competitive set. Colonie Center is the most direct competitor, having been recently renovated, while Latham Circle Mall and Clifton Park Center provide limited competition.  Only Colonie Center shares the direct trade area with the Crossgates Mall Property.

Competitive Set(1)
Name	Crossgates Mall Property(2)	Colonie Center	Latham Circle Mall	Clifton Park Center	Rotterdam Square Mall
Distance from Property	NAP	2.3 miles	6.3 miles	12.8 miles	11.3 miles
Property Type	Super Regional Mall	Super Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Owner	Pyramid Crossgates Company	Heitman Value Partners	Realty Financial Partners	DCG Development	Macerich
Year Built / Renovated	1984 / 1994, 1997	1966 / 2007	1957 / 1994	1976 / 1994	1990 / 1995
Total Occupancy(2)	81%	70%	40%	91%	84%
Size (Sq. Ft.)	1,696,031	1,292,646	662,948	592,128	579,990
Anchors / Major Tenants	Macy’s, JCPenney, Dick’s Sporting Goods, Best Buy, Regal Crossgates 18	Boscov’s, Macy’s, Sears	Burlington Coat Factory, JCPenney, Lowes Home Improvement	Boscov’s, JCPenney, Marshalls/Home Goods	Macy’s, Kmart, Sears
(1)	Source: Appraisal
(2)	Total Occupancy and Size (Sq. Ft.) for the Crossgates Mall Property are based on the entire mall square footage of 1,696,031.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	T-12 1/31/2012	U/W	U/W PSF
Base Rent(1)	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$26,867,990	$20.69
Value of Vacant Space	0	0	0	0	3,853,187	2.97
Gross Potential Rent	$26,668,718	$26,334,771	$25,421,136	$25,416,294	$30,721,177	$23.66
Total Recoveries	13,140,593	13,158,912	12,961,989	12,928,322	13,474,688	10.38
Total Other Income	2,691,517	3,250,799	3,209,563	3,239,892	3,050,925	2.35
Less: Vacancy(2)	0	0	0	0	(3,853,187)	(2.97)
Effective Gross Income	$42,500,829	$42,744,482	$41,592,688	$41,584,508	$43,393,603	$33.42
Total Operating Expenses	14,097,991	14,358,849	14,208,241	14,399,926	14,839,965	11.43
Net Operating Income	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$28,553,638	$21.99
TI/LC	0	0	0	0	1,042,447	0.80
Capital Expenditures	0	0	0	0	283,995	0.22
Net Cash Flow	$28,402,837	$28,385,633	$27,384,447	$27,184,582	$27,227,197	$20.97

Average Annual Rent PSF(3)	$21.85	$21.35	$21.42

(1)	U/W Base Rent includes $298,097 in contractual step rent through March 2013.
(2)	U/W Vacancy represents 8.2% of gross income.
(3)
Historical Average Annual Rent PSF is based on historical operating statements and occupancy rates provided by the Crossgates Mall Borrower and exclude non-collateral anchors as well as the 53,735 sq. ft. vacant theater space.

Property Management.    The Crossgates Mall Property is managed by Pyramid Management Group, LLC, an affiliate of the Crossgates Mall Borrower.

Lockbox / Cash Management.    The Crossgates Mall Loan is structured with a hard lockbox and in place cash management. The Crossgates Mall Borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Crossgates Mall Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon an event of default or if the debt service coverage ratio for the trailing 12-month period is less than 1.125x on the last day of the calendar quarter until the debt service coverage ratio is 1.15x or greater for two consecutive calendar quarters. During a cash sweep caused solely by a low DSCR, if there is no event of default, funds will be disbursed to pay for approved budgeted operating expenses and approved extraordinary expenses after payment of debt service and reserves.

Initial Reserves.    At closing, the Crossgates Mall Borrower deposited (i) $3,850,000 into a tax reserve account, (ii) $1,863,853 into the TI/LC reserve account and (iii) $212,000 into a required repair account.

Ongoing Reserves.    On a monthly basis, the Crossgates Mall Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $550,000, into a tax reserve account, (ii) 1/12 of the annual insurance premium into an insurance reserve account, however monthly insurance deposits will not be required so long as (a) an acceptable blanket policy is in place and (b) the insurance premiums for the subsequent 12 months have been paid, (iii) $23,666 into a capital expenditure account and (iv) $86,871 into a TI/LC reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. From and after 90 days from the closing of the Crossgates Mall Loan, the Crossgates Mall Borrower may obtain release of one or more vacant, non-income producing parcels without any required prepayment of the Crossgates Mall Loan, so long as, among other things, the remaining property continues to comply with zoning and applicable legal requirements, the parcel being released is legally subdivided, the Crossgates Mall Borrower continues to be a single purpose entity and such other conditions as more particularly set forth in the Crossgates Mall Loan documents are satisfied.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1 Crossgates Mall Road Albany, NY 12203	Collateral Asset Summary Crossgates Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 63.8% 1.35x 9.5%

Crossgates Mall
1 Crossgates Mall Road
Albany, NY 12203
Schenectady
Rotterdam
Niskayuna
SCHENECTADY COUNTY
Mohawk River
Cohoes
Verdoy
Latham
Albany International Airport
Maywood
Colonie
Newtonville
Watervliet
Siena College
ALBANY COUNTY
Loudonville
Hartmans Corners
Guilderland
Westmere
Roessleville
Menands
State University of New York at Albany
McKownville
North Bethlehem
Albany
Rensselaer
Delmar
Elmsere
Clinton Park
RENSSELAER COUNTY
Glenmont
Bethlehem
Hudson River
New York State Thruway

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Mortgage Loan Information			Property Information
Loan Seller(1):	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Super Regional Mall
Sponsor:	General Growth Properties, Inc.		Collateral:	Fee Simple
Borrower:	GGP-Grandville, L.L.C.		Location:	Grandville, MI
Original Balance(2):	$56,000,000		Year Built / Renovated:	2000 / NAP
Cut-off Date Balance(2):	$55,312,057		Total Sq. Ft.:	1,271,394
% by Initial UPB:	5.9%		Total Collateral Sq. Ft.:	635,769
Interest Rate:	5.1883333333%		Property Management:	General Growth Properties
Payment Date:	6th of each month		Underwritten NOI:	$17,899,047
First Payment Date:	July 6, 2011		Underwritten NCF:	$17,104,336
Maturity Date:	June 6, 2021		Appraised Value:	$253,000,000
Amortization:	360 months		Appraisal Date:	November 5, 2011
Additional Debt(3):	$100,000,000 Pari Passu Loan
	$13,000,000 Mezzanine Loan		Historical NOI
	Future Mezzanine Debt Permitted		TTM NOI:	$17,765,633 (T-12 September 30, 2011)
Call Protection(4):	L(35), D(81), O(4)		2010 NOI:	$16,896,609 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2009 NOI:	$16,854,682 (December 31, 2009)
			2008 NOI:	$18,762,751 (December 31, 2008)
Reserves(5)
	Initial	Monthly	Historical Occupancy(6)
Taxes:	$1,643,154	$203,887	Current Occupancy(8):	91.5% (March 31, 2012)
Insurance:	$0	Springing	2011 Occupancy:	93.1% (December 31, 2011)
Replacement:	$0	Springing	2010 Occupancy:	94.2% (December 31, 2010)
TI/LC:	$0	Springing	2009 Occupancy:	93.4% (December 31, 2009)
Unfunded Tenant Obligations:	$568,868	$0	2008 Occupancy:	95.5% (December 31, 2008)
			(1) (2) (3) (4)
The RiverTown Crossings Mall Loan Combination was originated by Column Financial, Inc. on June 1, 2011 and purchased by Cantor Commercial Real Estate Lending, L.P. on October 28, 2011.
Only the $56,000,000 senior pari passu A-2 Note portion of the RiverTown Crossings Mall Loan Combination is being contributed to the COMM 2012-CCRE1 transaction. DSCR, Debt Yield, LTV, Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. calculations are based on the aggregate Cut-off Date and Balloon principal balances of the senior pari passu A-1 Note and A-2 Note, as applicable.
Additional Debt balances represent the original balances of the Pari Passu and Mezzanine loans. See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
Defeasance of the full $156 million RiverTown Crossings Mall Loan Combination is permitted on the date that is the earlier to occur of (i) two years after the closing date of the COMM 2012-CCRE1 securitization, and (ii) three years following the note date, or June 1, 2014.

Financial Information
	Mortgage Loan(2)	Total Debt(3)
Cut-off Date Balance / Sq. Ft. (6):	$242	$263
Balloon Balance / Sq. Ft. (6):	$205	$222
Cut-off Date LTV:	60.9%	66.0%
Balloon LTV:	51.5%	55.8%
Underwritten NOI DSCR(7):	1.77x	1.55x
Underwritten NCF DSCR(7):	1.69x	1.48x
Underwritten NOI Debt Yield:	11.6%	10.7%
Underwritten NCF Debt Yield:	11.1%	10.2%
			(5)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
			(6)	Based on Total Collateral Sq. Ft. of 635,769.
			(7)	DSCR is calculated using the average debt service payments over the first 12 months following the Cut-off Date.

			(8)	96.5% occupied based on Total Sq. Ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)

Non-Collateral Anchors
Macy’s	BBB-/Baa3/BBB	165,754	NAP	NAP	$19,000	$115	NAP
Younkers	B-/Caa2/B-	150,081	NAP	NAP	$22,500	$150	NAP
Sears	CCC/B3/CCC+	124,245	NAP	NAP	$18,500	$149	NAP
JCPenney	BB+/NR/BB	105,780	NAP	NAP	$19,000	$180	NAP
Kohl’s	BBB+/Baa1/BBB+	89,765	NAP	NAP	$30,000	$334	NAP
Total Non-Collateral Anchors		635,625			$109,000	$171

Collateral Anchors
Dick’s Sporting Goods	NR/NR/NR	91,346	14.4%	1/31/2016	$12,400	$136	5.8%
Celebration Cinemas	NR/NR/NR	86,410	13.6%	12/31/2024	$10,224	$511,201	20.5%
Total Collateral Anchors		177,756	28.0%		$22,624		12.5%

Major Tenants (>10,000 sq. ft.)
Barnes & Noble	NR/NR/NR	25,848	4.1%	1/31/2015	$6,008	$232	7.1%
Old Navy	BBB-/Baa3/BB+	20,097	3.2%	5/31/2016	$7,098	$353	7.6%
FYE	NR/NR/NR	13,347	2.1%	1/31/2014	$1,865	$140	7.2%
Gap/Gapkids	BBB-/Baa3/BB+	11,626	1.8%	10/31/2015	$2,808	$242	15.1%
Ubu Home Furnishings	NR/NR/NR	11,235	1.8%	6/30/2016	$1,360	$121	7.6%
Victoria’s Secret	NR/NR/NR	10,383	1.6%	1/31/2021	$6,469	$623	7.5%
Love Culture	NR/NR/NR	10,164	1.6%	12/31/2020	$3,845	$378	11.5%
Total Major Tenants		102,700	16.2%		$29,452	$287	8.7%

In-line Tenants(3)		295,450	46.5%		$89,893	$448	13.6%
Total Occupied Collateral(4)		575,906	90.6%

Vacant(4)		59,863	9.4%
Total Collateral Sq. Ft.(5)		635,769	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales and Sales PSF are based on T-12 through February 2012 sales figures for those tenants who report sales.  Dick’s Sporting Goods and the Non-Collateral Anchors’ sales figures shown in the table above are based on 2010 estimates provided by the RiverTown Crossings Mall Borrower.  Occupancy Cost is calculated based on U/W Annual Base Rent including any applicable rent steps (through June 1, 2012) and additional percentage rent based on sales breakpoints plus estimated contractual reimbursements divided by sales.

(3)
In-line Tenants are tenants occupying less than 10,000 sq. ft. and include out-parcel and food court tenants.  Sales PSF and Occupancy Cost reflect comparable tenants only (200,765 sq. ft.). Comparable tenants are tenants that have been in their space for at least one year and report sales.

(4)
Occupancy is based on the underwriting performed in conjunction with CCRE’s purchase of the RiverTown Crossings Mall Loan Combination in October 2011.  As of the March 31, 2012 rent roll, current occupancy is 91.5%.

(5)	Total Collateral Sq. Ft. does not include Non-Collateral Anchor tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	1,664	0.3%	1,664	0.3%	$42.09	0.4%	0.4%
2012	10	24,034	3.8%	25,698	4.0%	$25.84	3.5%	3.9%
2013	15	31,191	4.9%	56,889	8.9%	$36.50	6.5%	10.4%
2014	5	19,064	3.0%	75,953	11.9%	$25.27	2.7%	13.2%
2015	17	79,959	12.6%	155,912	24.5%	$37.00	16.9%	30.1%
2016	7	135,396	21.3%	291,308	45.8%	$13.14	10.2%	40.2%
2017	9	28,307	4.5%	319,615	50.3%	$49.04	7.9%	48.1%
2018	3	3,698	0.6%	323,313	50.9%	$74.72	1.6%	49.7%
2019	4	17,394	2.7%	340,707	53.6%	$46.18	4.6%	54.3%
2020	27	96,593	15.2%	437,300	68.8%	$39.60	21.8%	76.1%
2021	9	44,605	7.0%	481,905	75.8%	$35.66	9.1%	85.2%
2022	3	7,591	1.2%	489,496	77.0%	$96.95	4.2%	89.4%
Thereafter	1	86,410	13.6%	575,906	90.6%	$21.50	10.6%	100.0%
Vacant	NAP	59,863	9.4%	635,769	100.0%	NAP	NAP
Total / Wtd. Avg.	111	635,769	100.0%			$30.43	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)
Based on the underwriting performed in conjunction with CCRE’s purchase of the RiverTown Crossings Mall Loan Combination.  Current occupancy as of the March 31, 2012 rent roll is 91.5%, based on Total Collateral Sq. Ft. of 635,769.

The Loan.  The RiverTown Crossings Mall loan combination (the “RiverTown Crossings Mall Loan Combination”) is a fixed rate loan secured by the borrower’s fee simple interest in a 635,769 square foot portion of the 1,271,394 sq. ft. Class A, super regional mall located at 3700 Rivertown Parkway in Grandville, Michigan (the “RiverTown Crossings Mall Property”) with an original principal balance of $156.0 million.  The RiverTown Crossings Mall Loan Combination is evidenced by two pari passu notes, one with an original principal balance of $100.0 million (the “A-1 Note”), which note is not included in this securitization, and one with an original principal balance of $56.0 million (the “A-2 Note” or the “RiverTown Crossings Mall Mortgage Loan”).

The RiverTown Crossings Mall Loan Combination has a 10-year term and amortizes on a 30-year schedule. The RiverTown Crossings Mall Loan Combination accrues interest at a fixed rate equal to 5.1883333333% and has an outstanding principal balance as of the Cut-off Date of approximately $154.1 million. The RiverTown Crossings Mall Loan Combination proceeds were used to retire existing debt for approximately $114.0 million and return approximately $52.1 million of equity to the borrower. Based on the appraised value of $253.0 million as of November 5, 2011, the Cut-off Date LTV is 60.9% and the remaining implied equity is $84.0 million. The most recent prior financing of the RiverTown Crossings Mall Property (other than the transaction that included the A-1 Note) was in the COMM 2001-J2A transaction.

Only the A-2 Note with a principal Cut-off Date Balance of $55,312,057 is being contributed to the COMM 2012-CCRE1 transaction.  The A-1 Note (the “RiverTown Crossings Mall Companion Loan”) was securitized in CFCRE 2011-C2 and has a current balance of $98,771,530.  The RiverTown Crossings Mall Mortgage Loan is the non-controlling interest in the RiverTown Crossings Mall Loan Combination and will be serviced pursuant to the Pooling and Servicing Agreement governing the CFCRE 2011-C2 transaction.  The relationship between the holders of the RiverTown Crossings Mall Mortgage Loan and the RiverTown Crossings Mall Companion Loan will be governed by an intercreditor agreement. See “Description of the Mortgage Pool ― Loan Combinations ― The RiverTown Crossings Mall Loan Combination” in the accompanying Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (A-2 Note)	$56,000,000	33.1%	Loan Payoff	$113,967,960	67.4%
Companion Loan (A-1 Note)	$100,000,000	59.2%	Reserves	$2,212,022	1.3%
Mezzanine Loan	$13,000,000	7.7%	Closing Costs	$750,194	0.4%
			Return of Equity	$52,069,824	30.8%
Total Sources	$169,000,000	100.0%	Total Uses	$169,000,000	100.0%

The Borrower / Sponsor.    The borrower, GGP-Grandville L.L.C. (the “RiverTown Crossings Mall Borrower”), is a single purpose entity structured to be bankruptcy remote with two independent directors in its organizational structure.  The RiverTown Crossings Mall Borrower is wholly owned by GGP Limited Partnership, which is the nonrecourse carve-out guarantor (“RiverTown Crossings Mall Guarantor”).  Both the RiverTown Crossings Mall Borrower and RiverTown Crossings Mall Guarantor are affiliates of General Growth Properties, Inc. (“GGP”), the RiverTown Crossings Mall Loan Combination sponsor.

GGP is one of the largest shopping center owners in the United States.  As of December 31, 2011, GGP had ownership and management interest in 136 regional and super regional shopping malls totaling approximately 140 million sq. ft. located in 41 states.  GGP is a publicly-traded real estate investment trust (REIT) listed on the New York Stock Exchange under the symbol “GGP.”  Information from GGP’s 10-K dated December 31, 2011 reports the company has approximately $29.5 billion in total assets and approximately $8.6 billion in total equity. GGP and certain of its domestic subsidiaries filed for bankruptcy protection under Chapter 11 in the Southern District of New York on April 16, 2009 and emerged from bankruptcy on November 9, 2010.

The Property.  The RiverTown Crossings Mall Property is a two-story, enclosed super regional mall located in Grandville, Michigan, a suburb of Grand Rapids.  The RiverTown Crossings Mall Property is located within ½ mile of Interstate 196, and approximately three miles west of US 131, a major North-South highway servicing the western part of Michigan.  According to the appraiser, the RiverTown Crossings Mall Property’s trade area extends up to a radius of 10 miles containing a 2010 estimated population of approximately 465,000. The RiverTown Crossings Mall is considered to be the dominant regional mall in the Grand Rapids metropolitan statistical area (“MSA”).

The mall was constructed in 2000 and contains 1,271,394 sq. ft. of total gross leasable area (“GLA”), of which 635,769 sq. ft. is collateral for the RiverTown Crossings Mall Loan Combination.  The mall is anchored by Macy’s, Younkers, Sears, Kohl’s, JCPenney, Dick’s Sporting Goods and Celebration Cinemas, two of which (Dick’s Sporting Goods and a 20-screen Celebration Cinemas) are collateral for the RiverTown Crossings Mall Loan Combination.  In addition to the anchors, the mall is occupied by more than 100 tenants, including nationally recognized retailers such as Coach, Banana Republic, Abercrombie & Fitch, Hollister Co., Aeropostale and Victoria’s Secret.

The RiverTown Crossings Mall Property is 96.5% occupied as of March 31, 2012 based on the total GLA and has maintained an average occupancy of 97.0% since 2008.  For the trailing 12-month period ending February 2012, comparable in-line sales (tenants occupying less than 10,000 sq. ft. with full 2010 and 2011 sales) for tenants totaling approximately 200,765 sq. ft. were $89.9 million, or $448 PSF, with a corresponding average occupancy cost of 13.6%.  These sales represented a 2.6% increase over 2010 sales and an 8.2% increase over 2009 sales.  The Celebration Cinemas movie theater features stadium seating and IMAX, and achieved total sales of $10.2 million or $511,201 per screen for the trailing 12-month period ending February 2012.

Historical Sales PSF(1)
	2008	2009	2010	2011
Celebration Cinemas(2)	$392,614	$493,114	$498,560	$499,245
In-line Tenants(3)	$432	$414	$436	$446
(1)	Sales PSF are based on year-end 2011 sales figures for those tenants who report sales.
(2)	Celebration Cinemas sales figures are on a per screen basis. Celebration Cinemas has 20 screens.
(3)	In-line Tenants are tenants occupying less than 10,000 sq. ft. and include out-parcel and food court tenants. Sales PSF reflect comparable tenants only (200,765 sq. ft.).

Environmental Matters. The Phase I environmental report dated May 23, 2011 recommended no further action at the RiverTown Crossings Mall Property, other than the continued implementation of an Asbestos O&M program, which is already in place.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

The Market.  The RiverTown Crossings Mall Property is located in Grandville, Michigan, part of the Grand Rapids MSA and situated approximately 160 miles west of Detroit.  According to the appraiser, the number of households in 2010 within a 5-mile and 10-mile radius of the RiverTown Crossings Mall Property is approximately 51,221 and 173,414, respectively.  Furthermore, the 2010 estimated population within a 5-mile radius and 10-mile radius of the Property is approximately 135,094 and 465,085, respectively.  The entire Grand Rapids MSA has a total population in 2011 of approximately 785,000.  At the end of 2010, the Grand Rapids area had an aggregate retail sales level of approximately $10.94 billion, with average sales per household of approximately $37,720, which is greater than the state of Michigan average sales per household of $33,498 and the national average of $37,205.  Average annual household income in 2010 for the Grand Rapids MSA is estimated to be approximately $63,454 as compared to the State of Michigan average of $64,039 and national average of $71,071.

Grand Rapids’ economic base is more diverse and less vulnerable to the manufacturing industry than Southeast Michigan.  The Grand Rapids healthcare and life sciences industries are expanding.  Michigan State University has committed to move its East Lansing College of Human Medicine to the new $70 million Secchia Center, which is expected to create approximately 2,800 jobs and generate approximately $1.5 billion in economic activity over the next 10 years.  In addition, Grand Rapids is considered the center of the nation’s office furniture manufacturing industry.

Primary competition for the RiverTown Crossings Mall Property is provided by Woodland Mall, which is located 10 miles from the RiverTown Crossings Mall Property on the opposite side of Grandville.  The appraiser reported sales for the competing center to be approximately $385 PSF or 12.7% below the $441 PSF reported sales at the RiverTown Crossings Mall Property.  Furthermore, the appraiser indicated that 45 retailers have stores located at both Woodland Mall and the RiverTown Crossings Mall Property and of these 45 retailers, 85% have higher sales productivity at the RiverTown Crossings Mall Property.

The following table presents certain information relating to the primary competition for the RiverTown Crossings Mall Property:

Competitive Set(1)
Name	Woodland Mall	Westshore Mall	The Lakes Mall	The Crossroads	Lansing Mall	Meridian Mall
Distance from Subject	10± mi. northeast	18± mi. southwest	40± mi. northwest	55± mi. southeast	60± mi. southeast	65± mi. southeast
Property Type	Super Regional Center	Regional Center	Regional Center	Regional Center	Super Regional Center	Super Regional Center
Year Built / Renovated	1968 / 1989, 2001	1988 / NAP	2001 / NAP	1980 / 2001	1969 / 2002	1969 / 2001
Total GLA (Sq. Ft.)	1,080,000	393,477	590,362	770,539	835,692	975,148
Total Occupancy	92%	66%	85%	94%	83%	96%
Sales PSF	$385	$150	$260	$320	$238	$260
Anchors	JCPenney, Macy’s, Sears, Barnes & Noble, Kohl’s	JCPenney, Younkers, Dunham’s Sports	JCPenney, Sears, Younkers, Dick’s Sporting Goods	JCPenney, Macy’s, Sears	JCPenney, Macy’s, Younkers, Best Buy	Macy’s, JCPenney, Younkers, Dick’s Sporting Goods
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2009	2010	T-12 9/30/2011	U/W(2)	U/W PSF
Base Rent	$17,735,432	$18,337,037	$18,676,773	$19,397,737	$30.51
Value of Vacant Space	0	0	0	1,841,781	2.90
Gross Potential Rent	$17,735,432	$18,337,037	$18,676,773	$21,239,518	$33.41
Total Recoveries	6,459,077	5,627,203	5,865,132	7,570,196	11.91
Total Other Income	823,302	611,152	822,514	678,031	1.07
Credit Loss	(203,281)	(79,891)	(31,108)	0	0.00
Less: Vacancy(3)	0	0	0	(3,517,945)	(5.53)
Effective Gross Income	$24,814,530	$24,495,501	$25,333,311	$25,969,801	$40.85
Total Operating Expenses	7,959,849	7,598,893	7,567,679	8,070,753	12.69
Net Operating Income	$16,854,682	$16,896,609	$17,765,633	$17,899,047	$28.15
TI/LC	0	0	0	635,769	1.00
Capital Expenditures	0	0	0	158,942	0.25
Net Cash Flow	$16,854,682	$16,896,609	$17,765,633	$17,104,336	$26.90

(1)	Certain non-recurring or non-operating items were excluded from the historical presentation and are not considered for UW net cash flow.
(2)	The U/W cash flow includes (i) contractual rent steps through June 1, 2012 and (ii) specialty leasing income from kiosk/seasonal tenants.
(3)
U/W Vacancy of 12.2% based on the actual economic vacancy at the RiverTown Crossings Mall Property.  The RiverTown Crossings Mall Property is 91.5% occupied (as of March 31, 2012) based on owned collateral.

Property Management.    The RiverTown Crossings Mall Property is self-managed by the RiverTown Crossings Mall Borrower, which is indirectly majority owned by GGP.

Lockbox / Cash Management.    The RiverTown Crossings Mall Loan Combination is structured with a hard lockbox and in place cash management.  The RiverTown Crossings Mall Borrower provided tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the RiverTown Crossings Mall Loan Combination documents with any excess amounts remaining in this account returned to the RiverTown Crossings Mall Borrower in accordance with the RiverTown Crossings Mall Loan documents.

Excess Cash Reserve.  Upon the occurrence of a Trigger Period or Event of Default (as defined in the RiverTown Crossings Mall Loan Combination documents), all excess cash is required to be deposited into an excess cash reserve to be held as additional security for the RiverTown Crossings Mall Loan Combination.  A “Trigger Period” is defined as any period (i) from (A) the conclusion of any test period during which DSCR is less than 1.15x to (B) the conclusion of the second of any two test periods ending in consecutive fiscal quarters thereafter during each of which test period’s DSCR exceeds 1.15x, (ii) during which the financial reports required to be delivered are not delivered to lender as and when required, or (iii) during the occurrence of any Mezzanine Debt Event of Default (as such term is defined in the RiverTown Crossings Mall Loan Combination documents).

Initial Reserves.    At closing, the RiverTown Crossings Mall Borrower deposited (i) $1,643,154 into a tax reserve account and (ii) $568,868 in unfunded obligations for tenant improvements associated with the following tenants: Uccello’s of Grandville ($325,000), Teavana ($121,968) and Love Culture ($121,900).

Ongoing Reserves.    On a monthly basis, the RiverTown Crossings Mall Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $203,887 into a tax reserve account and (ii) 1/12 of estimated annual insurance premiums, unless the RiverTown Crossings Mall Borrower provides evidence of insurance under a blanket policy satisfying the requirements set forth in the loan documents.  Upon the occurrence and during the continuance of a Trigger Period, the RiverTown Crossings Mall Borrower is required to escrow (i) $13,239 per month for replacement reserves (approximately $0.25 PSF per annum) capped at $163,367 and (ii) $52,956 monthly for rollover reserves (approximately $1.00 PSF per annum) capped at $635,469.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

Current Mezzanine or Subordinate Indebtedness.    A parent of the RiverTown Crossings Mall Borrower has incurred mezzanine debt (the “RiverTown Crossings Mall Mezzanine Loan”) with an outstanding principal balance of $12,840,299 secured by a pledge of direct equity interests in the RiverTown Crossings Mall Borrower.  The RiverTown Crossings Mall Mezzanine Loan carries a 9.5% interest rate, amortizes on a 30-year schedule and is coterminous with the RiverTown Crossings Mall Loan Combination.  The RiverTown Crossings Mall Mezzanine Loan is currently held by an affiliate of Redwood Trust, Inc. and is not an asset of the trust.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine financing is permitted, subject to the satisfaction of various conditions including, without limitation, (i) immediately after giving effect to such mezzanine loan (A) the aggregate LTV shall not exceed 69.55% and (B) the DSCR (calculated on a pro-forma basis giving effect to such mezzanine loan) is at least 1.48x; (ii) receipt of a subordination and intercreditor agreement reasonably acceptable to lender; (iii) such mezzanine loan shall be either coterminous with the RiverTown Crossings Mall Loan Combination or freely pre-payable without premium or penalty from and after a date that occurs prior to the maturity date of the RiverTown Crossings Mall Loan Combination; (iv) if the permitted mezzanine debt bears a floating rate of interest, the mezzanine borrower will be required to acquire and maintain an interest rate cap agreement reasonably satisfactory to lender in a notional amount not less than the outstanding principal balance of such permitted mezzanine debt; and (v) satisfaction of any rating agency conditions.

Partial Release.  The RiverTown Crossings Mall Borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more Acquired Expansion Parcels (as defined in the related loan documents, each a “Release Parcel”) upon satisfaction of specified conditions including the satisfaction of the lender that the Release Parcel is not necessary for the operation or use of the RiverTown Crossings Mall Property and may be readily separated without a material diminution in the value (as reasonably determined and satisfactory to lender) of the remaining property.

Substitution of Collateral. Non-income producing portions of the RiverTown Crossings Mall Property may be released from the lien of the mortgage and substituted for parcels at or adjacent to the RiverTown Crossings Mall Property upon satisfaction of specified conditions, including, without limitation, evidence that such substitution will not diminish the value of the RiverTown Crossings Mall Property, and evidence that the exchange parcel is not necessary for the operation or use of the RiverTown Crossings Mall Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3700 Rivertown Parkway Grandville, MI 49418	Collateral Asset Summary RiverTown Crossings Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,312,057 60.9% 1.69x 11.6%

RiverTown Crossings Mall
3700 Rivertown Parkway
Grandville, MI 49418
Grand Rapids
Comstock Park
Northview
Walker
OTTAWA COUNTY
Forest Hills
East Grand Rapids
Wyoming
Jenison
Grandville
Hudsonville
Kentwood
Gerald R. Ford Intl. Airport
KENT COUNTY
Jamestown
Cutlerville
Byron Center
Millennium Park
Reeds Lake
Downtown
Grand River
ONTARIO
WISCONSIN
MICHIGAN
ILLINOIS
INDIANA
OHIO
Lake Superior
Lake Michigan
Lake Huron
Lake Erie

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Suburban Office
Sponsor:	David Irmer; T. Lawrence Jett		Collateral:	Fee Simple
Borrower:	Creekside Plaza Partners, LLC		Location:	San Leandro, CA
Original Balance:	$55,000,000		Year Built / Renovated:	2002, 2004, 2010 / NAP
Cut-off Date Balance:	$55,000,000		Total Sq. Ft.:	227,707
% by Initial UPB:	5.9%		Property Management:	Lanikai Management Corp.; The Innisfree Companies, Inc.
Interest Rate:	4.9400%
Payment Date:	6th of each month		Underwritten NOI:	$6,193,757
First Payment Date:	June 6, 2012		Underwritten NCF:	$5,930,463
Maturity Date:	May 6, 2022		Appraised Value:	$81,330,000
Amortization:	Interest Only for first 60 months; 360 months thereafter		Appraisal Date:	February 29, 2012

Additional Debt:	None		Historical NOI
Call Protection:	L(12), YM1(104), O(4)		2011 NOI:	$6,051,828 (December 31, 2011)
Lockbox / Cash Management:	Springing Hard / Springing		2010 NOI:	$5,198,865 (December 31, 2010)
			2009 NOI(4):	$3,624,223 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$70,866	$35,433	Current Occupancy:	100.0% (March 13, 2012)
Insurance:	$22,048	$2,793	2011 Occupancy:	100.0% (December 31, 2011)
Replacement:	$0	$4,750	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC(2):	$750,000	$13,000	2009 Occupancy(4):	100.0% (December 31, 2009)
Kaiser Rollover Reserve:	$600,000	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2)
The TI/LC monthly deposit increases from $13,000 to $25,000, subject to deposit cap restrictions, on the earlier of the payment date in January 2017 and the date the balance in such reserve falls below $750,000 (see “Ongoing Reserves” herein).

Financial Information
Cut-off Date Balance / Sq. Ft.:		$242
Balloon Balance / Sq. Ft.:		$223	(3)	Assumes amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.25x and 2.15x, respectively.
Cut-off Date LTV:		67.6%
Balloon LTV:		62.3%
Underwritten NOI DSCR(3):		1.76x	(4)	2009 NOI and 2009 Occupancy only include Buildings A and C, as Building B was constructed in 2010.
Underwritten NCF DSCR(3):		1.69x
Underwritten NOI Debt Yield:		11.3%
Underwritten NCF Debt Yield:		10.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Regional Center of the East Bay	NR/Baa1/NR	67,186	29.5%	$40.17	34.2%	3/1/2030
Alameda Co. – General Services Agency	AA-/A1/AA	61,082	26.8%	$33.98	26.3%	Various(2)
TriNet Employer Group(3)	NR/NR/NR	48,693	21.4%	$30.57	18.8%	4/14/2017
Kaiser Foundation Health, Inc.(4)	NR/NR/A+	24,715	10.9%	$31.92	10.0%	2/28/2013
Every Child Counts (Alameda County)	AA-/A1/AA	19,101	8.4%	$33.66	8.1%	4/30/2013
Total Major Tenants		220,777	97.0%	$34.85	97.4%
Remaining Tenants		6,930	3.0%	$29.46	2.6%
Total Occupied Collateral		227,707	100.0%	$34.69	100.0%
Vacant		0	0.0%
Total		227,707	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Alameda Co. – General Services Agency has 50,041 square feet expiring in January 2019 and 11,041 square feet expiring in September 2021. In April 2011, Alameda Co. – General Services Agency exercised its 5-year extension option on the 50,041 sq. ft. space early.

(3)	TriNet Employer Group subleases 9,419 square feet to OSIsoft, LLC through January 31, 2017 at $31.56 PSF.
(4)	Kaiser Foundation Health, Inc. has a lease amendment out for signature with rent of $33.00 PSF gross and a lease maturity of February 2020.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	1	490	0.2%	490	0.2%	$0.00	0.0%	0.0%
2012	0	0	0.0%	490	0.2%	$0.00	0.0%	0.0%
2013	2	43,816	19.2%	44,306	19.5%	$32.68	18.1%	18.1%
2014	0	0	0.0%	44,306	19.5%	$0.00	0.0%	18.1%
2015	1	2,461	1.1%	46,767	20.5%	$27.00	0.8%	19.0%
2016	0	0	0.0%	46,767	20.5%	$0.00	0.0%	19.0%
2017	1	48,693	21.4%	95,460	41.9%	$30.57	18.8%	37.8%
2018	0	0	0.0%	95,460	41.9%	$0.00	0.0%	37.8%
2019	1	50,041	22.0%	145,501	63.9%	$34.20	21.7%	59.5%
2020	1	3,979	1.7%	149,480	65.6%	$34.61	1.7%	61.2%
2021	1	11,041	4.8%	160,521	70.5%	$33.00	4.6%	65.8%
2022	0	0	0.0%	160,521	70.5%	$0.00	0.0%	65.8%
Thereafter	1	67,186	29.5%	227,707	100.0%	$40.17	34.2%	100.0%
Vacant	NAP	0	0.0%	227,707	100.0%	NAP	NAP
Total / Wtd. Avg.	9	227,707	100.0%			$34.69	100.0%

The Loan.    The Creekside Plaza loan (the “Creekside Plaza Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the three building, 227,707 square foot Class A suburban office park located at 1000 and 1100 San Leandro Boulevard, and 500 Davis Street in San Leandro, California (the “Creekside Plaza Property”) with an original principal balance of $55.0 million. The Creekside Plaza Loan has a 10-year term and amortizes on a 30-year schedule after an initial 5-year interest only period. The Creekside Plaza Loan accrues interest at a fixed rate equal to 4.9400% and has a Cut-off Date Balance of $55.0 million. The Creekside Plaza Loan proceeds were used to retire existing debt of approximately $49.3 million, giving the borrower a return of equity of approximately $3.6 million after reserves and closing costs. Based on the appraised value of $81.33 million as of February 29, 2012, the Cut-off Date LTV is 67.6%. The most recent prior financing of the buildings at 1100 San Leandro Boulevard was included in the CSFB 2004-C4 transaction and the building at 1000 San Leandro Boulevard was included in the CSFB 2004-C3 transaction. The building located at 500 Davis Street has not been included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,000,000	100.0%	Loan Payoff	$49,271,714	89.6%
			Reserves	$1,442,914	2.6%
			Closing Costs	$647,625	1.2%
			Return of Equity	$3,637,747	6.6%
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

The Borrower / Sponsor.    The borrower, Creekside Plaza Partners, LLC, is a special purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are David Irmer and T. Lawrence Jett, jointly and severally.

David Irmer has developed condominiums, mixed use, retail, office and single family home projects throughout his fifty year career. Prior to creating The Innisfree Companies, Inc. in 1970, David Irmer spent 10 years developing residential and commercial projects independently and in a partnership with a commercial development company.  Since 1974, David Irmer has developed, owned, managed and operated in excess of $500 million dollars worth of real estate.

T. Lawrence Jett began his career as a commercial loan correspondent, first at W. Ross Campbell and later at Amfac Financial Corporation, placing in excess of $200 million in mortgage financing. In 1972, Mr. Jett founded the Lanikai Management Corp. to develop and manage real estate. Some of the larger developments Mr. Jett has been involved in include a 400-unit multifamily complex in Los Angeles, a 72,000 sq. ft. grocery anchored retail center, a 260-room hotel at Disneyland, a 300-unit multifamily complex in Dallas and a 100,000 sq. ft. business park in Carlsbad, California.

The Property.  The Creekside Plaza Property consists of a total of 227,707 square feet throughout a three building Class A office park built in phases in 2002, 2004 and 2010 by the Creekside Plaza Loan sponsors.  Building A is a 96,978 square foot four-story building whose tenants include TriNet Employer Group, Kaiser Foundation Health, Inc. and Every Child Counts (Alameda County). Building B is a 80,688 square foot four-story building whose tenants include Regional Center of the East Bay and one of the two Alameda Co. – General Services Agency spaces. Building C is a 50,041 square foot three-story building whose single tenant is the second of two Alameda Co. – General Services Agency spaces. Approximately eight miles south of Oakland, the Creekside Plaza Property is the only Class A office park in downtown San Leandro. Located across the street from the San Leandro Bay Area Rapid Transit (“BART”) station, the area includes a common parking lot as well as a parking deck for a total of 717 spaces, or 3.15 spaces per 1,000 square feet.  The sponsors have invested approximately $53.9 million ($237 PSF) into the Creekside Plaza Property, with approximately $39.4 million, or $173 PSF, on hard construction costs.

As of March 13, 2012, the Creekside Plaza Property is 100.0% leased to eight tenants, with 77.3% of the net rentable sq. ft. occupied by credit rated tenants.  The top five tenants include the Regional Center of the East Bay, Alameda Co. – General Services Agency, TriNet Employer Group, Kaiser Foundation Health, Inc. and Every Child Counts (Alameda County), which combined account for 97.0% of net rentable sq. ft..

Environmental Matters. The Phase I environmental report dated March 7, 2012 recommended no further action at the Creekside Plaza Property.

Major Tenants.
Regional Center of the East Bay (67,186 sq. ft., 29.5% of NRA, 34.2% of GPR) The Regional Center of the East Bay (“RCEB”), rated NR/Baa1/NR by Fitch/Moody’s/S&P, signed its current lease in April 2010 and occupies the majority of Building B.  RCEB is a private, non-profit corporation providing services and support to individuals with developmental disabilities. Under contract with the California Department of Developmental Services (“DDS”), RCEB works in partnership with many individuals and other agencies providing a range of services including day programs, supported living and counseling to eligible individuals. DDS is responsible for administering the Lanterman Developmental Disabilities Services Act (the “Lanterman Act”), ensuring that persons with developmental disabilities receive the services and support they require. DDS carries out its responsibilities through 21 Regional Centers and various state-operated facilities. Each Regional Center is a private, non-profit corporation that is funded and individually contracted with the DDS, in accordance with the Lanterman Act.  RCEB is funded by the State of California (rated A-/A1/A- by Fitch/Moody’s/S&P) and services residents in Alameda and Contra Costa Counties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%
RCEB has one 10-year renewal option with 12 months prior notice. RCEB also has the option to purchase either the “Upper Condominium” which is defined as their occupied premises within Building B for $32,412,857 (appraised value $27,350,000) or purchase all of Building B for $39,333,350 (appraised value $33,960,000). After June 1, 2015, the purchase price shall adjust by any increase or decrease in CPI.  In order for RCEB to buy the “Upper Condominium”, a condominium map must be in place and recorded with the city of San Leandro.

Alameda Co. – General Services Agency (61,082 sq. ft., 26.8% of NRA, 26.3% of GPR) Alameda Co. – General Services Agency (“Alameda Co. GSA”), rated AA-/A1/AA by Fitch/Moody’s/S&P, is subject to two leases: (i) 50,041 sq. ft. lease that began in February 2004 for all of Building C and expires in January 2019, and (ii) 11,041 sq. ft. lease that began in September 2011 in Building B and expires in September 2021. Alameda Co. GSA is a county department that provides support services for local government and public agencies in order to better help them serve the public and business community. Support services include technical, building maintenance, construction, childcare planning, real estate, and parking administration, among others. The 50,041 sq. ft. Alameda Co. GSA lease exercised its first 5-year extension option early, renewing in April 2011, effective as of February 2014, with one 5-year renewal remaining. The 11,041 sq. ft. lease has two 5-year renewal options remaining with 6 months prior notice.

TriNet Employer Group (48,693 sq. ft., 21.4% of NRA, 18.8% of GPR) TriNet Employer Group (“TriNet”) signed its current lease in April 2002 and has its headquarters on the third and fourth floors of Building A.  TriNet provides human resources outsourcing services to small companies. TriNet helps their clients contain HR costs, minimize employer-related risk, and relieve the administrative burden associated with HR. TriNet has partnered with a variety of HR and employee services companies in order to develop a holistic outsourcing package for their clients. TriNet is owned by General Atlantic, which is a leading global growth equity firm providing capital and strategic support for growth companies. Established in 1980, General Atlantic now manages approximately $17 billion in investment capital. TriNet is in the process of renovating to improve their space on the third and fourth floor for an estimated cost of $1.2 million.  As some of TriNet’s administrative tenants have moved, TriNet is subleasing 9,419 sq. ft. to OSIsoft, LLC for space on the third floor of Building A.  TriNet Employer Group has two 5-year renewal options with 6 months prior notice.

The Market.   The Creekside Plaza Property is located in the San Leandro submarket within the greater East Bay area.  San Leandro is located ten miles south of Downtown Oakland, 15 miles southeast of San Francisco, and 30 miles north of San Jose. The 2011 estimated population within a 3-mile radius of the Creekside Plaza Property was approximately 159,359, with a 2011 average household income of approximately $66,873. According to the appraiser, the Creekside Plaza Property is the only Class A office park in the San Leandro submarket.  As of YE 2011, the greater East Bay Market had approximately 26.0 million square feet of Class A space, with a vacancy rate of 10.8% and average asking rent of $26.66 PSF. Of the approximate 8.5 million square feet of Class A space in Downtown Oakland, the vacancy rate is 8.8% and average asking rents are $29.50 PSF.

Below are rent comparables selected by the appraiser based on quality and similar location adjacent to BART:

Summary of Rental Comparables(1)
Tenant Name	Location	Year Built	Lease Area	Rent PSF(2)	Lease Term
Creekside Plaza Property	San Leandro, CA	2002-2010	227,707	$36.99	Various
Skanska USA	1999 Harrison Street, Oakland, CA	1985	8,964	$32.40	7 yrs
Merrill Lynch	1111 Broadway, Oakland, CA	1990	23,211	$34.08	5 yrs
Continuing Education	2100 Franklin Street, Oakland, CA	2007	34,631	$33.12	10 yrs
Morgan Stanley	1331-1333 N. California Blvd, Walnut Creek, CA	1987	32,945	$36.00	10 yrs
YCMNET Advisors	1244 and 1255 Treat Blvd, Walnut Creek, CA	1999	16,323	$32.40	7 yrs
(1)	Source: Appraisal
(2)	Rent PSF represents gross rent for both the Creekside Plaza Property and comparable tenants.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Cash Flow Analysis.

Cash Flow Analysis
	2009(1)	2010	2011	U/W	U/W PSF
Base Rent(2)	$4,426,359	$6,551,588	$7,489,522	$8,651,404	$37.99
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$4,426,359	$6,551,588	$7,489,522	$8,651,404	$37.99
Total Recoveries	513,366	491,763	503,188	525,000	2.31
Total Other Income	380	8,000	0	0	0.00
Less: Mark to Market	0	0	0	(573,840)	(2.52)
Less: Vacancy(3)	0	0	0	(398,394)	(1.75)
Effective Gross Income	$4,940,105	$7,051,351	$7,992,711	$8,204,170	$36.03
Total Operating Expenses	1,315,882	1,852,486	1,940,882	2,010,413	8.83
Net Operating Income	$3,624,223	$5,198,865	$6,051,828	$6,193,757	$27.20
TI/LC	0	0	0	213,198	0.94
Capital Expenditures	0	0	0	50,096	0.22
Net Cash Flow	$3,624,223	$5,198,865	$6,051,828	$5,930,463	$26.04

(1)	2009 numbers only include financials from Buildings A and C, as Building B was constructed in 2010.
(2)
U/W Base Rent includes $752,407 in contractual rent steps through February 2013, of which $509,745 is a net present value of credit tenant rent bumps taken through the lease term and discounted at a 10% rate.

(3)	U/W Vacancy represents 4.6% of gross income and is based on market vacancy with adjustments given to credit tenants.

Property Management.    The Creekside Plaza Property is managed by Lanikai Management Corp. and The Innisfree Companies, Inc., borrower affiliates.

Lockbox / Cash Management.    The Creekside Plaza Loan is structured with a springing hard lockbox and springing cash management. To the extent (i) DSCR falls below 1.15x on the last day of the calendar quarter and until the DSCR is equal to at least 1.20x on the last day of two consecutive calendar quarters, or (ii) there is an event of default under the loan documents, borrower shall cause all rents and payments to be deposited directly by tenants into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Creekside Plaza Loan documents. At closing, the borrower delivered to lender executed tenant direction letters.

Initial Reserves.    At closing, the borrower deposited (i) $70,866 into a tax reserve account, (ii) $22,048 into an insurance reserve account, (iii) $750,000 into a TI/LC reserve account and (iv) $600,000 into the Kaiser Rollover reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of estimated annual real estate taxes, which currently equates to $35,433 into a tax reserve account, (ii) 1/12 of annual insurance premiums, which currently equates to $2,793 into a monthly insurance reserve account, (iii) $4,750 into a capital expenditure account subject to a cap of $175,000 (iv) $13,000 into a TI/LC reserve account until the balance of the TI/LC reserve account reaches $1,500,000. Beginning on the earlier of (i) the payment date in January 2017 and (ii) the date the balance of the TI/LC reserve account falls below $750,000, the monthly deposit amount to such reserve account will increase to $25,000 subject to a cap of $1,500,000. Beginning in January 2020 the cap amount shall be equal to the lesser of (i) $1,500,000 and (ii) $1,000,000 if the Alameda Co. GSA space has been fully leased to one or more tenants and all tenant improvements and leasing commissions with respect to such space have been paid in full.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. From and after June 6, 2013, borrower shall have the right to a partial release of all, but not a part of Building B at the Creekside Plaza Property provided, among others, the following: (i) the DSCR after the release is no less than 1.45x, provided that if this condition is not met, borrower may prepay the Creekside Plaza Loan by an amount necessary to achieve the required DSCR, (ii) the LTV for the remaining property is no greater than 125%, (iii) RCEB exercises its right to purchase either the “Upper Condominium” or Building B, (iv) the borrower pays a partial release payment equal to (a) if there is no event of default at the time of release, 120% of the allocated loan amount for the release parcel (allocated at $23,250,000), or (b) if there is an event of default at the time of release, the greater of (x) 120% of the allocated loan amount or (y) the net proceeds from the sale of the release parcel. In connection with a release of Building B, borrower may implement a condominium regime covering Building B provided that such condominium regime (i) be expressly subordinate to the Creekside Plaza Loan and (ii) automatically be rescinded if the partial release is not consummated or if borrower breaches certain covenants in connection therewith.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1000 and 1100 San Leandro Boulevard and 500 Davis Street San Leandro, CA 94577	Collateral Asset Summary Creekside Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,000,000 67.6% 1.69x 11.3%

Creekside Plaza
1000 and 1100 San Leandro Boulevard and 500 Davis Street
San Leandro, CA 94577
Oakland
Emeryville
Piedmont
Downtown
Lake Merritt
Montclair
Moraga
CONTRA COSTA COUNTY
Joaquin Miller Park
Redwood Regional Park
ALAMEDA COUNTY
Fruitvale
Alameda
Oakland Inner Harbor
Upper San Leandro Reservoir
San Francisco Bay
Oakland International Airport
Anthony Chabot Regional Park
Lake Chabot
San Leandro
Castro Valley
Ashland
San Lorenzo
Hayward
Hayward Executive Airport
Oakland Coliseum
Oracle Arena
Mills College
Merritt College
Holy Names University
St. Mary's College
Oakland Zoo
Chabot College
Southland Mall
Bayfair Center
Alameda County Medical Ctr
Eden Medical Center
Oyster Bay Regional Shoreline
MacArthur Fwy
Nimitz Fwy
Warren Fwy
BART
Davis St
Marina Blvd
Dutton Ave
Lake Chabot Rd
Lewelling Blvd
Winton Ave
A St
Foothill Blvd
San Francisco
San Jose

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office / Data Center
Sponsor:	Pinchos D. Shemano		Collateral:	Fee Simple
Borrower:	Hamilton 9999 Associates L.P.		Location:	Breinigsville, PA
Original Balance:	$45,000,000		Year Built / Renovated:	1987 / 2010
Cut-off Date Balance:	$44,956,137		Total Sq. Ft.:	510,638
% by Initial UPB:	4.8%		Property Management:	David Stern Management Corp.
Interest Rate:	6.1100%		Underwritten NOI:	$5,973,601
Payment Date:	6th of each month		Underwritten NCF:	$5,465,590
First Payment Date:	May 6, 2012		Appraised Value(3):	$66,750,000
Maturity Date:	April 6, 2017		Appraisal Date:	November 15, 2011
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted		Historical NOI
Call Protection:	L(25), D(31), O(4)		TTM NOI:	$4,464,691 (T-12 August 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$4,494,590 (December 31, 2010)
			2009 NOI:	$3,146,998 (December 31, 2009)
Reserves(2)			2008 NOI:	$1,666,832 (December 31, 2008)
	Initial	Monthly
Taxes:	$307,375	$35,036	Historical Occupancy
Insurance:	$14,767	$14,767	Current Occupancy:	84.1% (March 29, 2012)
Replacement:	$0	$10,638	2010 Occupancy:	74.0% (December 31, 2010)
TI/LC:	$3,200,000	Springing	2009 Occupancy:	74.0% (December 31, 2009)
Required Repairs:	$70,625	NAP	2008 Occupancy:	74.0% (December 31, 2008)
Buckeye Sweep Funds:	$0	Springing	(1)	See “Future Mezzanine or Subordinate Indebtedness” herein.
			(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(3)	The appraised value includes excess land value of $3.75 million.
Cut-off Date Balance / Sq. Ft.:		$88
Balloon Balance / Sq. Ft.:		$83
Cut-off Date LTV:		67.4%
Balloon LTV:		63.2%
Underwritten NOI DSCR:		1.82x
Underwritten NCF DSCR:		1.67x
Underwritten NOI Debt Yield:		13.3%
Underwritten NCF Debt Yield:		12.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Tenant Summary
Tenant	Tenant Type	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Data Based Systems International	Data Center	NR/NR/NR	122,337	24.0%	$25.56	45.3%	3/31/2018
CyOptic	Lab/Office	NR/NR/NR	117,379	23.0%	$11.55	19.6%	Various (2)
Buckeye Partners	Office	NR/Baa3/BBB	79,795	15.6%	$13.77	15.9%	10/31/2021(3)
Triton Services	Lab	NR/NR/NR	42,811	8.4%	$12.50	7.7%	3/31/2021
Aesculap Implant System	Lab	NR/NR/NR	31,318	6.1%	$11.00	5.0%	7/31/2021
Total Major Tenants			393,640	77.1%	$16.41	93.5%
Non-Major Tenants	Office		35,730	7.0%	$12.52	6.5%
Total Occupied Collateral			429,370	84.1%	$16.09	100.0%
Vacant			81,268	15.9%
Total			510,638	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	CyOptic has 14,379 sq. ft. that expires July 31, 2014 and 103,000 sq. ft. that expires October 31, 2017.
(3)	The Buckeye Partners lease has a termination option in October 2016 with one year’s notice and a termination fee of $250,000.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	3	2,453	0.5%	2,453	0.5%	$10.76	0.4%	0.4%
2013	2	436	0.1%	2,889	0.6%	$4.68	0.0%	0.4%
2014	2	19,441	3.8%	22,330	4.4%	$15.41	4.3%	4.7%
2015	2	5,318	1.0%	27,648	5.4%	$18.83	1.4%	6.2%
2016	0	0	0.0%	27,648	5.4%	$0.00	0.0%	6.2%
2017	3	110,074	21.6%	137,722	27.0%	$11.28	18.0%	24.2%
2018	1	122,337	24.0%	260,059	50.9%	$25.56	45.3%	69.4%
2019	1	5,076	1.0%	265,135	51.9%	$7.83	0.6%	70.0%
2020	1	9,311	1.8%	274,446	53.7%	$10.08	1.4%	71.4%
2021	3	153,924	30.1%	428,370	83.9%	$12.85	28.6%	100.0%
2022	0	0	0.0%	428,370	83.9%	$0.00	0.0%	100.0%
Thereafter	1	1,000	0.2%	429,370	84.1%	$0.00	0.0%	100.0%
Vacant	NAP	81,268	15.9%	510,638	100.0%	NAP	NAP
Total / Wtd. Avg.	19	510,638	100.0%			$16.09	100.0%

The Loan.    The Tek Park Business Center loan (the “Tek Park Business Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 510,638 square foot office/data center located at 9999 Hamilton Boulevard in Breinigsville, Pennsylvania (the “Tek Park Business Center Property”) with an original principal balance of $45.0 million. The Tek Park Business Center Loan has a 5-year term and amortizes on a 30-year schedule. The Tek Park Business Center Loan accrues interest at a fixed rate equal to 6.1100% and has a Cut-off Date Balance of approximately $45.0 million. Loan proceeds along with approximately $16.6 million of equity from the borrower were used to acquire the Tek Park Business Center Property for approximately $57.0 million. Based on the appraised value of $66.75 million as of November 15, 2011, the Cut-off Date LTV is 67.4%. The most recent prior financing of the Tek Park Business Center Property was not included in a securitization.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	73.0%	Purchase Price	$57,000,000	92.5%
Sponsor Equity	$16,608,272	27.0%	Reserves	$3,592,767	5.8%
			Closing Costs	$1,015,505	1.6%
Total Sources	$61,608,272	100.0%	Total Uses	$61,608,272	100.0%

The Borrower / Sponsor.    The borrower, Hamilton 9999 Associates L.P., is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Pinchos D. Shemano.

Pinchos D. Shemano is the owner and President of David Stern Management Corp. Together with his partners, Mr. Shemano controls and manages approximately 1,000 residential apartments and approximately 3 million square feet of commercial space nationwide. Over the course of the last 10 years, Mr. Shemano has purchased and sold over $800 million in real estate assets.

The Property. Tek Park Business Center Property is a nine-building campus comprising 510,638 square feet located in Breinigsville, Pennsylvania, within the Philadelphia Metropolitan Statistical Area. The Tek Park Business Center Property features 199,769 square feet of office space (39.1% of NRA, 22.9% of GPR, 59.3% leased), 188,532 square feet of lab space (36.9% of NRA, 31.9% of GPR, 100.0% leased) and 122,337 square feet of data center space (24.0% of NRA, 45.3% of GPR, 100.0% leased).  The Tek Park Business Center Property offers many amenities, including an on-site helipad, conference center, on site 24-hour maintenance, daycare, full-service cafeteria and fitness and recreation options. In addition, there are approximately 2,027 parking spaces yielding a parking ratio of 3.97 spaces per 1,000 sq. ft.

The Tek Park Business Center Property was originally developed as a build-to-suit space in 1987 by AT&T as a Bell Labs’ Solid State Technology Center. In 2005, the MRA Group acquired the Tek Park Business Center Property and converted it to its current use as a multitenant technology park, spending approximately $18.9 million on tenant spaces and capital improvements. Simultaneously with the closing of the Tek Park Business Center Loan, the sponsor acquired the Tek Park Business Center Property from an MRA Group affiliate for $57.0 million. Since its development and expansion, over $280 million has been invested into the Tek Park Business Center Property.

Environmental Matters. The Phase I environmental report dated August 26, 2011 revealed no evidence of recognized environmental conditions, but recommended repair and routine maintenance of a hydraulic line in building 1 and routine maintenance of water damage in building 2.

Major Tenants.

Data Based Systems International (122,337 sq. ft., 24.0% of NRA, 45.4% of GPR) Data Based Systems International (“DBSI”) offers infrastructure and technology services, focusing on disaster recovery, managed hosting, and data center services. DBSI signed a ten year lease in 2008 for all of building 4. DBSI is considered to be a Tier III Data Center and Tier IV capable, and has invested $8.0 million ($65 PSF) in capital improvements. DBSI has two 10-year renewal options.

CyOptic (117,379 sq. ft., 23.0% of NRA, 19.6% of GPR) CyOptic designs, develops and markets a full line of optical chips and components for integration into communications systems. They also provide complete contract design, foundry and packaging services. CyOptic is a spinoff of TriQuint Semiconductor, a former owner of the Tek Park Business Center Property, which afforded it the opportunity to inherit its space at no cost. CyOptic leases all of building 2 and portions of buildings 1 and 3. In 2005, CyOptic signed a lease for office and laboratory spaces previously occupied by TriQuint Semiconductor, expanding from its original 70,000 square feet to its current 117,379 square foot space. CyOptic has two 5-year renewal options.

Buckeye Partners (79,795 sq. ft., 15.6% of NRA, 15.9% of GPR) Buckeye Partners (NYSE: BPL) is headquartered at the Tek Park Business Center Property and is one of the primary distributors of petroleum in the northeastern and mid-western portions of the United States. With approximately 600 employees, Buckeye Partners manages over 5,400 miles of petroleum pipeline distribution in the area. Buckeye Partners signed a fifteen year lease in 2006 for 79,795 square feet in Building 5. Buckeye Partners spent $1.4 million on its space ($17.54 PSF), and MRA Group spent an additional $3.2 million ($40.10 PSF) on the Buckeye Partners space. Buckeye Partners has the option to terminate its lease on October 15, 2016 with one year’s notice and payment of a $250,000 termination fee. There is also a cash flow sweep associated with Buckeye Partners’ termination option (see “Lockbox/Cash Management” for additional information). In addition, Buckeye Partners has two 5-year renewal options.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

The Market.

Office Market. The Tek Park Business Center Property features 199,769 square feet of office space in buildings 1, 5 and 10. The Tek Park Business Center Property is located within the Lehigh and Northampton County office submarket, commonly known as the Lehigh Valley market. The submarket comprised approximately 23.6 million square feet of office space, with no new projects under construction. Overall absorption in the submarket in Q1 2012 was just over 47,000 square feet. As of Q1 2012, the Lehigh/Northampton submarket had an overall vacancy rate of 9.8%. Average rent for all classes in Lehigh Valley was $20.45 PSF, with Class A space at $21.48 PSF, both below the CBD average of $24.64 PSF for all classes and $25.92 PSF for Class A space.

Laboratory/R&D Market. The Tek Park Business Center Property features 188,532 square feet of lab space in buildings 2, 3 and 8. According to the appraiser, the Philadelphia market contains approximately 808,000 square feet of laboratory space within 15 buildings. This level of inventory has remained unchanged over the preceding four-year period and there have been no significant additions to the market over this same time frame. Vacancy rates have fluctuated over the preceding four years, extending from a low of 13.1% in Q3 2008 to a high of 23.2%, as of Q3 2011. The total reported average asking rental rate for laboratory space as of Q3 2011 is $16.80 PSF on a net basis.

Philadelphia Laboratory Market(1)
Period	# Bldgs	Total SF	Vacant Sq. Ft.	Vacant %	Occupied Sq. Ft.	Annual Net Absorption	Annual Gross Absorption	Total Leased SF	SF Delivered	SF Under Construction	Total Average Rate (NNN)
2011 3Q	15	808,054	187,330	23.2%	620,724	(40,165)	28,035	64,853	0	0	$16.80
2010 3Q	15	808,054	147,165	18.2%	660,889	21,508	59,087	162,587	0	0	$21.70
2009 3Q	15	808,054	168,673	20.9%	639,381	(62,623)	19,328	21,928	0	0	$22.50
2008 3Q	15	808,054	106,050	13.1%	702,004	78,780	100,039	42,460	0	0	$23.27
2007 3Q	15	808,054	184,830	22.9%	623,224	212,085	241,631	127,374	0	0	$16.74
(1)	Source: Appraisal

Data Center Market.  The Tek Park Business Center Property features 122,337 square feet of warm-shell data center space occupied by DBSI in building 4. The appraiser identified 14 comparable warm-shell data center spaces, ranging from approximately 42,000 to 710,000 square feet of rentable space. Rental rates for warm-shell deliveries range from $24.00 to $42.00 PSF NNN. The rental rates achieved for these warm-shell deliveries were signed before the economic recession in 2008. With no new construction over the past couple of years, the market has been supply constrained. The most recent lease was signed in May 2011 for 27,130 square feet at $36.00 PSF NNN. The appraiser determined warm shell market rent of $24.96 PSF NNN.

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 8/31/2011	U/W	U/W PSF
Base Rent	$4,156,094	$5,252,254	$5,745,347	$6,890,833	$13.49
Value of Vacant Space	0	0	0	1,639,761	3.21
Gross Potential Rent	$4,156,094	$5,252,254	$5,745,347	$8,530,594	$16.71
Total Recoveries	1,854,532	1,928,661	1,554,391	2,204,831	4.32
Total Other Income	19,207	14,425	15,100	31,415	0.06
Less: Vacancy(1)	0	0	0	(1,639,761)	(3.21)
Effective Gross Income	$6,029,833	$7,195,340	$7,314,838	$9,127,079	$17.87
Total Operating Expenses	2,882,835	2,700,750	2,850,147	3,153,478	6.18
Net Operating Income	$3,146,998	$4,494,590	$4,464,691	$5,973,601	$11.70
TI/LC	0	0	0	380,351	0.74
Capital Expenditures	0	0	0	127,660	0.25
Net Cash Flow	$3,146,998	$4,494,590	$4,464,691	$5,465,590	$10.70

(1)	U/W Vacancy represents 15.2% of gross income.

Property Management.    The Tek Park Business Center Property is managed by David Stern Management Corp., a borrower affiliate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Lockbox / Cash Management.    The Tek Park Business Center Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the Tek Park Business Center Loan documents. Additionally, all excess cash will be disbursed to the borrower unless, among other things, (i) the DSCR on the last day of the quarter falls below 1.20x, (ii) there is an event of default under the loan documents, (iii) a Buckeye Sweep Period (see below for additional information), or (iv) any mezzanine loan is outstanding.

Buckeye Sweep Period. A cash flow sweep will begin upon the earlier of (i) the date that Buckeye Partners notifies borrower of its intention to terminate its lease and (ii) October 15, 2015. All excess cash flow will be swept to a special rollover reserve to be used to fund qualified tenant improvement costs related to the rollover of the Buckeye Partners lease space. The cash flow sweep shall end on the date on which the balance in the TI/LC reserve is at least $3,200,000 and either (a) the space has been leased to one or more tenants or (b) underwritten net cash flow is at least $5,465,590 as determined by lender in its sole discretion.

Initial Reserves.    At closing, the borrower deposited (i) $307,375 into a tax reserve account, (ii) $14,767 into an insurance reserve account, (iii) $3,200,000 into TI/LC reserve account and (iv) $70,625 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $35,036, into a tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to $14,767, into a insurance reserve account, and (iii) $10,638 into a capital expenditure account. At any time the TI/LC reserve falls below $1,500,000 the borrower will be required to make monthly deposits of $42,553 ($1.00 PSF annually). Upon the occurrence of a Buckeye Sweep Period, excess cash will be swept into a special rollover reserve, as described above.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The sponsor shall be permitted to incur mezzanine debt secured by equity interests in the borrower, provided, among other things, as set forth in the loan documents, the (i) combined LTV shall not be above 78%, (ii) combined DSCR of not less than 1.35x and (iii) combined debt yield of not less than 10.5%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9999 Hamilton Boulevard Breinigsville, PA 18031	Collateral Asset Summary Tek Park Business Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,956,137 67.4% 1.67x 13.3%

Tek Park Business Center
9999 Hamilton Boulevard
Breinigsville, PA 18031
Schnecksville
Northampton
Coplay
NORTHAMPTON COUNTY
Hokendauqua
North Catasauqua
Catasauqua
Lehigh Valley International Airport
Bethlehem
Whitehall
Lehigh Valley Mall
Orefield
LEHIGH COUNTY
Walbert
Lehigh Valley Thruway
Allentown
LEHIGH MTS.
Sacred Heart Hospital
Muhlenberg College
Cedar Crest College
Dorney Park and Wildwater Kingdom
Allentown Queen City Municipal Airport
Bogart's Covered Bridge
SOUTH MTS.
Trexlertown
Wescosville
Lehigh Valley Health Network Cedar Crest
Lower Macungie Township
Lehigh Country Club
South Mall
Trexlertown Shopping Center
Emmaus
East Texas
Indian Creek Golf Course
Brookside Country Club
Macungie
Alburtis
Twin Lakes Golf Course
Lehigh Country Sports Fields
Lehigh Uplands Preserve
Lehigh River
Pennsylvania Tpke NE Ext
PA Tpke Northeast Extension
Hamilton Blvd
Tilghman St
Hamilton St
Union Blvd
Cumberland St
Mountain Rd
Main St
Washington
Easton
Phillipsburg
NEW JERSEY
PENNSYLVANIA
Kutztown
Quakertown
Reading
Doylestown
Pottstown
Montgomeryville
Trenton
Norristown
Levittown
King of Prussia
Downingtown
Burlington
West Chester
Philadelphia
Moorestown
Media
Camden
Cherry Hill

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

(THIS PAGE INTENTIONALLY LEFT BLANK)

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Anchored Retail
Sponsor:	Inland Real Estate Corporation		Collateral:	Fee Simple
Borrower:	Inland Westgate, L.L.C.		Location(3):	Rocky River, OH
Original Balance:	$40,372,750		Year Built / Renovated:	2007-2011 / NAP
Cut-off Date Balance:	$40,372,750		Total Sq. Ft.:	597,497
% by Initial UPB:	4.3%		Total Collateral Sq. Ft.(4) :	470,655
Interest Rate:	4.9355%		Property Management:	Inland Commercial Property
Payment Date:	11th of each month			Management, Inc.
First Payment Date:	April 11, 2012		Underwritten NOI:	$4,494,043
Maturity Date:	March 11, 2022		Underwritten NCF:	$4,243,572
Amortization:	Interest Only		Appraised Value:	$74,400,000
Additional Debt:	None		Appraisal Date:	January 12, 2012
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing		Historical NOI
			TTM NOI:	$5,578,281 (T-12 November 30, 2011)
Reserves(1)			2010 NOI:	$5,348,988 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$4,518,304 (December 31, 2009)
Taxes:	$0	Springing	2008 NOI:	$3,111,287 (December 31, 2008)
Insurance:	$0	Springing
Replacement:	$0	Springing	Historical Occupancy(2)
Kohl’s Rollover:	$0	Springing	Current Occupancy(5):	91.7% (January 31, 2012)
Marshalls Rollover:	$0	Springing	2011 Occupancy:	93.0% (December 31, 2011)
Special Cash Trap Rollover:	$0	Springing	2010 Occupancy:	92.4% (December 31, 2010)
			2009 Occupancy:	NAV
Financial Information			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Cut-off Date Balance / Sq. Ft.(2) :	$86		(2)	Based on Total Collateral Sq. Ft. of 470,655.
Balloon Balance / Sq. Ft.(2):	$86		(3)	The property is located in two municipalities: Fairview Park and Rocky River, Ohio.
Cut-off Date LTV:	54.3%		(4)	Excludes Target (126,842 sq. ft.), which is a non-owned shadow anchor.
Balloon LTV:	54.3%		(5)	93.4% occupied based on Total Sq. Ft.
Underwritten NOI DSCR:	2.22x
Underwritten NCF DSCR:	2.10x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	10.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)

Non-Collateral Anchor
Target	A-/A2/A+	126,842	NAP	NAP	NAP	NAP	NAP

Collateral Anchor Tenants(3)
Lowe’s	NR/A3/A-	119,701	25.4%	6/20/2026	NAP	NAP	NAP
Kohl’s	BBB+/Baa1/BBB+	94,500	20.1%	4/30/2016	$20,810	$220	3.8%
Total Collateral Anchor Tenants		214,201	45.5%		$20,810	$220	3.8%

Major Tenants (> 10,000 sq. ft.)
Marshalls	NR/A3/A	30,000	6.4%	9/30/2017	$7,502	$250	7.7%
Earth Fare(4)	NR/NR/NR	27,246	5.8%	12/31/2026	$15,161	$556	2.2%
Petco	NR/Caa1/B	20,248	4.3%	10/31/2017	NAP	NAP	NAP
Books-A-Million	NR/NR/NR	15,500	3.3%	1/31/2020	$1,674	$108	8.0%
Total Major Tenants		92,994	19.8%		$24,337	$335	4.3%

Remaining Tenants
In-line (5,000-10,000 sq. ft.)		37,511	8.0%		$4,669	$233	12.2%
In-line (<5,000 sq. ft.)		72,187	15.3%		$8,809	$240	13.1%
Outparcels		14,624	3.1%		$5,918	$569	4.4%
Total Remaining Tenants		124,322	26.4%		$19,396	$289	10.2%

Total Occupied Collateral		431,517	91.7%

Vacant		39,138	8.3%
Total Collateral Sq. Ft.		470,655	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales, Sales PSF and Occupancy Cost provided by the borrower as of December 31, 2011 and only include tenants who report sales.  In-line and Outparcel tenant sales and occupancy cost shown above only include tenants who have been in occupancy and reporting sales since January 1, 2009.

(3)	Lowe’s and Kohl’s both own their own stores and pay ground rent to the borrower. The lease expiration date refers to the ground lease expiration date.
(4)	Earth Fare took occupancy in December 2011. The sales and occupancy cost shown above represent trailing-3 month sales as of February 29, 2012 annualized.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	6	20,832	4.4%	20,832	4.4%	$23.80	9.6%	9.6%
2013	7	11,143	2.4%	31,975	6.8%	$23.15	5.0%	14.6%
2014	2	3,112	0.7%	35,087	7.5%	$15.45	0.9%	15.6%
2015	5	17,918	3.8%	53,005	11.3%	$17.95	6.2%	21.8%
2016	3	97,737	20.8%	150,742	32.0%	$4.53	8.6%	30.4%
2017	5	66,709	14.2%	217,451	46.2%	$17.78	23.0%	53.4%
2018	9	32,565	6.9%	250,016	53.1%	$19.55	12.4%	65.8%
2019	1	4,430	0.9%	254,446	54.1%	$22.00	1.9%	67.6%
2020	2	20,900	4.4%	275,346	58.5%	$4.33	1.8%	69.4%
2021	1	4,997	1.1%	280,343	59.6%	$20.01	1.9%	71.3%
2022	0	0	0.0%	280,343	59.6%	$0.00	0.0%	71.3%
Thereafter	4	151,174	32.1%	431,517	91.7%	$9.77	28.7%	100.0%
Vacant	NAP	39,138	8.3%	470,655	100.0%	NAP	NAP
Total / Wtd. Avg.(2)	45	470,655	100.0%			$11.94	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Total/Wtd. Avg. excludes the non-owned shadow anchor Target.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

The Loan.  The Westgate Shopping Center loan (the “Westgate Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 470,655 square foot Class A, Lowe’s and Kohl’s anchored and Target shadow anchored retail center located at the southeast corner of the intersection of Center Ridge Road and West 210th Street in the suburban Cleveland communities of Rocky River and Fairview Park, Ohio (the “Westgate Property”) with an original principal balance of $40,372,750.  The Westgate Loan has a 10-year term and interest only payments for the term of the loan.  The Westgate Loan accrues interest at a fixed rate equal to 4.9355% and has a Cut-off Date Balance of $40,372,750.  Westgate Loan proceeds along with $33.4 million of equity from the borrower were used to acquire the property for approximately $73.4 million.  Based on the appraised value of $74.4 million as of January 12, 2012, the Cut-off Date LTV is 54.3%.  The most recent prior financing of the Westgate Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,372,750	54.7%	Purchase Price	$73,405,000	99.4%
Sponsor Equity	$33,443,343	45.3%	Closing Costs	$411,093	0.6%
Total Sources	$73,816,093	100.0%	Total Uses	$73,816,093	100.0%

The Borrower / Sponsor.  The borrower, Inland Westgate L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Inland Real Estate Corporation, a publicly traded self-administered and self-managed real estate investment trust formed in 1994.  Inland Real Estate Corporation currently owns and manages 146 properties containing 14 million square feet of space nationwide.

The sponsor is an affiliate of the sponsor under the mortgage loan secured by the mortgaged property identified on Annex A-1 to the accompanying Free Writing Prospectus as Stone Creek Towne Center, which has a cut-off date principal balance of $19,800,000.

The Property.  The Westgate Property is an anchored community retail center totaling 597,497 square feet, of which 470,655 square feet is collateral for the Westgate Loan.  Located on the border of Rocky River and Fairview Park, Ohio, the Westgate Property was originally developed as an enclosed regional mall in the 1950’s and re-developed as an anchored community retail center between 2007 and 2011.  As of year-end 2011, in-line tenants who have been in occupancy and reporting sales since January 1, 2009 had sales of $237 PSF and an occupancy cost of 12.8%.  As of January 31, 2012, the Westgate Property was 91.7% occupied based on owned collateral and 93.4% occupied based on total square footage.

The Westgate Property is anchored by Lowe’s (ground lease) and Kohl’s (ground lease), and shadow anchored by Target (non-owned and not part of collateral).  Major tenants include Marshalls, Earth Fare (a privately owned organic food retailer which took occupancy in December 2011), Petco and Books-A-Million.  The Westgate Property is occupied by 39 additional tenants, none of which occupy more than 2.1% of the total owned NRA.  National tenants at the Westgate Property include Applebee’s, T-Mobile, GameStop, RadioShack, Sprint and Starbucks.  Tenant sales at the Westgate Property have increased year over year as shown in the table below:

Historical Sales PSF(1)
	2008	2009	2010	2011
Kohl’s	$209	$209	$215	$220
Marshalls	$169	$200	$231	$250
Earth Fare(2)	NAP	NAP	NAP	$556
Books-A-Million	NAP	$102	$107	$108

All In-line Tenants(3)	NAP	$221	$225	$237
Outparcels(4)	$541	$533	$543	$569
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Earth Fare took occupancy in December 2011. The 2011 sales shown above represent trailing-3 month sales as of February 29, 2012 annualized.
(3)	In-line tenant sales include all tenants <10,000 sq. ft. who have been in occupancy and reporting sales since January 1, 2009.
(4)	Outparcels consists of Longhorn Steaks (5,400 sq. ft.) and Applebee’s (4,997 sq. ft.).

Environmental Matters.  The Phase I environmental report dated March 1, 2012 recommended no further action at the Westgate Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

The Market.  The Westgate Property is located in Cuyahoga County, Ohio along Center Ridge Road at the intersection with West 210th Street on the border of Rocky River and Fairview Park, Ohio.  Center Ridge Road is the primary retail corridor servicing Rocky River and Fairview Park and is located 11 miles west of the Cleveland CBD.  Other comparable retail properties located along this retail corridor include Westwood Town Center and River Plaza, both of which are located less than 0.6 miles from the Westgate Property.   Interstate 90 is located less than one mile north of the Westgate Property and provides access via West 210th Street.  In addition, regional access is provided by Interstate 480 which is located less than three miles south of the Westgate Property and connects the Cleveland MSA to the Ohio Turnpike.  According to the appraisal, the 2011 estimated population and average household income within a 5-mile radius was approximately 212,654 and $62,630, respectively.

The appraiser analyzed a set of four comparable properties that are all located within 7.1 miles of the Westgate Property.  The comparables have occupancies ranging from 87% to 96% with an average occupancy of 93%.  The appraiser’s competitive set compared to the Westgate Property is detailed below:

Competitive Set(1)
Name	Westgate Shopping Center (Subject)	The Plazas of Great Northern	Westwood Town Center	River Plaza	Crocker Park
Distance from Property	NAP	5.7 miles SW	0.5 miles SW	0.6 miles SW	7.1 miles W
Property Type	Anchored Retail	Power Center	Power Center	Neighborhood/ Community Center	Lifestyle Center
Year Built / Renovated	2007-2011 / NAP	1983 / 1998	1988 / NAP	1965 / 2004	2004
Total Occupancy	93.4%	87%	96%	93%	96%
Total Size (Sq. Ft.)	597,497	627,060	219,192	127,839	525,587
Anchors / Major Tenants	Target, Lowe’s, Kohl’s, Marshalls, Earth Fare, Petco	Marc’s, K&G Men’s Mart, CompUSA, DSW, PetSmart	Home Depot, AMC Theatres, Marc’s Discount	Giant Eagle, Chase Bank, Rozzi’s Wine and Liquor, Office Max	Dick’s Sporting Goods, Barnes & Noble
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	T-12 11/30/2011	U/W	U/W PSF
Base Rent(1)	$4,615,892	$4,853,683	$5,100,086	$5,526,780	$11.74
Value of Vacant Space	0	0	0	851,418	1.81
Gross Potential Rent	$4,615,892	$4,853,683	$5,100,086	$6,378,198	$13.55
Total Recoveries	2,257,390	2,479,210	2,306,516	2,595,125	5.51
Total Other Income	257,067	281,666	339,517	279,745	0.59
Less: Vacancy & Credit Loss(2)	(214,879)	134,525	248,224	(1,224,033)	(2.60)
Effective Gross Income	$6,915,470	$7,749,084	$7,994,343	$8,029,035	$17.06
Total Operating Expenses(3)	2,397,166	2,400,096	2,416,062	3,534,992	7.51
Net Operating Income	$4,518,304	$5,348,988	$5,578,281	$4,494,043	$9.55
TI/LC	0	0	0	202,105	0.43
Capital Expenditures	0	0	0	48,366	0.10
Net Cash Flow	$4,518,304	$5,348,988	$5,578,281	$4,243,572	$9.02

(1)
U/W Base Rent includes $48,923 in contractual rent steps through December 31, 2012 and $46,555 of Kohl’s ground lease payments underwritten to the 2016 10-yr ground rent renewal rate which is 54% below the market rent for the recaptured fee space.  Earth Fare (U/W Base Rent of $326,952) took occupancy in December 2011 and therefore is not reflected in T-12 11/30/2011.

(2)	U/W Vacancy & Credit Loss of $1,224,033 is based on actual economic vacancy of 9.2% ($851,418), 2.9% ($272,615) of mark-to-market, and 1.1% ($100,000) of a bankrupt tenant vacancy adjustment.
(3)
U/W Total Operating Expenses are greater than historical expenses primarily due to underwriting normalized taxes to account for a tax abatement that phases out over the next 6 years. U/W Total Recoveries adjusted accordingly based on contractual obligations.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Property Management.  The Westgate Property is managed by Inland Commercial Property Management, Inc., a borrower affiliate.

Lockbox / Cash Management.  The Westgate Loan is structured with a springing hard lockbox and springing cash management with executed tenant direction letters held by lender in escrow.  A hard lockbox and in-place cash management are each triggered upon the commencement of a Cash Management Period (as defined below).  Upon the commencement of a Cash Management Period, tenants may be instructed to deposit rents and payments directly into a lender controlled lockbox account.  At such time, all funds in the lockbox account will be swept daily to a lender controlled cash management account and used to pay monthly debt service payments and any reserves due under the Westgate Loan documents. Any excess amounts remaining in the cash management account shall be held by lender in a cash collateral reserve as additional collateral for the Westgate Loan until the termination of the Cash Management Period or the occurrence of an event of default.

The Westgate Loan “Cash Management Period” commences if (i) a “Cash Trap Period” has commenced, or (ii) the actual DSCR is not at least 1.30x at the end of two consecutive calendar quarters until the actual DSCR is at least 1.40x for two consecutive calendar quarters.

A “Cash Trap Period” commences on the occurrence of any Event of Default (as such term is defined in the Westgate Loan documents) or in the event that (i) Target is in bankruptcy or goes dark (a “Target Event”) and (ii) any tenant at the Westgate Property has (1) elected to pay percentage rent or (2) notified borrower of its intention to terminate its lease, or has actually terminated its lease, in either case as a result of a Target Event. The Cash Trap Period will end when the borrower cures any curable event of default or when the Special Cash Trap Rollover Reserve (as defined below) has reached a balance of $10 PSF for the total square footage for each of the tenants affected as a result of the Target Event or the lease(s) in question are renewed or replaced with a tenant(s) acceptable to lender.

Initial Reserves.  None.

Ongoing Reserves.  The borrower is required to deposit monthly real estate tax, insurance and replacement reserves only upon an Event of Default.  Any loss as a result of the borrower’s failure to pay real estate taxes and insurance premiums is a recourse obligation to Inland Real Estate Corporation.

Marshalls & Kohl’s Rollover Reserves:  The Westgate Loan documents require the borrower to make monthly payments of (i) $50,000 into the Marshalls rollover reserve, commencing on March 11, 2017 (six months prior to lease expiration), capped at $300,000 and (ii) $78,750 into the Kohl’s rollover reserve commencing on April 11, 2015 (12 months prior to lease expiration), capped at $945,000.  These reserves are required until the earlier of (a) either $10 PSF for the total square footage for each of these tenants is deposited in the reserve account or (b) the lease(s) in question is renewed or replaced with a tenant (s) acceptable to lender. If such lease (s) is renewed or replaced, lender is permitted to retain a portion of the reserve necessary to cover any costs incurred by borrower in connection with such lease(s) and then return the unused portion to borrower.

Special Cash Trap Rollover Reserve: The Westgate Loan documents require the borrower to make monthly payments into the Special Cash Trap Rollover Reserve upon the occurrence of any Event of Default or Target Event, until such time that the borrower cures any curable Event of Default or when such reserve has reached a balance either (a) $10 PSF for the total square footage for each of the tenants affected as a result of the Target Event or (b) the lease(s) in question are renewed or replaced with a tenant(s) acceptable to lender (such period, a “Special Cash Trap Period”). During a “Special Cash Trap Period” as a result of an event of default, all excess cash flow shall be held by the lender in a cash collateral reserve account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

20999 Center Ridge Road Rocky River, OH 44116	Collateral Asset Summary Westgate Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,372,750 54.3% 2.10x 11.1%

Lake Erie
Westgate Shopping Center
20999 Center Ridge Road
Rocky River, OH 44116
Bay Village
Rocky River
Lakewood
Westlake
Fairview Park
Cleveland
North Olmsted
CUYAHOGA COUNTY
Rocky River Reservation
Westwood Town Center
Kamms Plaza
Fairview General Hospital
NASA - John Glenn Research Ctr.
Cleveland - Hopkins Intl. Airport
CLEVELAND-HOPKINS AIRPORT
BROOKPARK
Brook Park
Parma
Parma Heights
Middleburg Heights
Berea
Olmsted Falls
Westfield Shoppingtown Great Northern
Downtown Cleveland 6 miles
W. 117TH-MADISON
TRISKETT
WEST PARK
PURITAS
RTA - RED LINE
Center Ridge Rd
Detroit Rd
Hilliard Blvd
Lorain Rd
Brookpark Rd
Puritas Ave
Snow Rd
Holland Rd
Sheldon Rd
Big Creek Pkwy

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office / Retail
Sponsor:	Robert Scheer; Gregory B. Fernebok		Collateral:	Fee Simple
Borrower:	Bradley Arlington Finance, LLC		Location:	Bethesda, MD
Original Balance:	$40,000,000		Year Built / Renovated:	1962, 1986 / 2003
Cut-off Date Balance:	$40,000,000		Total Sq. Ft. (2):	151,287
% by Initial UPB:	4.3%		Property Management:	Harvey Property Management
Interest Rate:	5.7250%			Company, Inc.
Payment Date:	11th of each month		Underwritten NOI:	$4,086,407
First Payment Date:	May 11, 2012		Underwritten NCF:	$3,879,001
Maturity Date:	April 11, 2022		Appraised Value:	$59,200,000
Amortization:	Interest Only for first 24 months;		Appraisal Date:	February 3, 2012
	360 months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		2011 NOI:	$3,508,701 (December 31, 2011)
Lockbox / Cash Management:	Hard / In Place		2010 NOI:	$3,251,461 (December 31, 2010)
			2009 NOI:	$3,428,765 (December 31, 2009)
Reserves(1)			2008 NOI:	$3,030,749 (December 31, 2008)
	Initial	Monthly

Taxes:	$248,000	$31,000
Insurance:	$6,909	$3,455	Historical Occupancy
Replacement:	$0	$2,489	Current Occupancy(4):	94.9% (February 1, 2012)
TI/LC:	$442,000	$16,051	2011 Occupancy:	98.1% (December 31, 2011)
Required Repairs:	$2,125	NAP	2010 Occupancy:	96.6% (December 31, 2010)
			2009 Occupancy:	99.6% (December 31, 2009)
Financial Information			2008 Occupancy:	97.1% (December 31, 2008)
Cut-off Date Balance / Sq. Ft. (2) :	$264		(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Balloon Balance / Sq. Ft. (2):	$233		(2)	Excludes an income producing six-story, 470-space parking garage and 28 surface
Cut-off Date LTV:	67.6%		(3)
parking spaces that are part of the collateral.
Assumes amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.67x, respectively.

Balloon LTV:	59.5%
Underwritten NOI DSCR(3):	1.46x
Underwritten NCF DSCR(3):	1.39x		(4)	Excluding storage space, the Bradley Arlington Property is 96.2% occupied, which consists of 97.2% office occupancy and 93.3% retail occupancy.
Underwritten NOI Debt Yield:	10.2%
Underwritten NCF Debt Yield:	9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Cystic Fibrosis Foundation(2)	NR/NR/NR	48,615	32.1%	$31.99	32.2%	4/30/2019(2)
CVS Pharmacy	BBB+/Baa2/BBB+	14,200	9.4%	$34.37	10.1%	11/30/2015
Camris International Inc.	NR/NR/NR	8,460	5.6%	$37.53	6.6%	2/28/2016
Bethesda Chevy Chase Surgery Center LLC	NR/NR/NR	6,090	4.0%	$37.08	4.7%	1/31/2021
The Neurology Center P.A. (3)	NR/NR/NR	5,687	3.8%	$23.12	2.7%	12/31/2021
Total Major Tenants		83,052	54.9%	$32.73	56.3%
Remaining Tenants		60,505	40.0%	$34.87	43.7%
Total Occupied Collateral		143,557	94.9%	$33.63	100.0%
Vacant		7,730	5.1%
Total		151,287	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Cystic Fibrosis Foundation space includes 2,045 sq. ft. of space leased on a month-to-month basis.
(3)	The Neurology Center P.A. space is below grade office space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(1)	5	3,050	2.0%	3,050	2.0%	$25.21	1.6%	1.6%
2012	7	7,471	4.9%	10,521	7.0%	$30.92	4.8%	6.4%
2013	5	6,347	4.2%	16,868	11.1%	$31.74	4.2%	10.6%
2014	5	6,564	4.3%	23,432	15.5%	$35.57	4.8%	15.4%
2015	7	18,696	12.4%	42,128	27.8%	$36.63	14.2%	29.6%
2016	13	22,446	14.8%	64,574	42.7%	$33.28	15.5%	45.0%
2017	4	8,724	5.8%	73,298	48.4%	$40.75	7.4%	52.4%
2018	1	2,433	1.6%	75,731	50.1%	$37.34	1.9%	54.3%
2019	1	46,570	30.8%	122,301	80.8%	$32.07	30.9%	85.2%
2020	2	1,917	1.3%	124,218	82.1%	$46.00	1.8%	87.0%
2021	3	15,197	10.0%	139,415	92.2%	$31.63	10.0%	97.0%
2022	1	4,142	2.7%	143,557	94.9%	$35.02	3.0%	100.0%
Thereafter	0	0	0.0%	143,557	94.9%	$0.00	0.0%	100.0%
Vacant(2)	NAP	7,730	5.1%	151,287	100.0%	NAP	NAP
Total / Wtd. Avg.	54	151,287	100.0%			$33.63	100.0%

(1)	Includes four MTM storage leases totaling 1,239 sq. ft
(2)	Includes three vacant storage spaces totaling 2,170 sq. ft.

The Loan.    The Bradley Arlington loan (the “Bradley Arlington Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 151,287 square foot, Class B, mixed use office/retail complex located at 6917, 6931, 6933 & 6937 Arlington Road in Bethesda, Maryland (the “Bradley Arlington Property”) with an original principal balance of $40.0 million.  The Bradley Arlington Loan has a 10-year term and amortizes on a 30-year schedule after a 2-year interest only period.  The Bradley Arlington Loan accrues interest at a fixed rate equal to 5.7250% and has a Cut-off Date Balance of $40.0 million.  Loan proceeds were used to, among other things, retire existing debt of $37.9 million and return $519,778 of equity to the borrower.  Based on the appraised value of $59.2 million as of February 3, 2012, the Cut-off Date LTV is 67.6% and the remaining implied equity is $19.2 million.  The most recent prior financing of the Bradley Arlington Property was included in the CSFB 2003-C4 transaction.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,000,000	100.0%	Loan Payoff(1)	$37,943,087	94.9%
			Reserves	$699,034	1.7%
			Closing Costs	$838,100	2.1%
			Return of Equity	$519,778	1.3%
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)
The Loan Payoff consists of approximately $20.2 million to retire an existing CMBS loan, which was previously included in the CSFB 2003-C4 CMBS transaction, and approximately $17.8 million to retire mezzanine debt.

The Borrower / Sponsor.    The borrower, Bradley Arlington Finance, LLC (the “Borrower”), and the property owner, Bradley Arlington, LLC (the “IDOT Guarantor”), are each a single purpose limited liability company structured to be bankruptcy-remote, each with two independent directors in their organizational structure.  The Borrower is a Delaware limited liability company and the IDOT Guarantor is a Maryland limited liability company.  Under the Bradley Arlington Loan, the obligations of the Borrower are guaranteed by the IDOT Guarantor, which guaranty is secured by a mortgage on the fee owner's property.  The sponsor of the Borrower and the nonrecourse carve-out guarantors are Robert Scheer and Gregory B. Fernebok (collectively the “Guarantor”), jointly and severally.

Robert Scheer is the president and founder of Scheer Partners.  Scheer Partners is a fully integrated commercial real estate services company with a focus on the healthcare and biotechnology sector in the Washington and Baltimore metropolitan areas.  Scheer Partners’ capabilities include asset and property management, acquisitions and development, brokerage, construction management, and finance. Robert Scheer has overseen more than 3.0 million sq. ft. of life sciences real estate transactions.

Gregory B. Fernebok is the president and founder of Sheridan Development, which is a full-service commercial real estate firm specializing in retail and office development, construction management and property management/leasing.  Over the last fourteen years, Sheridan has developed and purchased more than 2.0 million sq. ft. of commercial office and retail projects.  Sheridan Development has provided construction management services for over 1.6 million sq. ft. of office and retail projects and 1,000 residential units in the Washington DC metro area, California and Arizona.

The Property. The Bradley Arlington Property is located in Bethesda, Maryland at the major intersection of Arlington Road and Bradley Boulevard.  Constructed in two stages in 1962 and 1986, the Bradley Arlington Property is comprised of two Class B office buildings with ground floor retail, a six story parking garage and a stand-alone retail building.  The collateral includes 111,092 sq. ft. of office space, 36,786 sq. ft. of retail space, 3,409 sq. ft. of storage space, 470 garage spaces and an additional 28 surface parking spaces.  As of February 1, 2012, the Bradley Arlington Property is 96.2% occupied (excluding storage space), which consists of a 97.2% office occupancy and 93.3% retail occupancy.  Over the last 15 years, the Bradley Arlington Property has maintained an average occupancy of 96%.

The Bradley Arlington Property includes the following buildings:

6917 Arlington Road - Three-story, Class B, 43,438 sq. ft. office building with 19,885 sq. ft. of retail space, 22,074 sq. ft. of office space on the upper floors and an additional 1,479 sq. ft. of storage space.  6917 Arlington Road was built in 1962 and is 92.7% occupied (excluding storage space).  The largest tenant is CVS, which occupies 14,200 sq. ft. (32.7% of the building NRA) of retail space expiring November 30, 2015 with one ten-year extension option remaining.  CVS reported sales at this location of $17.6 million ($1,242 PSF) in 2011, $17.1 million ($1,204 PSF) in 2010 and $16.9 million ($1,191 PSF) in 2009.  The CVS lease commenced in 1980 and has been renewed four times for a total term of 35 years.  No other tenant has more than 2,527 sq. ft. (5.8% of the NRA of the building).  The property contains 28 surface parking spaces, 25 of which are leased to CVS.

6931 Arlington Road - Five-story, Class B, 106,649 sq. ft. building constructed in 1986 with 15,701 sq. ft. of retail space on the first floor, 89,018 sq. ft. of office space on the upper floors and an additional 1,930 sq. ft. of storage space.  As of February 1, 2012, 6931 Arlington Road is 97.6% occupied (excluding storage space). The largest tenant is the Cystic Fibrosis Foundation which occupies 46,570 sq. ft. (43.7% of the building NRA) on a lease expiring April 30, 2019.  Cystic Fibrosis Foundation has occupied space within this building since 1992 and currently utilizes this location as its world headquarters.  No other tenant occupies more than 8,460 sq. ft. (7.9% of the NRA of the building).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

6933 Arlington Road - Six story, 470-space attended parking garage.  The garage, operated by Monument Parking and providing valet service, has generated more than $500,000 in revenue in each of the last four years.

6937 Arlington Road - Single story, Class B, 1,200 sq. ft. retail building built in 1962 and 100.0% occupied by Aji-Nippon Restaurant through February 28, 2017.  The tenant has occupied this space since 1997 and recently executed a lease extension.

Environmental Matters. The Phase I environmental report dated February 10, 2012 recommended no further action at the Bradley Arlington Property, other than the continued implementation of an Asbestos O&M program already in place.

Major Tenants.

Cystic Fibrosis Foundation (48,615 sq. ft., 32.1% of NRA, 32.2% of Annual U/W Base Rent)

The Cystic Fibrosis Foundation, a non-profit organization dedicated to fighting against and finding a cure for cystic fibrosis, was established in 1955 and has occupied space at the Bradley Arlington Property since 1992 (currently utilizing the space as its world headquarters).  As of December 31, 2010, the Cystic Fibrosis Foundation had $272.5 million in total assets including $21.7 million in cash.  Total liabilities were $84.2 million, and total equity was $188.3 million.

CVS Pharmacy (14,200 sq. ft., 9.4% of NRA, 10.1% of Annual U/W Base Rent)

The CVS Pharmacy (“CVS”) lease commenced December 1, 1980 and has been renewed four times for a total term of 35 years. Peoples Drugs was the original tenant under the lease and was acquired by CVS in the early 1990s.  CVS reported sales of approximately $17.6 million ($1,242 PSF) in 2011, $17.1 million ($1,204 PSF) in 2010 and $16.9 million ($1,191 PSF) in 2009. CVS paid percentage rent of $217,158, $195,664 and $188,145 in 2011, 2010 and 2009, respectively.  CVS has one ten-year renewal option remaining at a renewal rate equal to the sum of the previous year’s base rent and percentage rent.  CVS leases 25 of the 28 surface parking spaces for customer use.

The Market.     The Bradley Arlington Property is located in the infill commercial district of Bethesda, Montgomery County, Maryland approximately eight miles northwest of the Washington D.C. CBD.  The Washington D.C. MSA is comprised of three primary market segments: Washington D.C., Northern Virginia, and Suburban Maryland (collectively, the “DC MSA”).  Between 2000 and 2010, 244,000 jobs were added in the DC MSA, and as of November, 2011 the PMSA unemployment rate was 5.4% compared with the national rate of 8.7%.  The population growth has been 1.7% per year since 2000, the second highest in the United States.  Average 2011 household income in the DC MSA was estimated to be $103,663, the highest in the nation.

The Bradley Arlington Property is located in the Bethesda/Chevy Chase submarket.  Within a three-mile radius of the Bradley Arlington Property, the total 2011 estimated population and estimated average 2011 household income were 140,372 and $163,386, respectively.  Bethesda is located within the I-495 Beltway and is approximately two miles from the border of Washington D.C. and eight miles from the Washington D.C. CBD.  Wisconsin Avenue, located less than 0.5 miles from the Bradley Arlington Property, is the main thoroughfare in Bethesda and primary commuter road into Washington, D.C.  The Red Line of the Washington Metro parallels Wisconsin Avenue and has a station in the center of Bethesda located less than half a mile from the Bradley Arlington Property.

According to the appraisal, the Bethesda/Chevy Chase office submarket has the highest full service rental rates in the Suburban Maryland market for the last seven years.  The average full service rental rate as of year-end 2011 was $38.57 PSF and the submarket direct vacancy rate was 7.2%.  The appraisal concluded market rents of $33.00 PSF for office space at the 6917 Arlington Road Building, $35.00 PSF for office space at the 6931 Arlington Road Building and $20.00 PSF for below grade office space.

The Bradley Arlington Property is located in a retail submarket which includes Bethesda, Silver Spring and the NW Beltway.  This submarket had an overall vacancy rate of 3.5% as of the fourth quarter 2011.  Retail vacancy in this submarket has not exceeded 5.4% at any time in the last five years.  The appraisal concluded retail market rents for the Bradley Arlington Property of $45.00 PSF for retail spaces with direct Arlington Road or Bradley Road frontage and $36.00 PSF for retail spaces with primary frontage on the parking court.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Competitive Set(1)
Name	Air Rights East-West Tower	Artery Plaza	Bethesda Bradley Building	South Woodmont Building	The Clark Building	Chevy Chase Building
Property Type	Office	Office	Office	Office	Office	Office
Year Built / Renovated	1964	1986	1964	1990	1984	1970
Total Occupancy	74%	95%	77%	100%	95%	91%
Size (Sq. Ft.)	323,304	272,000	43,122	63,068	296,123	250,000
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$3,985,698	$3,881,995	$4,095,554	$4,828,288	$31.91
Value of Vacant Space	0	0	0	223,189	1.48
Gross Potential Rent	$3,985,698	$3,881,995	$4,095,554	$5,051,477	$33.39
Total Recoveries	261,000	274,165	238,622	251,223	1.66
Total Other Income(2)	728,666	737,854	871,430	871,430	5.76
Less: Vacancy(3)	0	0	0	(370,032)	(2.45)
Effective Gross Income(4)	$4,975,364	$4,894,014	$5,205,606	$5,804,097	$38.36
Total Operating Expenses	1,546,599	1,642,553	1,696,905	1,717,690	11.35
Net Operating Income	$3,428,765	$3,251,461	$3,508,701	$4,086,407	$27.01
TI/LC	0	0	0	177,543	1.17
Capital Expenditures	0	0	0	29,863	0.20
Net Cash Flow	$3,428,765	$3,251,461	$3,508,701	$3,879,001	$25.64

(1)	U/W Base Rent includes $205,181 in contractual step rent through March 2013 and a mark-to-market adjustment of $25,025.
(2)
U/W Other Income consists primarily of parking income and $217,158 of percentage rent paid by CVS.  Other Income increased in 2011 due to higher contractual and daily parking rates due in part by the commencement of the Bethesda Chevy Chase Surgery Center LLC lease which increased daily parking traffic demand.

(3)
U/W Vacancy is 6.7% of gross income.  Vacancy includes a 7.2% underwritten office vacancy based on the submarket data versus 3.0% actual economic office vacancy and 7.9% actual economic retail vacancy versus a retail submarket vacancy of 3.5%.

(4)
U/W Effective Gross Income is higher than historicals due to 14 leases (including the Bethesda Chevy Chase Surgery Center LLC) signed in 2011 and 2012 totaling 20,477 sq. ft. and $714,470 in U/W Base Rent.

Property Management.    The Bradley Arlington Property is managed by Harvey Property Management Company, Inc.

Lockbox / Cash Management.    The Bradley Arlington Loan is structured with a hard lockbox and in place cash management.  The Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to a cash management account under the control of the lender and amounts in this account are used to pay monthly debt service payments and any reserves due under the Bradley Arlington Loan documents with any excess amounts remaining in this account returned to the Borrower in accordance with the Bradley Arlington Loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of the Borrower, the IDOT Guarantor, the managing member of the Borrower, the Guarantor or the property manager, (iii) if the debt service coverage ratio for any calendar quarter is less than 1.15x until such time that the debt service coverage ratio is 1.20x for two consecutive quarters, or (iv) if a Cystic Fibrosis Lease Discontinuation Event is occurring.

A “Cystic Fibrosis Lease Discontinuation Event” occurs (i) upon the termination or any other discontinuance of the Cystic Fibrosis Foundation lease, (ii) if Cystic Fibrosis Foundation provides notice of its intent to vacate, terminate or otherwise discontinue its lease, or (iii) if the Cystic Fibrosis Foundation fails to extend the existing lease or enter into a new lease by April 30, 2018; provided, among other things, that such lease must (a) be for a term of not less than five years, (b) provide for rental rates comparable to those set forth in the existing Cystic Fibrosis lease, (c) be on commercially reasonable market rate terms and not contain any terms which would materially affect lender’s rights under the Bradley Arlington Loan and (d) in the event that such lease is a new lease, be approved in writing by lender.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Initial Reserves.    At closing, the Borrower deposited (i) $248,000 into a tax reserve account, (ii) $6,909 into an insurance reserve account, (iii) $442,000 into a TI/LC reserve account and (iv) $2,125 into the required repair reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $31,000, into a tax reserve account, (ii) 1/12 of the annual insurance premium, which currently equates to $3,455, into a insurance reserve account, (iii) $2,489 into a capital expenditure account and (iv) $16,051 into a TI/LC reserve account, which amount is capped at $800,000.  The TI/LC reserve cap will be waived in the event that either (i) the gross rent payable under existing leases or (ii) rentable square footage leased by tenants in occupancy and open for business at the Bradley Arlington Property is less than 88% of the gross rent payable under existing leases or rentable sq. ft. leased by tenants as of the closing date of the Bradley Arlington Loan.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release or Substitution.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6917, 6931, 6933 & 6937 Arlington Road Bethesda, MD 20814	Collateral Asset Summary Bradley Arlington	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 67.6% 1.39x 10.2%

Bradley Arlington Office
6917, 6931, 6933 & 6937 Arlington Road
Bethesda, MD 20814
North Bethesda
Forest Glen
Capital Beltway
Rock Creek Park
Brookville
Silver Spring
National Institutes of Health
National Naval Medical Center
MEDICAL CENTER
MONTGOMERY COUNTY
Bethesda
Downtown Bethesda
BETHESDA
Chevy Chase
Little Falls Branch Park
MARYLAND
DIST. OF COLUMBIA
Brookmont
FRIENDSHIP HEIGHTS
Friendship Heights
TENLEYTOWN-AU
Tenleytown
Washington D.C.
McLean
American University
CLEVELAND PARK
Naval Observatory
Georgetown University
Georgetown
Potomac River
DUPONT CIRCLE
Chevy Chase

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Mortgage Loan Information			Property Information
Loan Seller:		CCRE	Single Asset / Portfolio:	Single Asset
Loan Purpose:		Refinance	Property Type:	Anchored Retail
Sponsor:		Kimco Income Operating Partnership,	Collateral:	Fee Simple
L.P.			Location:	Durham, NC
Borrower:		KIR New Hope Commons Limited	Year Built / Renovated:	1995 / NAP
Partnership			Total Sq. Ft.:	467,137
Original Balance:		$35,000,000	Total Collateral Sq. Ft.(3):	408,292
Cut-off Date Balance:		$34,919,760	Property Management:	KRC Property Management I, Inc.
% by Initial UPB:		3.7%	Underwritten NOI:	$4,323,878
Interest Rate:		4.9495%	Underwritten NCF:	$4,083,774
Payment Date:		11th of each month	Appraised Value:	$62,000,000
First Payment Date:		April 11, 2012	Appraisal Date:	February 2, 2012
Maturity Date:		March 11, 2022
Amortization:		360 months	Historical NOI
Additional Debt:		None	2011 NOI:	$4,520,033 (December 31, 2011)
Call Protection:		L(26), D(90), O(4)	2010 NOI:	$4,663,433 (December 31, 2010)
Lockbox / Cash Management:		Springing Hard / Springing	2009 NOI(4):	$5,214,203 (December 31, 2009)
			2008 NOI:	$4,924,141 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy(2)
Taxes:	$0	Springing	Current Occupancy(5):	98.7% (February 27, 2012)
Insurance:	$0	Springing	2011 Occupancy:	98.7% (December 31, 2011)
Replacement:	$0	Springing	2010 Occupancy:	100.0% (December 31, 2010)
TI/LC:	$0	Springing	2009 Occupancy:	98.4% (December 31, 2009)
			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(2)	Based on the Total Collateral Sq. Ft. of 408,292.
Cut-off Date Balance / Sq. Ft.(2):		$86	(3)	Excludes Dick’s Sporting Goods (58,845 sq. ft.), which is not part of the collateral.
Balloon Balance / Sq. Ft. (2):		$70	(4)	2009 NOI includes a one time lease termination payment of approximately $718,000 received from Linens-N-Things, which vacated the property in December 2008. The former Linens-N-Things space was re-leased to Buy Buy Baby.
Cut-off Date LTV:		56.3%
Balloon LTV:		46.3%
Underwritten NOI DSCR:		1.93x	(5)	98.9% occupied based on Total Sq. Ft.
Underwritten NCF DSCR:		1.82x
Underwritten NOI Debt Yield:		12.4%
Underwritten NCF Debt Yield:		11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Expiration	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost (% of Sales)(2)(3)

Non-Collateral Anchor Tenants
Dick’s Sporting Goods	NR/NR/NR	58,845	NAP	NAP	NAP	NAP	NAP

Collateral Anchor Tenants
Walmart	AA/Aa2/AA	149,929	36.7%	10/13/2015	$56,827	$379	2.8%
Best Buy	BBB-/Baa2/BBB-	45,000	11.0%	1/31/2016	$28,335	$630	2.2%
Buy Buy Baby	NR/NR/NR	31,999	7.8%	1/31/2020	NAP	NAP	NAP
Marshalls	NR/A3/A	30,311	7.4%	1/31/2016	$7,398	$244	5.8%
Barnes & Noble	NR/NR/NR	25,200	6.2%	2/1/2014	$5,853	$232	8.4%
OfficeMax	NR/B2/B-	23,248	5.7%	10/31/2015	NAP	NAP	NAP
Total Collateral Anchor Tenants		305,687	74.9%		$98,414	$393	3.2%

Major Tenants (>10,000 sq. ft.)
Michaels	NR/Caa1/B	19,064	4.7%	2/28/2013	$3,298	$173	8.0%
Old Navy	BBB-/Baa3/BB+	17,512	4.3%	2/28/2018	$4,156	$237	8.7%
Golf Galaxy	NR/NR/NR	13,010	3.2%	1/31/2016	NAP	NAP	NAP
Total Major Tenants		49,586	12.1%		$7,455	$204	8.4%

Remaining Tenants
In-line (5,000-10,000 sq. ft.)		29,175	7.1%		$4,817	$241	9.5%
In-line (<5,000 sq. Ft.)		18,594	4.6%		$4,500	$332	7.9%
Total Remaining Tenants		47,769	11.7%		$9,317	$278	8.8%

Total Occupied Collateral		403,042	98.7%

Vacant		5,250	1.3%
Total Collateral Sq. Ft.		408,292	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales, Sales PSF and Occupancy Cost provided by the borrower as of February 16, 2012 and only include tenants who report sales.  For Marshalls and Barnes & Noble, Total Sales, Sales PSF, and Occupancy Cost are as of December 31, 2010.  For Michaels, Total Sales, Sales PSF, and Occupancy Cost are as of March - December 2010 annualized.  In-line tenants sales represent tenants in occupancy and reporting sales from 2009-2011.

(3)	Occupancy Costs were calculated using each tenant’s U/W Base Rent plus the average U/W Reimbursements PSF.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	4	16,743	4.1%	16,743	4.1%	$19.75	6.9%	6.9%
2013	2	24,064	5.9%	40,807	10.0%	$14.48	7.3%	14.3%
2014	3	26,700	6.5%	67,507	16.5%	$17.72	9.9%	24.2%
2015	5	185,903	45.5%	253,410	62.1%	$9.31	36.3%	60.5%
2016	4	95,289	23.3%	348,699	85.4%	$12.37	24.7%	85.2%
2017	1	4,832	1.2%	353,531	86.6%	$27.00	2.7%	88.0%
2018	1	17,512	4.3%	371,043	90.9%	$18.11	6.7%	94.6%
2019	0	0	0.0%	371,043	90.9%	$0.00	0.0%	94.6%
2020	1	31,999	7.8%	403,042	98.7%	$8.00	5.4%	100.0%
2021	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
2022	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	403,042	98.7%	$0.00	0.0%	100.0%
Vacant	NAP	5,250	1.3%	408,292	100.0%	NAP	NAP
Total / Wtd. Avg.	21	408,292	100.0%			$11.82	100.0%
(1)
Certain tenants have lease termination options related to co-tenancy provisions that may become exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

The Loan.  The New Hope Commons loan (the “New Hope Commons Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 408,292 square foot Walmart anchored power center located at 5400 New Hope Commons Drive in Durham, North Carolina (the “New Hope Commons Property”) with an original principal balance of $35.0 million. The New Hope Commons Loan has a 10-year term and amortizes on a 30-year schedule. The New Hope Commons Loan accrues interest at a fixed rate equal to 4.9495% and has a Cut-off Date Balance of approximately $34.9 million. Loan proceeds were used to, among other things, retire existing debt of $32.0 million and return $2.5 million of equity to the borrower.  Based on the appraised value of $62.0 million as of February 2, 2012, the Cut-off Date LTV is 56.3% and the remaining implied equity is $27.1 million. The most recent prior financing of the New Hope Commons Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$35,000,000	100.0%	Loan Payoff	$32,013,686	91.5%
			Closing Costs	$478,789	1.4%
			Return of Equity	$2,507,525	7.2%
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Borrower / Sponsor.  The borrower, KIR New Hope Commons Limited Partnership, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Kimco Income Operating Partnership, L.P. (“KIOP”), which is an affiliate of Kimco Realty Corporation (“Kimco”). Kimco is a publicly-traded (NYSE:KIM) real estate investment trust headquartered in New Hyde Park, New York, that owns and operates neighborhood and community shopping centers throughout North America. As of December 31, 2011, the company owned interests in 946 shopping centers comprising 138 million sq. ft. of leasable space across 44 states, Puerto Rico, Canada, Mexico and South America.  KIOP was formed by Kimco in 1999 and currently owns 59 retail assets nationwide totaling 12.6 million sq. ft.

The Property.  The New Hope Commons Property consists of four single-story buildings constructed in 1995 totaling 467,137 sq. ft., of which 408,292 sq. ft. is collateral.  The 39.52 acre site is located in a major retail corridor at the intersection of Interstate 40 (58,000 vehicles daily) and Durham-Chapel Hill Boulevard (US Highway 15/501; 44,000 vehicles daily), which is the primary vehicular corridor connecting Durham and Chapel Hill, North Carolina. The center has excellent frontage and visibility along Mt. Moriah Road and benefits from its proximity to the signaled intersection of Durham-Chapel Hill Boulevard and Mt. Moriah Road, which also contains a Home Depot anchored center.  The New Hope Commons Property is 98.7% occupied as of February 27, 2012 by 21 national and local tenants with four investment-grade rated tenants representing 59.5% of the net rentable area (“NRA”).  Twelve of the 21 tenants (81.4% of NRA, 78.1% of U/W Base Rent) have occupied the New Hope Commons Property since it opened in 1995.

Anchor tenants include Walmart, Best Buy, Buy Buy Baby, Marshalls, Barnes & Noble and OfficeMax.  Walmart is an original tenant at the New Hope Commons Property and renovated its store in early 2011 into a Walmart Supercenter, including the addition of groceries. Since reopening as a Supercenter, reported 2011 annualized sales (Feb.-Oct. 2011) have increased to $56.8 million ($379 PSF), the highest level since 2009.  The Walmart Supercenter at the New Hope Commons Property is the primary Walmart in the area. The nearest alternative Walmart is located approximately five miles east of the New Hope Commons Property and is not a Supercenter store.  Major tenants at the New Hope Commons Property include Michaels, Old Navy (which executed a seven year lease renewal in March 2012 with a starting rent of $17.25 PSF, 7.1% higher than its previous rent) and Golf Galaxy.  The center is also occupied by Dick’s Sporting Goods (not part of the collateral), which leases 58,845 sq. ft. adjacent to Old Navy.  Parking at the New Hope Commons Property consists of 2,052 surface spaces (5.03 spaces/1,000 sq. ft. of GLA).

The New Hope Commons Property is located approximately five miles from both Duke University and the University of North Carolina Chapel Hill, which had a combined 2011 enrollment of approximately 44,000 students. These two schools and the corresponding businesses and infrastructure that support them serve as major demand generators for the center.  KIOP has owned the New Hope Commons Property since 2002.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Historical Sales PSF(1)
	2009	2010	2011
Walmart	$324	$288	$379
Best Buy	$676	$648	$630
Marshalls	$242	$244	NAP
Barnes & Noble(2)	$247	$232	NAP
Michaels	$169	$173	NAP
Old Navy(3)	$259	$270	$237

In-line Tenants	$292	$279	$278
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower. In-line tenant sales represent tenants in occupancy and reporting sales from 2009-2011.
(2)	As of February 2011, Barnes & Noble is no longer required to report sales.
(3)	Old Navy executed a seven-year renewal in March 2012 at $17.25 PSF, which was a 7.1% increase over the prior rent of $16.10 PSF.

Environmental Matters.  The Phase I environmental report dated February 10, 2012 recommended no further action at the New Hope Commons Property.

The Market.  The New Hope Commons Property is located in the South Durham submarket of the Raleigh-Durham MSA in North Carolina. The Raleigh, Durham and Chapel Hill area is commonly known as the “Research Triangle” and is anchored by the three major universities of Duke, University of North Carolina Chapel Hill and North Carolina State University, which collectively enrolled approximately 78,650 undergraduate and postgraduate students as of 2011.  The center is located approximately six miles southwest of the Durham CBD and approximately five miles northeast of Chapel Hill.  Within a 3-mile radius of the New Hope Commons Property, 2011 population and average household income are approximately 43,063 and $91,328, respectively.  The 2011 estimated population within a 5-mile radius increases to approximately 141,966, reflecting the impact of the local universities (Duke University and the University of North Carolina Chapel Hill).  The corresponding 2011 average household income within a 5-mile radius was approximately $74,815.

The Durham area retail market remained resilient during the recent recession, with average rents remaining relatively stable and achieving a peak sub-market vacancy of 7.1% in early 2009. The area retail market and the local submarket are exhibiting stabilized occupancy levels and upward trending rental rates, while maintaining favorable absorption in recent years.  Per the appraisal, as of 4Q 2011, the South Durham retail submarket achieved a 94.7% occupancy rate with average rents of $14.06 PSF.

The appraiser analyzed a set of four comparable properties shown below.  The average occupancy among the comparables is 92.9%.

Competitive Set(1)
Name	New Hope Commons (Subject)	The Commons at University Place	Oak Creek Village	Patterson Place	South Square
Distance from Subject	NAP	2.5 miles NE	3.7 miles NE	0.7 miles SE	2.3 miles NE
Property Type	Power Center	Neighborhood / Community	Neighborhood / Community	Neighborhood / Community	Power Center
Year Built / Renovated	1995 / NAP	1995 / NAP	1985 / 1994	2004-2005	2004-2005
Total Occupancy	98.9%	84.2%	93.2%	95.0%	99.3%
Size (Sq. Ft.)	467,137	86,200	116,186	412,407	432,000
Anchors / Major Tenants	Walmart, Dick’s Sporting Goods, Best Buy, Buy Buy Baby, Marshalls, Barnes & Noble, OfficeMax	Harris Teeter, Carmike Theatres	T.J. Maxx	Home Depot, Kroger, Kohl’s, Bed Bath & Beyond	Target, Sam’s Club, Ross Dress for Less, Office Depot
(1)	Source: Appraisal

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)(2)	$5,426,111	$4,899,222	$4,784,570	$4,765,159	$11.67
Value of Vacant Space	0	0	0	131,250	0.32
Gross Potential Rent	$5,426,111	$4,899,222	$4,784,570	$4,896,409	$11.99
Total Recoveries	1,274,786	1,047,476	1,050,637	1,059,766	2.60
Total Other Income	8,497	10,895	17,299	8,540	0.02
Less: Vacancy & Credit Loss(3)	0	0	0	(316,130)	(0.77)
Effective Gross Income	$6,709,394	$5,957,593	$5,852,506	$5,648,585	$13.83
Total Operating Expenses	1,495,191	1,294,160	1,332,473	1,324,708	3.24
Net Operating Income	$5,214,203	$4,663,433	$4,520,033	$4,323,878	$10.59
TI/LC	0	0	0	166,612	0.41
Capital Expenditures	0	0	0	73,493	0.18
Net Cash Flow	$5,214,203	$4,663,433	$4,520,033	$4,083,774	$10.00

(1)	U/W Base Rent includes $13,558 in contractual step rent through December 31, 2012.
(2)
2009 Base Rent includes a one time lease termination payment of approximately $718,000 received from Linens-N-Things, which vacated the New Hope Commons Property in December 2008. The former Linens-N-Things space was re-leased to Buy Buy Baby.

(3)	U/W Vacancy of 5.3%, which is equal to the South Durham submarket vacancy and greater than the in-place vacancy of 1.3%.

Property Management.  The New Hope Commons Property is managed by KRC Property Management I, Inc., an affiliate of the borrower.

Lockbox / Cash Management.  The New Hope Commons Loan is structured with (i) a springing hard lockbox, under which the borrower is permitted to collect and deposit rents into the borrower’s operating account until the occurrence of a Cash Management Trigger (as defined below), at which time tenants will be directed to send rents directly to a lock box account, and (ii) springing cash management.  The New Hope Commons Loan provides for cash management upon the occurrence of (i) any event or default, (ii) failure to maintain a 1.20x DSCR on the last day of any calendar quarter, or (iii) on the date that is 60 days prior to the expiration of the Walmart lease or at such time that Walmart goes dark, vacates, delivers notice or otherwise indicates its intent to vacate or not to renew its lease at the property for at least 75% of the Walmart space (a “Cash Management Trigger”).

Initial Reserves.   None.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of annual real estate taxes, (ii) 1/12 of annual property insurance premiums, (iii) $5,104 ($0.15 PSF) for replacement reserves capped at $183,731 and (iv) $17,012 for TI/LC expenses; provided however (A) monthly tax escrow deposits are not required unless (i) an event of default exists, (ii) borrower has failed to pay all taxes directly to the appropriate governmental taxing authority (as required under the New Hope Commons Loan documents) or   (iii) a Cash Management Trigger is then in effect; (B) monthly insurance deposits are not required unless (i) an event of default exists, (ii) borrower has failed to pay all insurance premiums directly to the approved insurance carrier as required under the New Hope Commons Loan documents,  or (iii) a Cash Management Trigger is then in effect;  (C) monthly replacement reserves are not required unless (i) an event of default exists,  (ii) the underwritten DSCR is below 1.40x or (iii) borrower fails to maintain the New Hope Commons Property in good repair (as reasonably determined by lender based on annual property inspections), and (D) monthly TI/LC Reserves are not required unless (i) an event of default exists, or (ii) the underwritten DSCR is below 1.40x.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5400 New Hope Commons Drive Durham, NC 27707	Collateral Asset Summary New Hope Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,919,760 56.3% 1.82x 12.4%

New Hope Commons
5400 New Hope Commons Drive
Durham, NC 27707
Eno River State Park
Duke Forest Korstian Division
ORANGE COUNTY
DURHAM COUNTY
CHATHAM COUNTY
WAKE COUNTY
Durham
Chapel Hill
Carrboro
RESEARCH TRIANGLE PARK
Duke University
Horace Williams Airport
Eastwood Lake
B. Everett Jordan Lake
Raleigh-Durham Intl. Airport 2 miles
Durham Frwy
Triangle Expwy
The Streets at Southpoint
Northgate Mall
Durham Technical Comm. College
NC Central University
University of North Carolina Chapel Hill
University Mall
Raleigh
Morrisville
Cary
Apex
Garner
Holly Springs

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:		CCRE	Single Asset / Portfolio:	Single Asset
Loan Purpose:		Refinance	Property Type:	Office
Sponsor:		Hudson Pacific Properties, L.P.	Collateral:	Fee Simple
Borrower:		Hudson 10950 Washington, LLC	Location:	Culver City, CA
Original Balance:		$30,000,000	Year Built / Renovated:	1957, 1974 / 1997
Cut-off Date Balance:		$29,936,320	Total Sq. Ft. (2):	158,873
% by Initial UPB:		3.2%	Property Management:	Hudson OP Management, LLC
Interest Rate:		5.3160%	Underwritten NOI:	$3,477,749
Payment Date:		9th of each month	Underwritten NCF:	$3,249,055
First Payment Date:		April 9, 2012	Appraised Value:	$50,000,000
Maturity Date:		March 11, 2022	Appraisal Date:	December 12, 2011
Amortization:		360 months
Additional Debt:		None	Historical NOI
Call Protection:		L(18), YM1(98), O(4)	2011 NOI:	$3,668,865 (December 31, 2011)
Lockbox / Cash Management:		Hard / Springing	2010 NOI(3):	$3,299,850 (YTD July 31, 2010 Ann.)
			2009 NOI:	$3,089,342 (December 31, 2009)
Reserves(1)			2008 NOI:	$3,226,330 (December 31, 2008)
	Initial	Monthly
Taxes:	$44,167	$44,167	Historical Occupancy
Insurance:	$0	Springing	Current Occupancy:	100.0% (January 31, 2012)
Replacement:	$2,648	$2,648	2011 Occupancy:	97.3% (December 31, 2011)
TI/LC:	$16,549	$16,549	2010 Occupancy:	99.5% (December 31, 2010)
NFL Reserve:	$0	Springing	2009 Occupancy:	87.4% (December 31, 2009)
Large Tenant Reserve:	$0	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2)	Total Sq. Ft. does not include the income producing enclosed parking structure containing 203 parking spaces and 238 surface parking spaces.
Financial Information
Cut-off Date Balance / Sq. Ft.(2):		$188	(3)	The Washington Boulevard Property was acquired in December 2010. Full year 2010 financials were not provided by the seller and are not available.
Balloon Balance / Sq. Ft. (2):		$157
Cut-off Date LTV:		59.9%
Balloon LTV:		49.8%
Underwritten NOI DSCR:		1.74x
Underwritten NCF DSCR:		1.62x
Underwritten NOI Debt Yield:		11.6%
Underwritten NCF Debt Yield:		10.9%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	—	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration

NFL Enterprises, LLC	A+/NR/NR	104,589	65.8%		$31.54	69.6%	3/31/2015
SDI Media USA, Inc.	NR/NR/NR	30,300	19.1%		$26.43	16.9%	4/30/2016
All3Media Limited dba Studio Lambert	NR/NR/NR	20,047	12.6%		$28.20	11.9%	6/30/2013
Crescent Bay Software Corp.	NR/NR/NR	2,174	1.4%		$27.36	1.3%	7/31/2013
Total Major Tenants		157,110	98.9%		$30.07	99.7%
Remaining Tenants		1,763	1.1%		$31.06	0.3%
Total Occupied Collateral		158,873	100.0%		$30.07	100.0%
Vacant		0	0.0%
Total		158,873	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF excludes the 1,338 sq. ft. management office included in remaining tenants.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(1)	2	1,763	1.1%	1,763	1.1%	$31.06	0.3%	0.3%
2012	0	0	0.0%	1,763	1.1%	$0.00	0.0%	0.3%
2013	2	22,221	14.0%	23,984	15.1%	$28.12	13.2%	13.5%
2014	0	0	0.0%	23,984	15.1%	$0.00	0.0%	13.5%
2015	1	104,589	65.8%	128,573	80.9%	$31.54	69.6%	83.1%
2016	1	30,300	19.1%	158,873	100.0%	$26.43	16.9%	100.0%
2017	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2018	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2019	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2020	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
2022	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	158,873	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	158,873	100.0%	NAP	NAP
Total / Wtd. Avg.	6	158,873	100.0%			$30.07	100.0%

(1)	MTM # of Leases Expiring and Total Expiring Sq. Ft. include the 1,338 sq. ft. management office.
(2)	Excludes the 1,338 sq. ft. management office.

The Loan.  The 10912 & 10950 Washington Boulevard loan (the “Washington Boulevard Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 158,873 square foot multi-tenant office campus consisting of a 3-story office building totaling 86,987 sq. ft. and a single-level office building totaling 71,886 sq. ft. located in Culver City, California (the “Washington Boulevard Property”) with an original principal balance of $30.0 million.  The Washington Boulevard Loan has a 10-year term and amortizes on a 30-year schedule.  The Washington Boulevard Loan accrues interest at a fixed rate equal to 5.3160% and has a Cut-off Date Balance of approximately $29.9 million.  The Washington Boulevard Property was originally acquired by the sponsor in December 2010 for approximately $46.0 million.  In connection with its acquisition, the borrower assumed an existing CMBS loan of $30.0 million (WBCMT 2007-C30) secured by the Washington Boulevard Property, which was repaid in December 2011.  The Washington Boulevard Loan proceeds were used to recapitalize the Washington Boulevard Property which was unencumbered at the time of loan funding.  Upon funding the Washington Boulevard Loan, approximately $17.3 million of cash equity remains in the Washington Boulevard Property.  Based on the appraised value of $50.0 million, as of December 12, 2011, the Cut-off Date LTV is 59.9% and the remaining implied equity is $20.0 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	100.0%	Borrower Recapitalization	$28,862,202	96.2%
			Reserves(1)	$230,253	0.8%
			Closing Costs	$907,545	3.0%
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Reserves of $230,253 include $166,890 that was withheld upfront for the first debt service payment, and has since been released.

The Borrower / Sponsor.  The borrower, Hudson 10950 Washington, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Hudson Pacific Properties, L.P. (“Guarantor”), which is the real estate holding company of Hudson Pacific Properties, Inc. (“Hudson”), a full-service, vertically integrated, California based REIT.  Hudson’s portfolio consists of 17 office and media/entertainment properties located throughout California totaling over 4.4 million square feet.  According to the 2011 10-K filing, Hudson reported a net worth of $688.7 million and liquidity of $13.7 million (cash and cash equivalents).  Since 2010, Hudson has acquired 12 properties totaling over 2.8 million square feet for a total cost of $604.6 million.

The Property.  The Washington Boulevard Property consists of a gated 158,873 square foot, 100% occupied, multi-tenant office campus built in 1957/1974 and renovated in 1997.  The office campus consists of a three-story office building containing 86,987 square feet, a single-level multi-purpose office building containing 71,886 square feet, and 441 surface and enclosed parking spaces, as detailed below:

10950 Washington Boulevard:  An 86,987 sq. ft., three-story traditional office building and adjoining three-level, 203 stall parking structure, which provides direct access to the 2nd and 3rd floor tenant spaces.  10950 Washington Boulevard is leased by four tenants ranging in size from 425 sq. ft. (D-Two Design) to 63,003 sq. ft. (NFL Enterprises, LLC), and also includes a 1,338 sq. ft. property management office.

10912 Washington Boulevard:  A 71,886 sq. ft. single-level, multi-purpose office building that is shared by NFL Enterprises, LLC (“NFL”) and SDI Media USA, Inc. (“SDI”).  The SDI premises (30,300 sq. ft. or 19.1% of total NRA) features high ceilings, and mezzanine office space (8,000 sq. ft.).  The SDI space includes office suites used for production/editing, two sound rooms and a state-of-the-art screening room.  The NFL portion of the building includes two sound stages (13.1% of total NRA - Stage 1, 10,977 sq. ft.; Stage 2, 9,899 sq. ft.) used for the production of filmed content, as well as stage support and studio space (18,484 sq. ft. or 11.6% of total NRA).  According to the sponsor, NFL reportedly invested more than $15 million on its build-out, including installation of electrical and mechanical systems to outfit the stage/sound space, sophisticated cooling systems, generators and UPS systems to service its operations. The rear of the building is outfitted with large motorized doors for convenient loading access/logistics.  NFL also built out the 2,109 sq. ft. Huddle West Café, which is catered by Wolfgang Puck.

Environmental Matters.  The Phase I environmental report dated March 5, 2012 recommended no further action at the Washington Boulevard Property.

Major Tenants.

NFL Enterprises, LLC (104,589 sq. ft., 65.8% of NRA, 69.6% of GPR)
NFL is a wholly-owned subsidiary of the National Football League (rated A+/NR/NR by Fitch/Moody’s/S&P).  NFL operates the NFL Network and NFL.com, which have been headquartered at the Washington Boulevard Property since 2003.  The NFL Network is an American television specialty channel owned and operated by NFL.  The NFL Network currently has agreements with national carriers such as DirecTV and Dish Network as well as regional providers such as Verizon FiOS, AT&T U-verse and some Comcast and Cox Communications cable systems.  NFL has vertically integrated all its operations from broadcasting, production, editing, marketing and distribution and recently expanded their newsroom office space.  NFL has demonstrated a significant commitment to the Washington Boulevard Property by reportedly investing more than $15.0 million in capital improvements and continually expanding and absorbing new space (nine expansions totaling 33,977 sq. ft. or 21.4 % of NRA since 2003, including 9,019 sq. ft. or 5.7% of NRA since October 2011).

SDI Media USA, Inc.  (30,300 sq. ft., 19.1% of NRA, 16.9% of GPR)
SDI provides subtitling and language dubbing services to the entertainment industry. It serves broadcast, DVD home/video, theatrical, corporate multimedia and e-learning, interactive games, educational software, and mobile industries.  Notable projects include motion

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

pictures such as Independence Day and Godzilla.  SDI also operates from over 30 regional offices around the world and employs over 750 full-time employees.

All3Media Limited dba Studio Lambert (20,047 sq. ft., 12.6% of NRA, 11.9% of GPR)
All3Media Limited dba Studio Lambert (“All3Media”) is a media production group comprising more than a dozen television, film, and new media production companies.  The UK-based firm also owns an international distribution company, an advertising agency, and a talent management business.  All3Media’s television shows are viewed in more than 200 countries and include Cash Cab, Project Runway and Undercover Boss.  All3Media occupies its own floor in 10950 Washington Boulevard with direct access to the parking structure and benefits from a wrap around balcony that is accessible via executive office suites.

The Market.  The Washington Boulevard Property occupies a highly visible location along Washington Boulevard in the Culver City submarket, within the media and creative hub of Culver City, only a few blocks from Culver Studios and Sony Pictures.  The Washington Boulevard Property is proximate to Interstate 405 (less than 0.5 miles), Interstate 10 (1.6 miles), the oceanfront communities of Los Angeles’ Westside (5-8 miles), the commercial centers of Century City (4 miles) and Downtown Los Angeles (12 miles).  Additionally, the Washington Boulevard Property is located less than seven miles from LAX airport, which benefits the NFL’s operations, as it regularly hosts players and personalities who visit the Washington Boulevard Property to participate in interviews, game-day telecasts, and special programming.

The Washington Boulevard Property is located in Los Angeles’ Westside market, which caters to the media and entertainment industry, as well as other creative professions such as advertising, architecture and technology.  The Washington Boulevard Property is located in the Culver City submarket in close proximity to downtown Culver City, one of Los Angeles’s historic entertainment hubs which has recently been revitalized with an influx of art galleries, retail, dining and entertainment attractions.

According to the appraiser, the Washington Boulevard Property is located within the Hayden Tract / Jefferson Corridor of Culver City, which includes a subset of 45 creative office properties totaling 2.3 million sq. ft. with average vacancy of 6.5% and average quoted rents of $31.74 PSF.  The Washington Boulevard Property has averaged 96.5% occupancy over the past five years and 93.2% occupancy over the past seven years.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2009	YTD 7/31/2010 Annual.	2011	U/W	U/W PSF
Base Rent(2)	$3,881,629	$3,935,348	$4,378,056	$4,737,362	$29.82
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$3,881,629	$3,935,348	$4,378,056	$4,737,362	$29.82
Total Recoveries	122,566	196,007	574,701	347,465	2.19
Total Other Income(3)	565,701	606,741	651,912	711,628	4.48
Less: Vacancy(4)	0	0	0	(381,362)	(2.40)
Effective Gross Income	$4,569,896	$4,738,096	$5,604,669	$5,415,094	$34.08
Total Operating Expenses	1,480,554	1,438,246	1,935,804	1,937,345	12.19
Net Operating Income	$3,089,342	$3,299,850	$3,668,865	$3,477,749	$21.89
TI/LC	0	0	0	196,919	1.24
Capital Expenditures	0	0	0	31,775	0.20
Net Cash Flow	$3,089,342	$3,299,850	$3,668,865	$3,249,055	$20.45

(1)	The Washington Boulevard Property was acquired in December 2010. Full year 2010 financials were not provided by the seller and are not available.
(2)	U/W Base Rent includes $199,948 in contractual rent steps through December 31, 2012.
(3)	Other Income is comprised of $346k in monthly parking, $228k in parking validations and coupons, and $133k for HVAC and maintenance recoveries.
(4)
Current occupancy of 100%.  U/W Vacancy of 7.5% of U/W Gross Potential Rent and U/W Total Recoveries.  This vacancy factor is in-line with the appraiser’s concluded vacancy of 7.5%, the Hayden Tract/Jefferson Corridor primary competitive set’s average vacancy of 6.5%, and the Washington Boulevard Property’s 7-year historical average vacancy of 6.8%.

Property Management.  The Washington Boulevard Property is managed by Hudson OP Management, LLC, a borrower affiliate.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

Lockbox / Cash Management.  The Washington Boulevard Loan is structured with a hard lockbox and springing cash management.  The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are transferred on a daily basis to the borrower until the commencement of a Cash Management Period (as defined below), at which time amounts in the lockbox account will be swept daily to a cash management account under the control of the lender.  Amounts in the cash management account will be used to pay monthly debt service payments and any reserves due under the Washington Boulevard Loan documents with any excess amounts remaining in this account returned to the borrower in accordance with the Washington Boulevard Loan documents.

A “Cash Management Period” will commence on the occurrence of either of the following (i) an event of default or (ii) the failure by the borrower, after the end of any calendar quarter, to maintain an actual DSCR of at least 1.10x, and will end, with respect to (i) if the event of default is cured and with respect to (ii) if the actual DSCR is at least 1.15x for a period of two consecutive calendar quarters.

During a Cash Management Period triggered by an event of default, all excess cash flow shall be held by lender in a cash collateral reserve account.

Initial Reserves.  At closing, the borrower deposited (i) $44,167 into a real estate tax reserve, (ii) $2,648 into a replacement reserve, and (iii) $16,549 into a TI/LC reserve.

Ongoing Reserves.  On a monthly basis, the borrower is required to deposit reserves of (i) $44,167 into a monthly real estate tax reserve account, (ii) $2,648 into a capital expenditure reserve account and (iii) $16,549 into a TI/LC reserve account.  In addition to these in-place monthly reserves, the Washington Boulevard Loan is structured with two springing reserves - the NFL Reserve and Large Tenant Reserve which are detailed below:

NFL Reserve:  A cash sweep will commence upon the earlier of (i) 24 months prior to NFL lease expiration, or (ii) the date NFL gives written notice of its intent to vacate or not renew or extend some or all of its space (such portion of the premises subject to expiration, vacation or non-renewal, the “NFL Non-Renewal Premises”). The amount of the cash swept, in the aggregate, will be capped at the lesser of (A) 110% of the actual tenant improvements and downtime (if any) and 100% of the actual leasing commissions, each with respect to any portion of the NFL Non-Renewal Premises which are then subject to new, qualified leases satisfactory to Lender, and (B) $30 PSF for all NFL Non-Renewal Premises which are not subject to such qualified leases (the “NFL Cap”).  In any given month, the amount of the cash sweep shall be equal to the lesser of (1) actual cash flow available, or (2) (the NFL Cap – the current NFL reserve balance) / NFL Non-Renewal Premises)/(Months remaining until NFL lease expiration – 6). In the event that the difference of (the Months remaining until NFL lease expiration – 6) is less than 1, then the monthly sweep shall be equal to actual cash flow available after payment of amounts senior to this reserve in the waterfall.  Funds on deposit in the NFL Reserve will be released to the borrower for reimbursement of tenant improvements and leasing commissions incurred in connection with tenant turnover or lease renewals for the NFL Non-Renewal Premises, in accordance with the terms of the Washington Boulevard Loan documents.  In addition, absent an event of default, (x) if the DSCR is equal to or greater than 1.10x on a trailing-3 month basis, and funds in the NFL reserve exceed the NFL Cap, the excess shall be released to the borrower, and (y) if the Washington Boulevard Property has achieved a 1.25x DSCR on a trailing-3 month basis, all funds in the NFL Reserve shall be released to the borrower.

Large Tenant Reserve:  At any time after all or any portion of the NFL Non-renewal Premises is re-let, a reserve and cash sweep, consistent with the terms of the NFL Reserve described above (the “Large Tenant Reserve”), shall be established in connection the premises of any tenant that leases in excess of 30% of the net rentable square footage at the Washington Boulevard Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10912 & 10950 Washington Boulevard Culver City, CA 90232	Collateral Asset Summary 10912 & 10950 Washington Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,936,320 59.9% 1.62x 11.6%

10912 & 10950 Washington Boulevard
10912 & 10950 Washington Boulevard
Culver City, CA 90232
SANTA MONICA MTS.
Bel Air
Beverly Hills
West Hollywood
University of California - Los Angeles
Westwood
Brentwood
Century City
LOS ANGELES COUNTY
Fairfax
Cheviot Hills
Santa Monica
Santa Monica Fwy
Palms
Culver City
Mar Vista
Los Angeles
Venice
Pacific Ocean
Marina del Rey
Westchester
Loyola Marymount University
Ladera Heights
Windsor Hills
Inglewood
San Diego Fwy
Los Angeles International Airport
Century Fwy
El Segundo
Lennox
Hawthorne
Dockweiler Beach State Park
Venice City Beach
Santa Monica State Beach
Topanga State Park
Downtown Los Angeles 6 miles
METRO EXPO LINE
La Cienega/Jefferson
Expo/La Brea

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	Brian M. Good; Steven C. Good		Collateral:	Fee Simple
Borrower:	Eagle Crossroads Center 2, LLC		Location:	Las Vegas, NV
Original Balance:	$29,500,000		Year Built / Renovated:	2007 / NAP
Cut-off Date Balance:	$29,500,000		Total Sq. Ft.:	358,791
% by Initial UPB:	3.2%		Total Collateral Sq. Ft. (3):	148,791
Interest Rate:	5.9245%		Property Management:	MDL Group
Payment Date:	11th of each month		Underwritten NOI:	$3,008,777
First Payment Date:	June 11, 2012		Underwritten NCF:	$2,852,045
Maturity Date:	May 11, 2022		Appraised Value:	$41,000,000
Amortization:	360 months		Appraisal Date:	March 5, 2012
Additional Debt:	None
Call Protection:	L(24), D(93), O(3)		Historical NOI
Lockbox / Cash Management:	Hard / Springing		2011 NOI:	$3,131,363 (December 31, 2011)
			2010 NOI:	$3,233,072 (December 31, 2010)
Reserves(1)			2009 NOI:	$3,691,500 (December 31, 2009)
	Initial	Monthly
Taxes:	$32,000	$16,000	Historical Occupancy(2)
Insurance:	$144,215	$12,018	Current Occupancy(4):	97.0% (April 1, 2012)
Replacement:	$0	$1,860	2011 Occupancy:	96.0% (December 31, 2011)
TI/LC:	$0	$10,539	2010 Occupancy:	98.6% (December 31, 2010)
Anytime Fitness:	$0	$1,250	2009 Occupancy:	85.9% (December 31, 2009)
Required Repairs:	$49,298	NAP	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Environmental Repairs:	$4,375	NAP	(2)	Based on Total Collateral Sq. Ft.
			(3)	Excludes the non-owned, Walmart Supercenter (210,000 sq. ft.).
Financial Information			(4)	98.8% based on Total Sq. Ft.
Cut-off Date Balance / Sq. Ft.(2):		$198
Balloon Balance / Sq. Ft. (2):		$168
Cut-off Date LTV:		72.0%
Balloon LTV:		60.9%
Underwritten NOI DSCR:		1.43x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		10.2%
Underwritten NCF Debt Yield:		9.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Non-Collateral Anchor
Walmart Supercenter	AA/Aa2/AA	210,000	NAP	NAP	NAP	NAP

Major Tenants
Bed Bath & Beyond	NR/NR/BBB+	29,982	20.2%	$10.90	10.1%	1/31/2018
Euphoria	NR/NR/NR	12,067	8.1%	$24.00	9.0%	10/31/2014
Colleen & Tom Enterprises, Inc.	NR/NR/NR	11,181	7.5%	$5.38	1.9%	3/31/2017
L.P. Doyle, Inc.	NR/NR/NR	7,000	4.7%	$29.14	6.3%	12/31/2013
Bank of America	A/Baa1/A-	5,150	3.5%	$54.43	8.7%	8/31/2027
Total Major Tenants		65,380	43.9%	$17.76	36.0%
Remaining Tenants		76,319	51.3%	$27.09	64.0%
Total Occupied Collateral		141,699	95.2%	$22.78	100.0%
Vacant(2)		7,092	4.8%
Total Collateral Sq. Ft.		148,791	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Current physical occupancy is 97.0%. One tenant, comprising 1.8% of net rentable sq. ft. is in occupancy and underwritten as vacant.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	3	5,457	3.7%	5,457	3.7%	$28.59	4.8%	4.8%
2013	4	14,038	9.4%	19,495	13.1%	$28.33	12.3%	17.2%
2014	4	18,678	12.6%	38,173	25.7%	$25.95	15.0%	32.2%
2015	7	15,217	10.2%	53,390	35.9%	$26.32	12.4%	44.6%
2016	6	14,352	9.6%	67,742	45.5%	$26.82	11.9%	56.5%
2017	9	35,324	23.7%	103,066	69.3%	$19.34	21.2%	77.7%
2018	1	29,982	20.2%	133,048	89.4%	$10.90	10.1%	87.8%
2019	1	3,501	2.4%	136,549	91.8%	$32.50	3.5%	91.3%
2020	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
2021	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
2022	0	0	0.0%	136,549	91.8%	$0.00	0.0%	91.3%
Thereafter	1	5,150	3.5%	141,699	95.2%	$54.43	8.7%	100.0%
Vacant(2)	NAP	7,092	4.8%	148,791	100.0%	NAP	NAP
Total / Wtd. Avg.	36	148,791	100.0%			$22.78	100.0%

(1)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and are not considered in the lease rollover schedule.

(2)	Current physical occupancy is 97.0%. One tenant, comprising 1.8% of net rentable sq. ft. is in occupancy and underwritten as vacant.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

The Loan.    The Crossroads Towne Center loan (the “Crossroads Towne Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 148,791 square foot Class A, anchored retail center located at 6464 North Decatur Boulevard in Las Vegas, Nevada (the “Crossroads Towne Center Property”) with an original principal balance of $29.5 million.  The Crossroads Towne Center Loan has a 10-year term and amortizes on a 30-year schedule.  The Crossroads Towne Center Loan accrues interest at a fixed rate equal to 5.9245% and has a Cut-off Date Balance of $29.5 million.  The Crossroads Towne Center Loan proceeds along with $3.5 million of equity from the borrower were used to, among other things, retire the existing debt of approximately $32.2 million.  Based on the appraised value of $41.0 million as of March 5, 2012, the Cut-off Date LTV is 72.0% and the remaining implied equity is $11.5 million.  The most recent prior financing was included in the MSC 2007-HQ13 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,500,000	89.4%	Loan Payoff	$32,198,079	97.5%
Sponsor Equity	$3,507,684	10.6%	Reserves	$229,888	0.7%
			Closing Costs	$579,717	1.8%
Total Sources	$33,007,684	100.0%	Total Uses	$33,007,684	100.0%

The Borrower / Sponsor.    The borrower, Eagle Crossroads Center 2, LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the Borrower, who are the joint and several nonrecourse carve-out guarantors, are Brian M. Good and Steven C. Good (collectively the “Guarantor”).  Brian M. Good is the Founder and President of Eagle Group, LLC (“Eagle Group”).  Steven C. Good, Brian M. Good’s father, is a founding partner of Good Brown Swartz & Berns, a Division of J.H. Cohn, one of the leading consulting and accounting firms in the United States.

Eagle Group is a fully-integrated real estate company that owns, develops and manages commercial real estate. Eagle Group’s portfolio consists of over 1.0 million sq. ft. of retail, industrial and office properties located in Southern California, Nevada and Texas.  Eagle Group currently owns five properties totaling over 407,000 sq. ft.  Since inception, Eagle Group has been involved in 26 real estate transactions, totaling approximately 1.4 million sq. ft.

The Property.  Built in 2007, the Crossroads Towne Center Property is a 148,791 sq. ft., Class A, Walmart Supercenter (non-owned) anchored retail shopping center.  The Crossroads Towne Center Property is situated on a 16.34 acre site on the northeast corner of North Decatur Boulevard and the Interstate 215 / Las Vegas Beltway in Las Vegas, Nevada, approximately 10 miles northwest of the Las Vegas strip.  This intersection has an average daily traffic count in excess of 40,000 cars and immediate access to the Interstate 215 Las Vegas Beltway, a 53-mile stretch of roadway that circles most of the Las Vegas valley.  The Crossroads Towne Center Property’s intersection serves as a major retail destination and also contains Costco and Target anchored retail centers.  The nearest two Walmarts to the Crossroads Towne Center Property are more than three miles away and are not supercenters.

The Crossroads Towne Center Property is 97.0% occupied as of the April 1, 2012 rent roll and has averaged approximately 95.1% occupancy since 2008.  The Crossroads Towne Center Property has exhibited strong demand with seven new leases totaling 24,290 sq. ft. signed since 2011 and four renewals totaling 10,338 sq. ft. in 2012.  The center is occupied by a diverse mix of 36 tenants across various business sectors, including food service, apparel, electronics, financial, and home goods.  The largest tenant is Bed Bath & Beyond, occupying 29,982 sq. ft. and accounting for 20.2% of NRA and 10.1% of U/W base rent.  Other than Bed Bath & Beyond, no tenant represents greater than 8.1% of NRA or 9.0% of U/W base rent.  Sixteen suites, accounting for 55.4% of the NRA, are leased to national tenants, including Bank of America, AT&T, Hallmark Specialty, Payless Shoes, Radio Shack, Starbucks and GNC Vitamins, with over 27.7% of the NRA leased to investment grade tenants.  Most tenants do not report sales; however, five comparable in-line tenants report sales of $238 PSF and an occupancy cost of 11.3% for the most recent trailing 12 month period.

Environmental Matters.  The Phase I environmental report dated April 27, 2012 identified no recognized environmental conditions; however, it noted a dry cleaner at the Crossroads Towne Center Property that utilizes perchloroethylene (PERC) as a cleaning solution.  At closing, $4,375 was reserved to complete recommended preventative maintenance.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

The Market.  The Crossroads Towne Center Property is located in the Las Vegas Northwest Submarket, approximately 10 miles northwest of the Las Vegas strip.  Per the appraiser, the Northwest Submarket has comparatively stronger demographic characteristics than the greater Las Vegas area.  Within a three-mile radius of the Crossroads Towne Center Property, the total 2011 estimated population and estimated average 2011 household income were approximately 119,576 and $66,820, respectively.  The estimated population growth within the three-mile radius has been approximately 8% per year over the last ten years.

The Northwest Submarket has a total neighborhood and community shopping center inventory in excess of 9.5 million sq. ft., with a current vacancy rate of 11.7%, compared to a 7.4% vacancy rate for community centers built between 2000 and 2009.  According to the appraiser retail centers that are anchored by Walmart, Costco, Target or strong grocery performers have maintained higher occupancy levels than poorly anchored centers and achieve a significant rental rate premium.  The appraiser concluded a 6% vacancy rate for the Crossroads Towne Center Property.  The Crossroads Towne Center Property has consistently achieved higher occupancy rates than other centers in its submarket.  Average occupancy in the Northwest Submarket between 2008 and 2011 was 89.5%, approximately 5.6% below the average occupancy at the center of 95.1% during the same period.

The following chart is the appraiser’s summary of comparable retail properties:

Competitive Set(1)
Name	Aliante Marketplace	Cannery Corner	Centennial Center	Centennial Crossroads Plaza	Centennial Gateway	Shadow Mountain
Distance from Subject	2.4 miles NE	7.9 miles SE	4.1 miles W	3.6 miles W	4.4 miles W	0.0 miles W
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail
Year Built / Renovated	2007	2007	2002	2002	2005	2007
Total Occupancy	85.0%	81.0%	91.0%	96.0%	Lease Up	92.0%
Size (Sq. Ft.)	168,000	44,472	871,730	259,414	185,094	201,764
Anchor Tenants	Smith’s Grocery	Sam’s Club, Lowe’s	Walmart, Sam’s Club, Home Depot	Target, Von’s	Walmart, Target	Costco, SteinMart, Best Buy, Walgreen’s
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2009	2010	2011	U/W	U/W PSF
Base Rent(1)	$3,945,746	$3,413,080	$3,257,249	$3,228,054	$21.70
Value of Vacant Space	0	0	0	186,342	1.25
Gross Potential Rent	$3,945,746	$3,413,080	$3,257,249	$3,414,396	$22.95
Total Recoveries	674,937	694,912	622,165	493,809	3.32
Total Other Income	73,500	58,800	60,157	50,000	0.34
Less: Vacancy(2)	0	0	0	(216,492)	(1.46)
Effective Gross Income	$4,694,183	$4,166,792	$3,939,572	$3,741,713	$25.15
Total Operating Expenses	1,002,682	933,720	808,208	732,936	4.93
Net Operating Income	$3,691,500	$3,233,072	$3,131,363	$3,008,777	$20.22
TI/LC	0	0	0	134,413	0.90
Capital Expenditures	0	0	0	22,319	0.15
Net Cash Flow	$3,691,500	$3,233,072	$3,131,363	$2,852,045	$19.17

(1)	U/W Base Rent includes $118,721 in contractual rent steps through March 2013 and certain mark-to-market adjustments totaling $290,659 based on the appraiser’s concluded rents and tenant sales.
(2)
U/W Vacancy of 6.0% (excluding Bank of America, which is on a lease through August 31, 2027) based on the appraiser’s concluded vacancy rate.  The Crossroads Towne Center Property is 97.0% occupied as of the April 1, 2012 rent roll.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Property Management.  The Crossroads Towne Center Property is managed by MDL Group.

Lockbox / Cash Management.  The Crossroads Towne Center Loan is structured with a hard lockbox and springing cash management.  The Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender.  All funds in the lockbox account are swept daily to the Borrower’s operating account unless a Cash Management Period (as defined below) is in effect.

A “Cash Management Period” will commence on the occurrence of either of the following (i) the commencement of a “Cash Trap Period”, or (ii) the failure by Borrower, after the end of two consecutive calendar quarters, to maintain a debt service coverage ratio of at least 1.10x, and will end if, for a period of four consecutive calendar quarters after the commencement of the Cash Management Period (A) no “Cash Trap Period,” or event of default has occurred and is continuing or is then in effect during any such calendar quarter, (B) no other Cash Management Period is then in effect and no event that could trigger another Cash Management Period has occurred during any such calendar quarter and (C) the debt service coverage ratio after the end of such four consecutive calendar quarters is at least equal to 1.20x.  During a Cash Management Period all funds in the lockbox account will be swept daily to the lender controlled cash management account where such funds will be applied on each payment date to monthly debt service payments and any reserves due in accordance with the Crossroads Towne Center Loan documents, with any excess amounts remaining in this account returned to Borrower on each payment date unless a Cash Trap Period is in effect in accordance with the Crossroads Towne Center Loan documents.

A “Cash Trap Period” will commence upon (i) an event of default, (ii) any bankruptcy action of the Borrower, principal, Guarantor or property manager or (iii) a BBB Trigger Event has occurred and has not yet been cured.  During a Cash Trap Period all excess cash will be held in the lender controlled cash management account.

BBB Trigger Event.   All excess cash will be held in a lender controlled cash management account upon (i) the failure of the Borrower to execute an extension of the Bed Bath & Beyond lease prior to July 31, 2017 (or any other date which is six months prior to the then current expiration of the Bed Bath & Beyond lease), (ii) the date Bed, Bath & Beyond notifies Borrower of its intent to terminate its lease, (iii) the date Bed Bath & Beyond goes dark, or (iv) the actual date Bed, Bath & Beyond terminates or otherwise surrenders its lease.

Initial Reserves.  At closing, the Borrower deposited (i) $32,000 into a tax reserve account, (ii) $144,215 into an insurance reserve account and (iii) $53,673 into a required repair reserve account ($49,298 for required repairs and $4,375 for environmental maintenance).

Ongoing Reserves.  On a monthly basis, the Borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $16,000 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $12,018 into a insurance reserve account, (iii) $1,860 into a capital expenditure account, (iv) $10,539 into a TI/LC reserve account, subject to a cap of $450,000, and (v) $1,250 into an Anytime Fitness reserve account, subject to a cap of $30,000, in connection with the right of Anytime Fitness’ management to require Borrower to renovate its space pursuant to the terms of the Anytime Fitness lease.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

6464 North Decatur Boulevard Las Vegas, NV 89131	Collateral Asset Summary Crossroads Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,500,000 72.0% 1.35x 10.2%

Crossroads Towne Center
6464 North Decatur Boulevard
Las Vegas, NV 89131
North Las Vegas
Las Vegas
Bruce Woodbury Beltway
Floyd Lamb State Park
Shadow Valley Marketplace
Decatur 215 Shopping Ctr.
Centennial Hills Hospital Medical Center
Centennial Crossroads Plaza
Montecito Marketplace I & II
Montecito Crossing
Centennial Center
CLARK COUNTY
North Las Vegas Airport
Nellis Air Force Base
Comm. College of Southern Nevada Cheyenne Campus
North Vista Hospital
Summerlin Pkwy
Meadows Mall
Valley Medical Center Hospital
University Medical Center
Clark County Government Center
Las Vegas City Hall
Las Vegas Premium Outlets
Downtown
Sunrise Manor
Stratosphere Tower
Sahara
Las Vegas Strip
Winchester
Riviera
Wynn Esplanade
Las Vegas Convention Center
Sunrise Medical Center
Fashion Show Mall
The Shoppes at The Palazzo
The Grand Canal Shoppes
The Forum Shops at Caesars
Boulevard Mall
Kindred-Desert Springs Hospital
Paradise
Spring Valley
Miracle Mile Shops at Planet Hollywood
University of Nevada - Las Vegas
City Center
MGM Grand
New York New York
Thomas & Mack Center
McCarran International Airport
Desert Wetlands Park
Whitney
Craig Rd
Cheyenne Ave
Carey Ave
Lake Mead Blvd
Washington Ave
Bonanza Rd
Charleston Blvd
Sahara Ave
Flamingo Rd
Tropicana Ave
Ann Rd
Centennial Pkwy
Deer Springs Way
Decatur Blvd
Rancho Dr
95
93
15
515
215
147
159
582
589
593
595
596
599
604

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio
Loan Purpose(1):	Refinance		Property Type:	Self Storage
Sponsor:	SAC Holding Corporation; Blackwater		Collateral:	Fee Simple
	Investments, Inc.		Location:	Various
Borrower:	Twenty-Three SAC Self-Storage		Year Built / Renovated:	1912-1996 / Various
	Corporation		Total Units:	5,064
Original Balance:	$26,590,000		Total Sq. Ft.:	467,771
Cut-off Date Balance:	$26,563,777		Property Management:	Subsidiaries of U-Haul
% by Initial UPB:	2.8%			International, Inc.
Interest Rate(2):	6.0490%		Underwritten NOI:	$3,212,091
Payment Date:	6th of each month		Underwritten NCF:	$3,079,846
First Payment Date:	May 6, 2012		“As-is” Appraised Value:	$38,160,000
Anticipated Repayment Date(2):	April 6, 2022		“As-is” Appraisal Date:	October-November 2011 and
Maturity Date:	April 6, 2032			February 2012
Amortization:	360 months		“As Stabilized” Appraised Value(4):	$38,260,000
Additional Debt:	None		“As Stabilized” Appraisal Date(4):	October 2013
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Soft / In Place		Historical NOI
			TTM NOI:	$3,492,675 (T-12 January 31, 2012)
Reserves(3)			2010 NOI:	$3,205,532 (December 31, 2010)
	Initial	Monthly	2009 NOI:	$3,140,888 (December 31, 2009)
Taxes:	$278,197	Springing	2008 NOI:	$3,071,653 (December 31, 2008)
Insurance:	$0	Springing
Replacement:	$251,000	Springing	Historical Occupancy
Required Repairs:	$509,100	NAP	Current Occupancy:	83.3% (March 23, 2012)
Naco-Perrin Reserve:	$33,914	$0	2010 Occupancy:	82.5% (December 31, 2010)
			2009 Occupancy:	80.8% (December 31, 2009)
Financial Information			2008 Occupancy:	82.5% (December 31, 2008)
Cut-off Date Balance / Unit:	$5,246		(1)	The previous debt encumbering the U-Haul Portfolio SAC 23 Properties consisted of two loans that were paid off in January 2012 and April 2012.
Balloon Balance / Unit:	$4,459
Cut-off Date LTV:	69.6%		(2)	If the U-Haul Portfolio SAC 23 Loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 6.0490% plus 3.00% and (ii) the then 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.0490%.
Balloon LTV:	59.2%
Underwritten NOI DSCR:	1.67x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	12.1%		(3)	See “Initial Reserves” herein and “Ongoing Reserves” herein.
Underwritten NCF Debt Yield:	11.6%		(4)	The “As Stabilized” LTV is 69.4% based on the U-Haul Court Gentilly property achieving a stabilized occupancy of 75.0%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Portfolio Summary
Property Name	Location	Units	Total Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value(1)	Occupancy(2)
U-Haul Center Addison	Carrollton, Texas	1,117	80,625	1979 / 1994, 1996	$5,706,816	$8,190,000	89.4%
U-Haul Bricktown	Oklahoma City, Oklahoma	533	85,942	1912 / 2000-2001	3,135,613	4,500,000	85.9%
U-Haul Center Coram	Coram, New York	445	33,584	1960, 1994 / NAP	2,996,253	4,300,000	88.5%
U-Haul Court Pulaski Highway	Baltimore, Maryland	710	51,370	1919 / NAP	2,717,531	3,900,000	78.3%
U-Haul Court Gentilly	New Orleans, Louisiana	458	38,992	1968, 1983 / NAP	2,647,851	3,800,000	54.1%
U-Haul Kanis Road	Little Rock, Arkansas	313	27,500	1982 / NAP	2,229,769	3,200,000	94.9%
U-Haul of Florin Road	Sacramento, California	270	32,450	1988 / NAP	1,686,263	2,420,000	84.4%
U-Haul Rapid City	Rapid City, South Dakota	311	23,169	1979 / NAP	1,588,711	2,280,000	89.1%
U-Haul Naco-Perrin	San Antonio, Texas	387	39,680	1978 / NAP	1,498,126	2,150,000	86.0%
U-Haul Center Hazelwood	Hazelwood, Missouri	338	33,550	1996 / NAP	1,337,862	1,920,000	89.1%
U-Haul Center 19th & Bell	Phoenix, Arizona	182	20,910	1989-1990 / NAP	1,045,204	1,500,000	70.3%
Total / Wtd. Average:		5,064	467,771		$26,590,000	$38,160,000	83.3%
(1)
The appraised value of $3,800,000 for U-Haul Court Gentilly represents the “As-is” value. The “As Stabilized” value of $3,900,000 is based on the U-Haul Court Gentilly property achieving a stabilized occupancy of 75.0%.

(2)	Occupancy based on rent rolls as of March 23, 2012.

The Loan. The U-Haul Portfolio SAC 23 Loan (the “U-Haul Portfolio SAC 23 Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 5,064 unit self storage portfolio located in Texas, Oklahoma, New York, Maryland, Louisiana, Arkansas, California, South Dakota, Missouri, and Arizona (together the “U-Haul Portfolio SAC 23 Properties”) with an original principal balance of $26,590,000. The U-Haul Portfolio SAC 23 Loan has an initial 10-year term and amortizes on a 30-year schedule. The U-Haul Portfolio SAC 23 Loan accrues interest at a fixed rate equal to 6.0490% for the initial 10 years of the term and has a Cut-off Date Balance of approximately $26.6 million. The U-Haul Portfolio SAC 23 Loan has an anticipated repayment date feature and an extension option of up to 10 years, where interest will accrue at a rate equal to the greater of (i) the initial interest rate of 6.0490% plus 3.00% and (ii) the 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.0490%. U-Haul Portfolio SAC 23 Loan proceeds were used to retire existing debt of approximately $10.2 million, giving the borrower a return of equity of approximately $14.9 million. The return of equity to the borrower was used to pay down outstanding AMERCO debt. Based on the “As-is” appraised value of $38.16 million as of October 2011, November 2011, and February 2012, the Cut-off Date LTV is 69.6% and the remaining implied equity is $11.57 million. Based on the “As Stabilized” appraised value of $38.26 million as of October 2013, the “As Stabilized” LTV is 69.4%. The most recent prior financing of the U-Haul Portfolio SAC 23 Properties included ten of the eleven properties in the LBUBS 2002-C1 transaction and the remaining U-Haul Rapid City property in the JPMCC 2002-C2 transaction.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$26,590,000	100.0%	Loan Payoff(1)	$10,246,329	38.5%
			Reserves	$1,072,211	4.0%
			Closing Costs	$341,329	1.3%
			Return of Equity (2)	$14,930,131	56.1%
Total Sources	$26,590,000	100.0%	Total Uses	$26,590,000	100.0%
(1)	The previous debt encumbering the U-Haul Portfolio SAC 23 Properties consisted of two loans that were paid off in January 2012 and April 2012.
(2)
As of March 31, 2011, SAC Holding Corporation and its subsidiaries had notes payable outstanding of $196.2 million to AMERCO.  This debt was incurred during the acquisition of its current self-storage portfolio.  Proceeds in excess of the existing debt, reserves and closing costs will be used to help pay down its outstanding debt to AMERCO.

The Borrower / Sponsor.    The borrower, Twenty-Three SAC Self-Storage Corporation, is a Nevada corporation structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are SAC Holding Corporation and Blackwater Investments, Inc.

SAC Holding Corporation (“SAC”) owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and act as independent U-Haul rental equipment dealers.  SAC was formed in 1993 as a vehicle to further U-Haul International, Inc.’s presence in the self storage industry. Substantially all of the equity interest of SAC is controlled by Blackwater Investments, Inc. (“Blackwater”), which is wholly-owned by Mark V. Shoen, a significant shareholder and executive officer of AMERCO, the holding company of U-Haul International, Inc.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Based out of Phoenix, Arizona, U-Haul International, Inc. was founded in 1945 by L.S. Shoen and his wife. In 1969 Shoen incorporated American Family Corporation (AMERCO) as a holding company with U-Haul International, Inc. the main operating company. As of March 31, 2011, U-Haul International consisted of approximately 101,000 trucks, 82,000 trailers and 33,000 towing devices. In addition U-Haul International Inc. owns and manages 1,115 facilities throughout North America covering 36.7 million square feet of storage space.

A shareholder derivative lawsuit in the Second Judicial District Court of the State of Nevada, Washoe County, captioned Paul F. Shoen vs. SAC Holding Corporation et al., CV 02-05602 is currently pending (the “Pending Action”).  The following mitigating actions have been taken to address the Pending Action: (i) representation in the loan documents from the U-Haul Portfolio SAC 23 Loan borrower and guarantors that the Pending Action will not have a material adverse effect, (ii) a non-recourse carveout from the U-Haul Portfolio SAC 23 Loan borrower and guarantors for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title resulting from the Pending Action and (iii) affirmative title coverage addressing the Pending Action and insuring the enforceability and priority of the lien of the mortgages. See “Risk Factors – Risk Related to the Mortgage Loans – Risk Related to Litigation and Condemnation” in the accompanying Free Writing Prospectus.

The sponsor is an affiliate of the sponsor under the under the mortgage loan secured by the mortgaged property identified on Annex A-1 to the accompanying Free Writing Prospectus as U-Haul Portfolio SAC 22, which has a cut-off date principal balance of $24,176,366.

The Property. The U-Haul Portfolio SAC 23 Loan is secured by a fee interest in 11 self storage properties, together consisting of approximately 467,771 square feet. The U-Haul Portfolio SAC 23 Properties are located across 10 states and range from 20,910 square feet to 85,942 square feet and 182 units to 1,117 units. As of March 23, 2012, the U-Haul Portfolio SAC 23 Properties were 83.3% occupied. The U-Haul Portfolio SAC 23 Properties are more specifically described as follows.

U-Haul Center Addison.  Located 12 miles northwest of the Dallas CBD in Carrollton, Texas, the U-Haul Center Addison has 1,117 total units, approximately 22.1% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Addison is 89.4% as of March 23, 2012, and has averaged 89.2% since 2008.  The self-storage facility was built in 1979 and renovated in 1994 and 1996. Approximately 724 of the units are climate controlled and there are no outside storage units.

U-Haul Center Bricktown.  Located in the Bricktown neighborhood of the Oklahoma City CBD in Oklahoma City, Oklahoma, the U-Haul Center Bricktown has 533 total units, approximately 10.5% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Bricktown is 85.9% as of March 23, 2012, and has averaged 89.8% since 2008. The self storage facility was built in 1912 and renovated in 2000 and 2001. Approximately 127 of the units are climate controlled and there is no outside storage.

U-Haul Center Coram.  Situated on Long Island in the city of Coram, New York, the U-Haul Center Coram has 445 total units, approximately 8.8% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Coram is 88.5% as of March 23, 2012, and has averaged 87.8% since 2008. The self storage facility was built in two phases in 1960 and 1994. Approximately 182 of the units are climate controlled and there is no outside storage.

U-Haul Court Pulaski Highway.  Located 2.5 miles east of the Baltimore CBD, in Baltimore, Maryland, the U-Haul Court Pulaski Highway has 710 total units, approximately 14.0% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Court Pulaski Highway is 78.3% as of March 23, 2012, and has averaged 80.1% since 2008. The self storage facility was built in 1919. Approximately 25 of the units are climate controlled and there is no outside storage. A small portion of the Pulaski Highway Property is subject to a ground lease that is in excess of 100 years old.  The recorded ground lease is illegible and the ground lessor could not be identified.  Borrower represented that any improvements located on the small portion covered by the ground lease are temporary in nature and may be relocated to other portions of the U-Haul Court Pulaski Highway property not subject to the ground lease.  In addition, the U-Haul Portfolio SAC 23 Loan carveouts cover losses if the ground lease is terminated for any reason.

U-Haul Court Gentilly.  Located 5 miles northeast of the New Orleans CBD in New Orleans, Louisiana, the U-Haul Court Gentilly has 458 total units, approximately 9.0% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Court Gentilly is 54.1% as of March 23, 2012, and has averaged 52.5% since 2008. The self storage facility was built in phases in 1968 and 1983. Approximately 99 of the units are climate controlled and there is no outside storage.

U-Haul Kanis Road.  Located near the intersection of Interstate 430 and Colonel Glenn Road in Little Rock, Arkansas, the U-Haul Kanis Road has 313 total units, approximately 6.2% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Kanis Road is 94.9% as of March 23, 2012, and has averaged 91.7% since 2008. The self storage facility was built in 1982. Approximately 46 of the units are climate controlled and there is no outside storage.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

U-Haul of Florin Road.  Located 8 miles south of the Sacramento CBD in Sacramento, California, the U-Haul of Florin Road has 270 total units, approximately 5.3% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul of Florin Road is 84.4% as of March 23, 2012, and has averaged 77.7% since 2008. The self storage facility was built in 1988. None of the units are climate controlled and there is no outside storage.

U-Haul Rapid City.  Located in Rapid City, South Dakota, the U-Haul Rapid City has 311 total units, approximately 6.1% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Rapid City is 89.1% as of March 23, 2012, and has averaged 90.4% since 2008. The self storage facility was built in 1979. Approximately 50 of the units are climate controlled and there are 10 outside storage units.

U-Haul Naco-Perrin.  Located 10 miles northeast of the San Antonio CBD in San Antonio, Texas, the U-Haul Naco-Perrin has 387 total units, approximately 7.6% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Naco-Perrin is 86.0% as of March 23, 2012, and has averaged 75.5% since 2008. The self storage facility was built in 1978. None of the units are climate controlled and there are no outside storage units.

U-Haul Center Hazelwood.  Located 17 miles northwest of the St. Louis CBD in Hazelwood, Missouri, the U-Haul Center Hazelwood has 338 total units, approximately 6.7% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center Hazelwood is 89.1% as of March 23, 2012, and has averaged 87.5% since 2008. The self storage facility was built in 1996. Approximately 93 of the units are climate controlled and there are 14 outside storage units.

U-Haul Center 19th & Bell.  Located 17 miles north of the Phoenix CBD in Phoenix, Arizona, the U-Haul Center 19th & Bell has 182 total units, approximately 3.6% of the U-Haul Portfolio SAC 23 Properties unit total. Occupancy at U-Haul Center 19th & Bell is 70.3% as of March 23, 2012, and has averaged 72.6% since 2008. The self storage facility was built in 1989 and 1990. None of the units are climate controlled and there are no outdoor storage units.

Environmental Matters. The Phase I environmental report dated February 3, 2012 for ten of the eleven properties and March 16, 2012 for U-Haul Rapid City recommended no further action, with the exception of U-Haul Pulaski Highway, U-Haul Court Gentilly and U-Haul Naco-Perrin. U-Haul Pulaski Highway recommended the removal of inactive above ground storage tanks for an estimated cost of $2,000, for which $2,500 was reserved at closing. U-Haul Court Gentilly recommended a ground penetrating radar survey to see if an underground storage tank existed at the property at an estimated cost of $50,000, for which $62,500 was reserved at closing. U-Haul Naco-Perrin recommended a moisture intrusion study at a cost of $20,000, for which $25,000 was reserved at closing.

The Market.  The US self-storage market encompasses over 49,000 self-storage facilities totaling approximately 2.3 billion square feet in 2010.  The customer base for self storage is broken down into four categories being residential, commercial, student and military, of which residential represents approximately 71% of the tenant mix. The below chart depicts market information compared to the U-Haul Portfolio SAC 23 Properties.

		U-Haul Portfolio SAC 23 Properties					Market Comparables(1)
Property Name	Location	Units	Avg Unit Size (Sq. Ft.)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy	Rent Per Unit	Rent PSF	Occupancy
U-Haul Center Addison	Carrollton, TX	1,117	72	$77	$1.07	89.4%	$75.25	$1.04	84.9%
U-Haul Bricktown	Oklahoma City, OK	533	161	$98	$0.61	85.9%	$98.12	$0.61	89.6%
U-Haul Center Coram	Coram, NY	445	75	$126	$1.67	88.5%	$123.55	$1.72	80.0% - 90.0%
U-Haul Court Pulaski Highway	Baltimore, MD	710	72	$81	$1.11	78.3%	$80.81	$1.12	69.2%
U-Haul Court Gentilly	New Orleans, LA	458	85	$104	$1.22	54.1%	$91.71	$1.19	78.0%
U-Haul Kanis Road	Little Rock, AR	313	88	$98	$1.12	94.9%	$96.34	$1.10	91.0%
U-Haul of Florin Road	Sacramento, CA	270	120	$119	$0.99	84.4%	$113.50	$0.96	80.0% - 95.0%
U-Haul Rapid City	Rapid City, SD	311	74	$72	$0.97	89.1%	$74.00	$0.97	90.0%
U-Haul Naco-Perrin	San Antonio, TX	387	103	$75	$0.73	86.0%	$75.70	$0.74	92.0%
U-Haul Center Hazelwood	Hazelwood, MO	338	99	$98	$0.99	89.1%	$83.12	$1.12	NAV
U-Haul Center 19th & Bell	Phoenix, AZ	182	115	$122	$1.06	70.3%	$116.91	$1.02	67.9%
Total / Wtd. Average:		5,064	92	$93	$1.00	83.3%
(1)	Market rent comparable data provided by the appraisals.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2008	2009	2010	T-12 1/31/2012	U/W	U/W per Unit
Base Rent(1)	$4,187,395	$4,180,502	$4,217,070	$4,538,462	$4,755,590	$939
Value of Vacant Space(1)	0	0	0	0	853,839	169
Gross Potential Rent	$4,187,395	$4,180,502	$4,217,070	$4,538,462	$5,609,429	$1,108
Total Recoveries	0	0	0	0	0	0
Total Other Income	819,276	817,814	854,128	865,590	848,869	168
Less: Vacancy(2)	0	0	0	0	(1,085,747)	(214)
Effective Gross Income	$5,006,671	$4,998,317	$5,071,198	$5,404,052	$5,372,551	$1,061
Total Operating Expenses	1,935,018	1,857,429	1,865,666	1,911,377	2,160,460	427
Net Operating Income	$3,071,653	$3,140,888	$3,205,532	$3,492,675	$3,212,091	$634
Capital Expenditures	0	0	0	0	132,246	26
Net Cash Flow	$3,071,653	$3,140,888	$3,205,532	$3,492,675	$3,079,846	$608

(1)	U/W Base Rent and Value of Vacant Space are based from the March 2012 rent rolls.
(2)	U/W Vacancy is underwritten based on the greater of actual vacancy or 10% and represents 19.4% of Gross Potential Rent.

Property Management. The U-Haul Portfolio SAC 23 Properties are managed by Subsidiaries of U-Haul International Inc., a borrower affiliate.

Lockbox / Cash Management. The U-Haul Portfolio SAC 23 Loan is structured with a soft lockbox and in place cash management. All rents and other income shall be collected by the borrower or manager, and deposited into a Blocked Account which shall be transferred to or at the direction of borrower, and borrower shall make monthly payments as required by the U-Haul Portfolio SAC 23 Loan documents.  To the extent the (i) DSCR falls below 1.20x based on a trailing three month period and until the DSCR is 1.25x or greater for six consecutive months based upon the two trailing three month periods, (ii) there is an event of default under the U-Haul Portfolio SAC 23 Loan documents, (iii) the borrower or property manager becomes party to a bankruptcy, insolvency or similar action, or (iv) the U-Haul Portfolio SAC 23 Loan is not repaid in full on March 6, 2022, all funds shall be deposited into a lockbox account controlled by the lender.

Initial Reserves. At closing, the borrower deposited (i) $278,197 into a tax reserve account, (ii) $251,000 into a replacement reserve account, (iii) $509,100 into a required repairs account and (iv) $33,914 into the Naco-Perrin reserve account to cure the encroachment of certain U-Haul Naco-Perrin improvements onto adjoining land.

Ongoing Reserves. Monthly deposits of 1/12 of the estimated annual tax and insurance premiums shall be deposited into the tax and insurance reserve accounts upon (i) an event of default; (ii) with respect to insurance, either (a) a blanket insurance policy is not in place, or (b) an amount sufficient to pay 6 months of insurance premiums is not on deposit in the tax and insurance reserve account; (iii) with respect to taxes, an amount sufficient to pay 6 months of taxes is not on deposit in the tax and insurance reserve account; or (iv) if lender does not receive satisfactory evidence that all tax and insurance bills have been paid by borrower when due. In addition, if the replacement reserve falls below the $251,000 cap, the borrower is required to make monthly deposits of $10,447 into the reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release or Substitution.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 23	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,563,777 69.6% 1.60x 12.1%

U-Haul Portfolio SAC 23
1 U-Haul Center Addison — Carrollton, TX
2 U-Haul Bricktown — Oklahoma City, OK
3 U-Haul Center Coram — Coram, NY
4 U-Haul Court Pulaski Highway — Baltimore, MD
5 U-Haul Court Gentilly — New Orleans, LA
6 U-Haul Kanis Road — Little Rock, AR
7 U-Haul of Florin Road — Sacramento, CA
8 U-Haul Rapid City — Rapid City, SD
9 U-Haul Naco-Perrin — San Antonio, TX
10 U-Haul Center Hazelwood — Hazelwood, MO
11 U-Haul Center 19th & Bell — Phoenix, AZ
CANADA
MEXICO
CUBA
BAHAMAS
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Seattle
Portland
Sacramento
San Francisco
Los Angeles
San Diego
Las Vegas
Phoenix
Albuquerque
Denver
Rapid City
Winnipeg
Minneapolis
Kansas City
Oklahoma City
Fort Worth
Dallas
Austin
San Antonio
Houston
Chihuahua
Little Rock
Memphis
New Orleans
St. Louis
Chicago
Indianapolis
Nashville
Atlanta
Detroit
Cleveland
Toronto
Ottawa
Montreal
Quebec
Boston
New York
Philadelphia
Baltimore
Washington DC
Norfolk
Miami
WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
RI
NJ
MD
DE

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

251-259 West 36th Street New York, NY 10018	Collateral Asset Summary 251-259 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 63.6% 1.40x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Faraj Srour; Elliot Stavrach		Collateral:	Fee Simple
Borrower:	251 West 36th Street Owner, LLC		Location:	New York, NY
Original Balance:	$26,000,000		Year Built / Renovated:	1923 / 2004-2010
Cut-off Date Balance:	$26,000,000		Total Sq. Ft.:	119,524
% by Initial UPB:	2.8%		Property Management:	251 West 36th Street Realty LLC
Interest Rate:	5.1170%		Underwritten NOI:	$2,436,591
Payment Date:	11th of each month		Underwritten NCF:	$2,381,660
First Payment Date:	June 11, 2012		Appraised Value:	$40,900,000
Maturity Date:	May 11, 2017		Appraisal Date:	March 1, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(32), O(4)		TTM NOI:	$2,055,761 (T-12 February 29, 2012)
Lockbox / Cash Management(1):	Soft / Springing		2011 NOI:	$2,011,785 (December 31, 2011)
			2010 NOI:	$1,735,702 (December 31, 2010)
Reserves			2009 NOI:	$2,190,278 (December 31, 2009)
	Initial	Monthly
Taxes:	$270,833	$54,167	Historical Occupancy
Insurance:	$40,600	$3,383	Current Occupancy:	98.6% (April 24, 2012)
Replacement:	$0	$1,988	2011 Occupancy:	91.8% (December 31, 2011)
TI/LC(2):	$500,000	Springing	2010 Occupancy:	95.3% (December 31, 2010)
Required Repairs:	$33,750	NAP
(1)   A hard lockbox and cash management is triggered upon an (i) event of default or (ii) after the end of two consecutive calendar quarters if the debt service coverage ratio is less than 1.15x, and end at such time that (a) in the case of (i) above, the event of default is cured or (b) in the case of (ii) above, the debt service coverage ratio is equal to or greater than 1.25x for four consecutive calendar quarters.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$218
Balloon Balance / Sq. Ft.:		$201
(2)   Any time the balance of the TI/LC reserve account falls below $250,000, the borrower will be required to make monthly deposits in the amount of $2,590, until such time the balance of the replacement reserve escrow account is equal to $250,000.

Cut-off Date LTV:		63.6%
Balloon LTV:		58.7%
Underwritten NOI DSCR:		1.44x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.2%

TRANSACTION HIGHLIGHTS

▪	Central Manhattan Location. The property is located in the Garment District within the Penn Plaza/Garment submarket of Midtown Manhattan approximately three blocks from Penn Station.

▪
Significant Investment into Property. The sponsors acquired the property in January 2004 with 51.1% physical occupancy and subsequently invested more than $8.0 million (approximately $67 PSF) to renovate, reposition, and re-tenant the property. The property reached 95.8% occupancy within 18 months of ownership, and has maintained average occupancy of greater than 90.0% thereafter.

▪
Strong Leasing Activity. In the past 12 months, 12 new and two existing tenants have signed leases or renewals for space totaling 19,174 sq. ft. (16.0% of NRA). Over the same time period, the property has maintained average occupancy of at least 90.0%, demonstrating strong demand and the sponsors’ ability to re-tenant space upon lease roll.

▪
Experienced Sponsorship. The sponsors, Faraj Srour and Elliot Stavrach, have more than 50 years of combined experience owning and managing commercial real estate in the New York City metro area. They collectively own 24 properties and own/manage (through affiliated companies) more than one million square feet of commercial space in the New York City metro area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3001 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary Silver City Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,796,546 67.0% 1.43x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	William O. Passo; PASSCO Companies, LLC		Collateral:	Fee Simple
Borrower:	Passco Silver City Owner, LLC		Location:	Las Vegas, NV
Original Balance:	$25,825,000		Year Built / Renovated:	2004 / NAP
Cut-off Date Balance:	$25,796,546		Total Sq. Ft.:	41,583
% by Initial UPB:	2.8%		Property Management:	Passco Management Services, LP
Interest Rate:	5.4650%		Underwritten NOI:	$2,541,536
Payment Date:	9th of each month		Underwritten NCF:	$2,504,112
First Payment Date:	May 9, 2012		Appraised Value:	$38,500,000
Maturity Date:	April 11, 2022		Appraisal Date:	March 20, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		TTM NOI:	$2,574,355 (T-12 February 29, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2011 NOI:	$2,537,691 (December 31, 2011)
			2010 NOI:	$2,664,768 (December 31, 2010)
Reserves			2009 NOI:	$2,421,862 (December 31, 2009)
	Initial	Monthly
Taxes:	$17,200	$8,600	Historical Occupancy
Insurance:	$5,377	$448	Current Occupancy:	100.0% (March 28, 2012)
Replacement:	$0	$520	2011 Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0	$2,599	2010 Occupancy:	100.0% (December 31, 2010)
Required Repairs:	$0	NAP	2009 Occupancy:	100.0% (December 31, 2009)
Other(2):	$0	Springing
(1)   Cash management is triggered if (i) an event of default occurs, (ii) a Ross Event (as described in footnote (2) occurs, or (iii) the borrower fails to maintain a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters, and will end if (a) in the case of (i) above, the event of default is cured, (b) in the case of (ii) above, as detailed in footnote (2) below and (c) in the case of (iii) above, the debt service coverage ratio is equal to or greater than 1.15x for at least two consecutive calendar quarters.
(2)   If Ross fails to notify borrower of its intention to renew its lease by January 31, 2014, the date that is twelve months prior to the Ross lease expiration date (a “Ross Event”), a cash flow sweep will be in effect and all excess cash flow will be retained in a reserve account controlled by Lender (the “Ross Reserve”). The cash flow sweep will be terminated and funds collected will be returned to borrower if Ross exercises its renewal option or the Ross space is re-leased at terms reasonably acceptable to Lender (in which case, funds in the Ross Reserve will be available to Borrower for reimbursement of approved tenant improvements and leasing commissions incurred in connection with re-leasing the Ross space).

Financial Information
Cut-off Date Balance / Sq. Ft.:		$620
Balloon Balance / Sq. Ft.:		$518
Cut-off Date LTV:		67.0%
Balloon LTV:		56.0%
Underwritten NOI DSCR:		1.45x
Underwritten NCF DSCR:		1.43x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.7%

TRANSACTION HIGHLIGHTS

▪
Located on the Las Vegas Strip.  The property is situated directly on the Las Vegas strip at the northeast corner of Las Vegas Boulevard and Convention Center Drive, approximately one block north of the Wynn and Encore Hotel Casinos.  According to the appraisal, during peak hours, pedestrian traffic along the Las Vegas strip exceeds 100,000 people per day, while averages trend from 40,000 to 50,000 per day.

▪
Shadow Anchored by Walgreens. The property is shadow-anchored by a Walgreens (not part of collateral), which reported year-end 2011 sales of $9.1 million, or $567 psf.  Walgreens is rated A3 and A by Moody’s and S&P, respectively.

▪
Strong Tenant Sales.  Denny’s, Inc. (11.5% of NRA and 19.3% of U/W base rent) had 2011 sales of $821 PSF and an associated occupancy cost of 14.9%.  7-Eleven (5.3% of NRA and 9.6% of U/W base rent) had 2011 sales of $727 PSF and an associated occupancy cost of 18.0%.

▪
Strong National Tenancy.  77.0% of NRA is leased to investment grade tenants and over 93.0% of the NRA is leased to national tenants (including Ross Store, Inc., Denny’s, Inc. and 7-Eleven) which have been in occupancy for over seven years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

43355 Cliffside Court Novi, MI 48375	Collateral Asset Summary River Oaks West Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,600,000 65.2% 1.75x 11.8%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Multifamily
Sponsor:	Enriko Sasson			Collateral:	Fee Simple
Borrower:	River Oaks West Limited			Location:	Novi, MI
	Partnership			Year Built / Renovated:	1991 / 2006-2011
Original Balance:	$24,600,000			Total Units:	420
Cut-off Date Balance:	$24,600,000			Property Management:	R.O. Management, Inc.
% by Initial UPB:	2.6%			Underwritten NOI(3):	$2,912,673
Interest Rate:	5.0505%			Underwritten NCF:	$2,797,110
Payment Date:	11th of each month			Appraised Value:	$37,750,000
First Payment Date:	June 11, 2012			Appraisal Date:	February 27, 2012
Maturity Date:	May 11, 2022
Amortization:	360 months			Historical NOI(3)
Additional Debt(1):	None			TTM NOI:	$2,880,563 (T-12 January 31, 2012)
Call Protection:	L(24), D(89), O(7)			2010 NOI:	$2,295,302 (December 31, 2010)
Lockbox / Cash Management(2):	Soft / Springing			2009 NOI:	$2,871,061 (December 31, 2009)

Reserves				Historical Occupancy(3)(4)
	Initial		Monthly	Current Occupancy:	85.6% (January 31, 2012)
Taxes:	$411,000		$59,167	2011 Occupancy:	85.4% (December 31, 2011)
Insurance:	$96,493		$10,721	2010 Occupancy:	78.9% (December 31, 2010)
Replacement:	$0		$9,630	2009 Occupancy:	72.1% (December 31, 2009)
Required Repairs:	$0		NAP
(1)   There is no mezzanine or secured subordinate indebtedness. The borrower has incurred unsecured indebtedness, which is not secured by the property and is subject to a standstill and subordination agreement as further described under “Description of the Mortgage Loans—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in the free writing prospectus.
(2)   Cash management will be triggered upon a (i) monetary or material non-monetary event of default, or (ii) if the debt service coverage ratio is less than 1.10x after the end of two consecutive calendar quarters and end upon such time that (a) in the case of (i) above, the event of default is cured or (b) in the case of (ii) above, the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.
(3)   An affiliate of the Borrower, Apartment Network LLC, has leased an average of 88 units since 2009 to operate a short-term furnished apartment rental business. Occupancy rates for the units leased to Apartment Network LLC were 57.6%, 62.2%, 58.6% and 59.2% for 2009, 2010, 2011 and the trailing 12 month period ending January 31, 2012, respectively. Historical and Underwritten NOI only includes rent from these units when occupied. Excluding these units, the property occupancy rates were 76.2%, 83.4%, 92.1% and 92.1% for 2009, 2010, 2011 and the trailing 12 month period ending January 31, 2012.
(4)   Historical occupancies reflect trailing 12 month period averages as of the date stated.

Financial Information
Cut-off Date Balance / Unit:		$58,571
Balloon Balance / Unit:		$48,234
Cut-off Date LTV:		65.2%
Balloon LTV:		53.7%
Underwritten NOI DSCR:		1.83x
Underwritten NCF DSCR:		1.75x
Underwritten NOI Debt Yield:		11.8%
Underwritten NCF Debt Yield:		11.4%

TRANSACTION HIGHLIGHTS

▪
Class A Property.  The property is a Class A garden style, gated apartment community constructed in 1991.  The property has received upgrades in excess of $7.0 million ($16,667 per unit) since 2005 including, among other things, unit renovations, roof repairs, fitness center, pool and spa renovations and landscaping. Amenities include lighted tennis courts, an outdoor swimming pool, a renovated clubhouse, an indoor swimming pool and sauna, racquetball court, billiards room and business center.  The majority of units have attached garages.

▪
Experienced Sponsorship.  The sponsor developed the property in 1991 and has owned and managed it since.  Since the 1980s, the Sponsor has developed approximately 1,004 apartment units and 569,000 sq. ft. of Class A office buildings.

▪
Strong Location.  The property is situated in the affluent, suburban city of Novi, Michigan.  The city of Novi is located approximately 25 miles northwest of the Detroit CBD.  According to the appraisal, the estimated 2011 average household income within a 1-mile radius and 3-mile radius of the property was $105,877 and $110,142, respectively.   The vacancy rate for Class A apartments in the Novi/Livonia submarket ended 2011 at 6.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 22	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,176,366 69.9% 1.66x 12.6%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of 10 properties
Loan Purpose:	Refinance			Property Type:	Self Storage
Sponsor(1):	SAC Holding Corporation; Blackwater			Collateral:	Fee Simple
	Investments, Inc.			Location:	Various
Borrower:	Twenty-Two SAC Self-Storage			Year Built / Renovated:	1956-2004 / Various
	Corporation			Total Units:	3,708
Original Balance:	$24,200,000			Total Sq. Ft.:	291,075
Cut-off Date Balance:	$24,176,366			Property Management:	Subsidiaries of U-Haul International, Inc.
% by Initial UPB:	2.6%			Underwritten NOI:	$3,040,383
Interest Rate(2):	6.1000%			Underwritten NCF:	$2,929,996
Payment Date:	6th of each month			Appraised Value:	$34,575,000
First Payment Date:	May 6, 2012			Appraisal Date:	November 2011
Anticipated Repayment Date(2):	April 6, 2022
Maturity Date:	April 6, 2032			Historical NOI
Amortization:	360 months			TTM NOI:	$3,341,927 (T-12 January 31, 2012)
Additional Debt:	None			2010 NOI:	$3,121,615 (December 31, 2010)
Call Protection:	L(25), D(92), O(3)			2009 NOI:	$3,005,629 (December 31, 2009)
Lockbox / Cash Management:	Soft / In Place			2008 NOI:	$3,027,399 (December 31, 2008)

Reserves(3)				Historical Occupancy
	Initial		Monthly	Current Occupancy:	85.3% (January 31, 2012)
Taxes:	$308,551		Springing	2010 Occupancy:	82.9% (December 31, 2010)
Insurance:	$0		Springing	2009 Occupancy:	80.9% (December 31, 2009)
Replacement:	$230,000		Springing	2008 Occupancy:	85.0% (December 31, 2008)
Required Repairs:	$234,995		NAP
(1)   The sponsor is an affiliate of the sponsor under the mortgage identified on Annex A-1 to the free writing prospectus as U-Haul Portfolio SAC 23, which has a cut-off date principal balance of $26,563,777.
(2)   If the loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 6.1000% plus 3.00% and (ii) the then 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.1000%.
(3)   Monthly deposits of 1/12 of the estimated annual tax and insurance premiums shall be deposited into the tax and insurance reserve accounts upon (i) an event of default; (ii) with respect to insurance, either (a) a blanket insurance policy is not in place, or (b) an amount sufficient to pay 6 months of insurance premiums is not on deposit in the tax and insurance reserve account; (iii) with respect to taxes, an amount sufficient to pay 6 months of taxes is not on deposit in the tax and insurance reserve account, or (iv) if lender does not receive satisfactory evidence that all tax and insurance bills have been paid by the borrower when due. In addition, if the replacement reserve falls below the $230,000 cap, the borrower is required to make monthly deposits of $9,069 into the replacement reserve.

Financial Information
Cut-off Date Balance / Unit:		$6,520
Balloon Balance / Unit:		$5,551
Cut-off Date LTV:		69.9%
Balloon LTV:		59.5%
Underwritten NOI DSCR:		1.73x
Underwritten NCF DSCR:		1.66x
Underwritten NOI Debt Yield:		12.6%
Underwritten NCF Debt Yield:		12.1%

TRANSACTION HIGHLIGHTS

▪
Diversity. The portfolio is secured by a fee simple interest in 10 self storage properties located across nine states, together consisting of approximately 291,075 square feet throughout 3,708 units. The property sizes range from 16,464 square feet to 44,230 square feet and 190 units to 619 units. As of January 31, 2012, the portfolio was 85.3% occupied.

▪
Stable Operations. Since 2008, the portfolio’s net operating income has ranged from approximately $3.0 million to approximately $3.3 million with overall average occupancy ranging from 80.9% to 87.0%, during the same period.

▪
Experienced Sponsorship. SAC Holding Corporation (“SAC”) owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and act as independent U-Haul rental equipment dealers.  SAC was formed in 1993 as a vehicle to further U-Haul International’s presence in the self storage industry. Based out of Phoenix, Arizona, U-Haul International, Inc. was founded in 1945 and as of March 31, 2011, U-Haul International consisted of approximately 101,000 trucks, 82,000 trailers and 33,000 towing devices. In addition U-Haul International Inc. owns and manages 1,115 facilities throughout North America covering 36.7 million square feet of storage space.

▪
Lawsuit. A shareholder derivative lawsuit involving Paul F. Shoen vs. SAC Holding Corporation is currently pending (the “Pending Action”). The loan documents feature representation from the borrower and guarantors that the Pending Action will not have a material adverse effect, and there is a non-recourse carveout for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title resulting from the Pending Action. See “Risk Factors – Risk Related to the Mortgage Loans – Risk Related to Litigation and Condemnation” in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3400 West Cahuenga Boulevard Los Angeles, CA 90068	Collateral Asset Summary Cahuenga Mixed Use	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,425,633 59.9% 1.54x 11.3%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Office / Retail / Multifamily
Sponsor:	Kennington, Ltd., Inc.; Jerome Janger			Collateral:	Fee Simple
Borrower:	Cahuenga Investors, LLC			Location:	Los Angeles, CA
Original Balance:	$23,500,000			Year Built / Renovated:	1965, 2008 / 2007, NAP
Cut-off Date Balance:	$23,425,633			Total Sq. Ft.:	142,349
% by Initial UPB:	2.5%			Property Management:	Sky Properties, Inc.
Interest Rate:	5.7225%			Underwritten NOI:	$2,644,884
Payment Date:	11th of each month			Underwritten NCF:	$2,533,854
First Payment Date:	March 11, 2012			Appraised Value:	$39,100,000
Maturity Date:	February 11, 2022			Appraisal Date:	November 29, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(37), D(78), O(5)			TTM NOI:	$2,519,202 (T-12 November 30, 2011)
Lockbox / Cash Management(1):	Soft / Springing			2010 NOI:	$2,328,115 (December 31, 2010)
				2009 NOI:	$2,226,803 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy(3)
Taxes:	$135,000		$27,000	Current Occupancy:	98.5% (April 30, 2012)
Insurance:	$16,466		$7,933	TTM Occupancy:	96.9% (T-12 November 30, 2011)
Replacement:	$0		$3,281	2010 Occupancy:	97.6% (December 31, 2010)
TI/LC(2):	$0		$5,971	2009 Occupancy:	92.3% (December 31, 2009)

(1)   Cash management will be triggered (A) upon the occurrence and continuation of (i) an event of default, or (ii) an “Added Value Trigger Event” or an a “L.A. Fitness Trigger Event” (as defined in the loan documents) or (B) if the debt service coverage ratio is less than 1.10x at the end of two consecutive calendar quarters until the debt service coverage ratio is equal to or greater than 1.25x for four consecutive calendar quarters.
(2)  The loan documents require a monthly TI/LC Reserve of $5,971 ($0.78 psf per annum), subject to a cap of $500,000; provided that the cap is not applicable to any cash sweep to the TI/LC reserve resulting from the Added Value Trigger Event or L.A. Fitness Trigger Event.
(3)   Historical occupancy is based on the average occupancy over the trailing 12 month period. 2009 historical occupancy only includes four months of data for the multifamily component.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$165
Balloon Balance / Sq. Ft.:		$139
Cut-off Date LTV:		59.9%
Balloon LTV:		50.5%
Underwritten NOI DSCR:		1.61x
Underwritten NCF DSCR:		1.54x
Underwritten NOI Debt Yield:		11.3%
Underwritten NCF Debt Yield:		10.8%

TRANSACTION HIGHLIGHTS

▪	Mixed Use Property. The property has a diversified tenant mix including one retail tenant, four office tenants, and 47 multifamily units.
▪
Strong Historical Occupancy. As of April 30, 2012, the commercial and multifamily components of the property were 98.5% occupied. Additionally, the multifamily component has benefited from strong historical occupancy, averaging 94.6% from September 2009 through November 2011 and 95.7% for the trailing 12 months ending November 30, 2011.

▪
Desirable Infill Market.  The property is located in Universal City, Los Angeles, adjacent to Universal Studios.  Within a five mile radius of the property, estimated 2011 population is approximately 689,000 with an estimated average household income of $75,483.  Within a one mile radius of the property, 2011 estimated average household increases to approximately $147,000.

▪	Recently Built / Recently Renovated Property. The commercial component underwent substantial renovations completed in 2007 and the apartment component was constructed by the sponsor in 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

801 Northeast 3rd Street Dania Beach, FL 33004	Collateral Asset Summary Harbour Towne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 49.6% 1.28x 12.2%

Mortgage Loan Information	Property Information
Loan Seller:	CCRE	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type:	Marina / Office / Warehouse
Sponsor:	Michael Sachs;	Collateral:	Fee Simple / Leasehold
Westrec Financial, Inc.	Location:	Dania Beach, FL
Borrower:	Harbour Towne Marina, LLC	Year Built / Renovated:	1972 / 2009
Original Balance:	$23,000,000	Total Sq. Ft.(2):	210,788
Cut-off Date Balance:	$23,000,000	Property Management:	WMMI 2, LLC
% by Initial UPB:	2.5%	Underwritten NOI:	$2,812,184
Interest Rate:	5.5305%	Underwritten NCF:	$2,589,214
Payment Date:	11th of each month	Appraised Value:	$46,400,000
First Payment Date:	June 11, 2012	Appraisal Date:	April 12, 2012
Maturity Date:	May 11, 2022
Amortization:	216 months	Historical NOI
Additional Debt:	None	TTM NOI:	$3,096,602 (T-12 February 28, 2012)
Call Protection:	L(24), D(93), O(3)	2011 NOI:	$3,057,345 (December 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing	2010 NOI:	$2,793,785 (December 31, 2010)
2009 NOI:	$2,916,497 (December 31, 2009)
Reserves	2008 NOI:	$3,504,897 (December 31, 2008)
Initial	Monthly
Taxes:	$369,000	$61,500	Historical Occupancy(3)
Insurance:	$0	Springing	Current Occupancy(3):	92.7% (March 31, 2012)
Replacement:	$0	$18,581	2011 Occupancy:	91.3% (December 31, 2011)
Required Repairs:	$887,500	NAP	2010 Occupancy:	87.1% (December 31, 2010)
2009 Occupancy:	89.6% (December 31, 2009)
Financial Information	2008 Occupancy:	89.8% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.(2):	$109
(1)   A hard lockbox and cash management will be triggered upon an (i) event of default, (ii) bankruptcy of the borrower, guarantor or property manager, or (iii) if the DSCR is less than 1.15x after the end of two consecutive calendar quarters and will end (a) with respect to (i) above, when the event of default is cured, (b) with respect to (ii) above (only with respect to a bankruptcy of the property manager), if the Borrower replaces the property manager with an acceptable manager under an acceptable management agreement or (c) with respect to (iii) above, when the DSCR is greater than or equal to 1.25x for four consecutive calendar quarters.

Balloon Balance / Sq. Ft.(2):	$63
Cut-off Date LTV:	49.6%
Balloon LTV:	28.5%
Underwritten NOI DSCR:	1.39x
Underwritten NCF DSCR:	1.28x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	11.3%
(2) Total Sq. Ft. includes office space and 530 enclosed dry storage slips. Total Sq. Ft. excludes an additional 80 outdoor dry storage slips and 154 wet slips.

(3)   Historical and Current Occupancy are based on boat storage only (both indoor and outdoor) and exclude office space. Current office occupancy is 92.7%. Historical and Current Occupancy are based on the trailing 12 month period as of the date stated.

TRANSACTION HIGHLIGHTS
▪	Stable Operating History. Over the past 10 years, the property’s NOI has ranged between approximately $2.8 million and $3.5 million with an average of more than $3.1 million. Average boat storage occupancies over the last 10 and 15 years were 90.9% and 89.8%, respectively.

▪	Experienced Sponsor. Westrec Marinas was founded in 1987, and is one of the largest marina operators in the country, currently owning/managing 29 fresh and salt water locations in seven states totaling over 12,180 wet and dry storage spaces. Westrec has owned the property since 1988.

▪	Well Located Asset. The property is a mixed use, full-service marina, offering wet slips (accommodating boats up to 150’), dry boat storage (including 530 indoor spaces) and a full amenity package including retail, brokerage, and repair services. The property is located approximately two miles from the Port Everglades Inlet along the Dania Cut-Off Canal, which provides uninterrupted deep water and bridge free access to the Atlantic Ocean.

▪	Diverse Income Stream. The property benefits from a diverse income stream with 39.7% of U/W EGI from warehouse/dry boat storage, 29.5% of U/W EGI from wet slips, 19.0% of U/W EGI from office income and 11.8% from other income items such as, among other things, gasoline/fuel sales and retail store sales.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1601 Atlantic Avenue and 5400 Coastal Highway Ocean City, MD 21842	Collateral Asset Summary Ocean City Quality Inn Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 68.8% 1.78x 14.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:	Refinance		Property Type:	Hospitality
Sponsor:	Hale Harrison; John H. Harrison		Collateral:	Fee Simple
Borrower:	Harrison QI 17 Funding LLC; Harrison		Location:	Ocean City, MD
	QI 54 Funding LLC		Year Built / Renovated:	1965-1983 / 2009-2010
Original Balance:	$22,000,000		Total Rooms:	309
Cut-off Date Balance:	$22,000,000		Property Management:	HI QI 17 Management Enterprises,
% by Initial UPB:	2.4%			Inc.; HI QI 54 Management
Interest Rate:	5.1630%			Enterprises, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$3,171,627
First Payment Date:	June 6, 2012		Underwritten NCF:	$2,787,486
Maturity Date:	May 6, 2022		“As-is” Appraised Value:	$32,000,000
Amortization:	300 months		“As-is” Appraisal Date:	April 1, 2012
Additional Debt:	None		“As Stabilized” Appraised Value(3):	$33,500,000
Call Protection:	L(24), D(92), O(4)		“As Stabilized” Appraisal Date:	April 1, 2014
Lockbox / Cash Management:	Hard / Springing
			Historical NOI
Reserves			TTM NOI:	$3,242,740 (T-12 February 29, 2012)
	Initial	Monthly	2011 NOI:	$3,204,519 (December 31, 2011)
Taxes:	$340,758	$34,076	2010 NOI:	$2,823,773 (December 31, 2010)
Insurance(1):	$0	Springing	2009 NOI:	$2,916,588 (December 31, 2009)
Replacement:	$0	4% of Gross Revenues from
	the prior month		Historical Occupancy
Required Repairs:	$58,125	NAP	Current Occupancy:	57.6% (February 29, 2012)
Seasonality(2):	$300,000	Excess Cash Flow	2011 Occupancy:	57.6% (December 31, 2011)
PIP:	$212,500	$0	2010 Occupancy:	55.5% (December 31, 2010)
			2009 Occupancy:	53.1% (December 31, 2009)
Financial Information			(1) Borrower will be required to deposit 1/12th of the estimated annual insurance premium into the insurance reserve if a blanket insurance policy is not in place.
Cut-off Date Balance / Room:	$71,197
Balloon Balance / Room:	$53,550
(2)   Excess cash flow is required to be deposited into the Seasonality Reserve, not exceeding $250,000 per month and subject to a reserve cap of $1,176,370 inclusive of the initial Seasonality Reserve amount. If by August of each year, the amount on deposit in the Seasonality Reserve is less than $1,176,370, the $250,000 monthly cap shall not apply.

Cut-off Date LTV(3):	68.8%
Balloon LTV:	51.7%
Underwritten NOI DSCR:	2.02x
Underwritten NCF DSCR:	1.78x
(3)   The “As Stabilized” Cut-off Date LTV is 65.7% based on achieving a stabilized occupancy, ADR and RevPAR of 58.0%, $161.64 and $93.75, respectively, for the Quality Inn Boardwalk property and 57.0%, $149.65 and $85.30, respectively, for the Quality Inn Oceanfront property.

Underwritten NOI Debt Yield:	14.4%
Underwritten NCF Debt Yield:	12.7%

TRANSACTION HIGHLIGHTS
▪
The Portfolio. The loan is secured by two hospitality properties in Ocean City, Maryland. The Quality Inn Boardwalk is a 179-room limited service hotel featuring 155 direct oceanfront rooms and 24 side-view rooms. Amenities at the hotel include dining at the Oceanview Grill Restaurant, an executive business center, fitness center, game room, indoor and outdoor pools, and 164 on-site parking spaces. The Quality Inn Oceanfront is a 130-room full service hotel featuring 84 direct oceanfront rooms and 46 poolside rooms. Amenities at the hotel include dining at the Atrium Café and Bar, business center, a fitness center, game room, indoor and outdoor pools, a tennis court, shuffle board court, a picnic area with grills and 136 on-site parking spaces.

▪
Experienced Sponsorship. John H. Harrison and Hale Harrison jointly own hospitality assets, commercial real estate and businesses that are collectively doing business as The Harrison Group. The Harrison Group is an Ocean City, Maryland based hotel developer, owner and manager with more than four decades of experience in hospitality. The Harrison Group currently owns approximately 10 hotels in the Ocean City market and is one of the largest employers in the Worcester County. The sponsors have owned the two properties since 1973 and 1986 and have invested approximately $4.7 million ($15,431/room) in Franchise PIP and physical improvements in the past five years.

▪
Performance. As of February 29, 2012 the overall portfolio occupancy is 57.6%, ADR is $138.80 and RevPAR is $79.95. For the same time period, the individual property occupancy, ADR and RevPAR is 57.8%, $132.24 and $76.37, respectively, for Quality Inn Oceanfront and 57.5%, $143.59 and $82.54, respectively, for Quality Inn Boardwalk.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3657 Stone Creek Boulevard Colerain Township, OH 45251	Collateral Asset Summary Stone Creek Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,800,000 53.3% 1.99x 13.8%

Mortgage Loan Information			Property Information
Loan Seller:		CCRE	Single Asset / Portfolio:	Single Asset
Loan Purpose:		Acquisition	Property Type:	Anchored Retail
Sponsor(1):		Inland Real Estate Corporation	Collateral:	Fee Simple
Borrower:		Inland Stone Creek, L.L.C.	Location:	Colerain Township, OH
Original Balance:		$19,800,000	Year Built / Renovated:	2007-2010 / NAP
Cut-off Date Balance:		$19,800,000	Total Sq. Ft.:	142,824
% by Initial UPB:		2.1%	Property Management:	Inland TRS Property Management,
Interest Rate:		5.0435%		Inc.
Payment Date:		11th of each month	Underwritten NOI:	$2,724,698
First Payment Date:		April 11, 2012	Underwritten NCF:	$2,553,305
Maturity Date:		March 11, 2022	Appraised Value:	$37,160,000
Amortization:		Interest Only for first 60 months; 360	Appraisal Date:	August 11, 2011
months thereafter
Additional Debt:		None	Historical NOI(5)
Call Protection:		L(26), YM1(90), O(4)	2011 NOI:	$2,757,414 (December 31, 2011)
Lockbox / Cash Management(2):		Springing Hard / Springing	2010 NOI:	$2,583,534 (December 31, 2010)
			2009 NOI:	NAV
Reserves
	Initial	Monthly	Historical Occupancy(5)
Taxes(3):	$0	Springing	Current Occupancy:	98.4% (February 22, 2012)
Insurance(3):	$0	Springing	2011 Occupancy:	NAV
Replacement(3):	$0	Springing	2010 Occupancy:	NAV
Other(4):	$0	Springing	(1)
The Stone Creek Towne Center sponsor is the sponsor under the mortgaged property identified on Annex A-1 to the free writing prospectus as Westgate Shopping Center, which has a cut-off date principal balance of $40,372,750.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$139	(2)
A hard lockbox and cash management will be triggered upon an (i) event of default, (ii) Bed Bath & Beyond or Best Buy becoming the subject of a bankruptcy action, or (iii) after the end of one calendar quarter the DSCR is less than 1.20x and will end if (a) in the case of (i) above, the event of default is cured, (b) in the case of (ii) above, the Bed Bath & Beyond or Best Buy lease, as applicable, has been affirmed, assumed or assigned satisfactory to lender or there is a replacement lease acceptable to lender, or (c) in the case of (iii) above, the DSCR is equal to or greater than 1.30x for two consecutive calendar quarters.

Balloon Balance / Sq. Ft.:		$128
Cut-off Date LTV:		53.3%
Balloon LTV:		49.2%
Underwritten NOI DSCR:		2.13x
Underwritten NCF DSCR:		1.99x
Underwritten NOI Debt Yield:		13.8%
Underwritten NCF Debt Yield:		12.9%
			(3)
Waived so long as there are no events of default.  Any loss resulting from the failure of borrower to pay taxes is a recourse event to INP Retail L.P.  The full amount of insurance premiums and taxes are guaranteed by INP Retail L.P.

			(4)
Other Reserves include (i) a monthly Best Buy TI/LC reserve of $37,500 commencing July 11, 2017 (18 months prior to lease expiration) and (ii) a monthly Bed Bath & Beyond TI/LC reserve of $31,250 commencing July 11, 2016 and July 11, 2021 (18 months prior to lease and renewal expiration dates), until the earlier of (a) either $15.00 per sq. ft. for the respective tenant is deposited in the reserve account or (b) the lease(s) in question is renewed or replaced with a tenant(s) acceptable to lender.

			(5)	Not provided by the seller of the property during the acquisition.

TRANSACTION HIGHLIGHTS

▪    New Acquisition.  The borrower acquired the property for a total cost of approximately $36.0 million, contributing $16.5 million of cash equity to the acquisition.

▪    Institutional Sponsorship. Inland Real Estate Corporation currently owns and manages 146 properties containing 14 million sq. ft. of space nationwide.

▪    National Tenancy.  The property is anchored by Best Buy, Bed Bath & Beyond, and Old Navy, and shadow-anchored by JCPenney, Meijer, Toys R Us, and La-Z-Boy.  Other national retailers include Justice, Lane Bryant, Rue 21, Starbucks, Logan’s Roadhouse, Five Guys Burgers, and Men’s Wearhouse.  Approximately 89.0% of current leases extend beyond 2014 and 61.0% extend beyond 2017.

▪    Strong Location.  The property has good visibility and a premier location at the intersection of Colerain Avenue and Interstate 275, within a high density retail corridor.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1301 Wyandotte Street Kansas City, MO 64105	Collateral Asset Summary Crowne Plaza Kansas City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,954,546 44.1% 1.86x 17.0%

Mortgage Loan Information			Property Information
Loan Seller:		CCRE	Single Asset / Portfolio:	Single Asset
Loan Purpose:		Refinance	Property Type:	Hospitality
Sponsor:		Hotel Group Opportunity Fund III, LLC;	Collateral:	Fee Simple
Edmond A. Lee			Location:	Kansas City, MO
Borrower:		Jordan Hotel Investments, LLC	Year Built / Renovated:	1968 / 2008-2009
Original Balance:		$16,000,000	Total Rooms:	385
Cut-off Date Balance:		$15,954,546	Property Management:	THG Management NV, LLC
% by Initial UPB:		1.7%	Underwritten NOI:	$2,710,529
Interest Rate:		5.7595%	Underwritten NCF:	$2,244,252
Payment Date:		11th of each month	Appraised Value:	$36,200,000
First Payment Date:		April 11, 2012	Appraisal Date:	February 1, 2012
Maturity Date:		March 11, 2022
Amortization:		300 months	Historical NOI
Additional Debt:		None	TTM NOI:	$2,855,446 (T-12 January 31, 2012)
Call Protection:		L(37), D(80), O(3)	2011 NOI:	$2,659,190 (December 31, 2011)
Lockbox / Cash Management(1):		Hard / Springing	2010 NOI:	$1,730,221 (December 31, 2010)
			2009 NOI:	$673,407 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$112,000	$28,000	Current Occupancy:	57.3% (January 31, 2012)
Insurance:	$70,362	$8,795	2011 Occupancy:	57.3% (December 31, 2011)
Replacement:	$175,105	1/12 of 4.2% of prior year Gross Revenues	2010 Occupancy:	47.4% (December 31, 2010)
			2009 Occupancy:	37.7% (December 31, 2009)
TIF Reserve(2):	$200,000	$0	(1)
Cash management will be triggered upon (i) an event of default, (ii) bankruptcy of the borrower, principal, guarantor or property manager, (iii) if the DSCR is less than 1.25x after the end of two consecutive calendar quarters or (iv) upon a Franchise Agreement Trigger Event (as defined in the loan documents) and will end (a) with respect to (i) above, when the event of default is cured, (b) with respect to (ii) above (only with respect to a bankruptcy of the property manager), if the Borrower replaces the manager with an acceptable manager under an acceptable management agreement or (c) with respect to (iii) above, when the DSCR is greater than or equal to 1.30x for after the end of four consecutive calendar quarters.

Seasonality Reserve(3):	$210,900	Springing

Financial Information
Cut-off Date Balance / Room:		$41,440
Balloon Balance / Room:		$31,922
Cut-off Date LTV:		44.1%
Balloon LTV:		33.9%
Underwritten NOI DSCR:		2.24x
Underwritten NCF DSCR:		1.86x	(2)
The TIF Reserve relates to a loan obligation (the “TIF Loan”) of one of the loan sponsors, Hotel Group Opportunity Fund III, LLC (“Fund III”), created in connection with the satisfaction of public financing, which was provided via a tax increment financing arrangement.  The TIF Loan is not secured by the property or the pledge of any direct or indirect interests in the borrower.  The borrower has no obligations or liabilities with respect to the TIF Loan.  The reserve was required to cover payment shortfalls with respect to the TIF Loan in the event that Fund III fails to meet its obligations under the TIF Loan.

Underwritten NOI Debt Yield:		17.0%
Underwritten NCF Debt Yield:		14.1%

			(3)
Seasonality reserve is capped at $210,900 except in the event of a default.  At any time that the seasonality reserve account balance is below $210,900, the Borrower is required to deposit $26,363 on a monthly basis.

TRANSACTION HIGHLIGHTS

▪    Recent Capital Improvements. The borrower acquired the property, previously a Radisson hotel, in September of 2007 for approximately $13.0 million ($33,766 per room).  After purchasing the property, the borrower completed a property improvement plan to convert the hotel to a Crowne Plaza for a total cost of $12.2 million ($31,688 per room), increasing the borrower’s total cost basis to approximately $25.2 million ($65,455 per room).  Major capital projects included a guestroom soft good and case good refurbishment, the addition of a Starbucks Coffee shop, refurbishments of the public areas, lobby and food and beverage areas, a new concierge lounge, and branding Crowne Plaza signage.

▪    Property Location. The property is well located within the Kansas City CBD and adjacent to the Kansas City Convention Center.

▪    Strong Post-Renovation Performance.  Since current ownership completed the aforementioned renovation in 2009, property performance has steadily improved. As of December 2011, year-over-year RevPAR and occupancy increased by 14.7% and 18.2%, respectively. In 2010 and 2011, the property ranked 1st out of 9 local competitors in terms of RevPar growth.

▪    Experienced Sponsor. Since 1984, the sponsor has operated over 110 hotels, with 26 currently under management (approximately 4,000 rooms).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Charlotte, NC Gastonia, NC	Collateral Asset Summary NC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,971,732 74.7% 1.32x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:		CCRE	Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:		Acquisition/Refinance	Property Type:	Industrial
Sponsor:		Neal S. Shalom; Lewis Heafitz;	Collateral:	Fee Simple
Donald A. Levine			Location:	North Carolina
Borrower:		Equity Industrial North Carolina LLC	Year Built / Renovated:	1961, 1989 / 1968, NAP
Original Balance:		$14,000,000	Total Sq. Ft.:	622,350
Cut-off Date Balance:		$13,971,732	Property Management:	Equity Industrial Partners Corp.
% by Initial UPB:		1.5%	Underwritten NOI:	$1,428,135
Interest Rate:		5.5490%	Underwritten NCF:	$1,265,900
Payment Date:		11th of each month	Appraised Value:	$18,700,000
First Payment Date:		April 11, 2012	Appraisal Date:	January 2012
Maturity Date:		March 11, 2022
Amortization:		360 months	Historical NOI
Additional Debt:		None	2011 NOI:	$1,421,129 (December 31, 2011)
Call Protection:		L(49), D(68), O(3)	2010 NOI:	$1,405,038 (December 31, 2010)
Lockbox / Cash Management(1):		Hard / Springing	2009 NOI:	$1,496,467 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Current Occupancy:	100.0% (Various)
Taxes:	$39,750	$13,250	2011 Occupancy:	100.0% (December 31, 2011)
Insurance:	$24,163	$2,416	2010 Occupancy:	100.0% (December 31, 2010)
Replacement(2):	$131,500	$7,779	2009 Occupancy:	100.0% (December 31, 2009)
TI/LC(3):	$200,000	$4,167	(1)
Cash management will be triggered upon an (i) event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager, (iii) if Home Depot fails to extend its lease by January 31, 2021 or there is a termination or expiration of the Home Depot or Affinia leases, or (iv) after the end of two consecutive calendar quarters the debt service coverage ratio is less than 1.15x and end upon such time that (a) in the case of (i) above, the event of default is cured, (b) with respect to (ii) above (only with respect to a bankruptcy of the property manager), the borrower replaces the manager with an acceptable manager under an acceptable management agreement, (c) in the case of (iii) above, if either Home Depot or Affinia has renewed its lease for a term extending at least five years beyond maturity of the loan or (d) in the case of (iv) above, the debt service coverage ratio is equal to or greater than 1.20x for four consecutive calendar quarters.

Required Repairs:	$110,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:		$22
Balloon Balance / Sq. Ft.:		$19
Cut-off Date LTV:		74.7%
Balloon LTV:		62.6%
Underwritten NOI DSCR:		1.49x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		10.2%
Underwritten NCF Debt Yield:		9.1%
			(2)
At closing, $131,500 was reserved to cover the shortfall between ongoing replacement reserves and the estimated costs over the loan term for repairs.  On March 11, 2017, the monthly collection will be reduced to $2,593/month.

			(3)	At closing $200,000 was reserved to fund tenant improvements for Home Depot per Home Depot’s lease amendment/extension. On March 11, 2016, the monthly TI/LC reserve will be increased to $11,111/month.

TRANSACTION HIGHLIGHTS

▪    Strong Tenancy. 501 Black Satchel Drive is 100% occupied by Home Depot (A-/A3/A- by Fitch/Moody’s/S&P), which has occupied the property since 2001 and recently extended its lease through January 2022.  Home Depot utilizes the facility as a distribution warehouse.  2900 Northwest Boulevard is 100% occupied by Wix Filters (“Wix”), which has occupied the property since it was constructed and recently executed a new lease through May 2023.  Wix utilizes the property as one of its 13 plants worldwide employing approximately 1,000 personnel at this location.   Founded in 1939, Wix is a leading innovator in filtration products, including automotive, diesel, agricultural industrial, and specialty filter applications.

▪    Experienced Sponsor. The sponsors currently own more than 13.0 million sq. ft.  of industrial space nationwide.  In addition, the sponsor manages over 17.5 million sq. ft. of properties, more than 2.0 million of which is owned by institutional third party clients.

▪    Strong Location.  Per the appraisal, the Charlotte MSA industrial market has a current occupancy rate of 93.2%.  510 Black Satchel Drive is located in the Northwest submarket, which currently has a 95.5% occupancy rate with average asking rents of $3.64 PSF (NNN), which is approximately 4.0% higher than Home Depot’s U/W base rent of $3.50 PSF (NNN).  2900 Northwest Boulevard is located in the Southwest sub-market, which currently has a 90.3% occupancy rate with average asking rents of $4.15 PSF (NNN).  Wix’s U/W base rent of $1.60 PSF (NNN) is approximately 61% below market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and CastleOak Securities, L.P. (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS Circular 230 Notice: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.   INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE CERTIFICATES

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS SUPPLEMENT) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY NOT BE ISSUED WITH THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS

NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES WHICH SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED HEREIN SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.